UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

VNUE, INC.

(Exact name of registrant as specified in its charter)

Nevada	7829	98-054-3851
(State or jurisdiction of incorporation or organization)	Primary Standard Industrial Classification Code Number	IRS Employer Identification Number

104 W. 29th Street, 11th Floor, New York, NY 10001
Telephone: 857-777-6190
(Address and telephone number of principal executive offices)

Corporate Service Center, Inc.

5605 Riggins Court, Suite 200

Reno, Nevada 89502

Telephone: 866-411-2002
(Name, address and telephone number of agent for service)

with a copy to:

Matheau J. W. Stout, Esq.

400 E. Pratt Street, 8th Floor

Baltimore, Maryland 21202

Telephone: (410) 429-7076  Facsimile:  (888) 907-1740

Approximate date of proposed sale to the public:	as soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of “ large accelerated filer, ” “ accelerated filer, ” and “ smaller reporting company: in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer   ☐        Accelerated filer   ☐       Non-accelerated filer   ☐       Smaller reporting company ☑

CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED	PROPOSED MAXIMUM OFFERING PRICE PER SHARE	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE(1)(2)	AMOUNT OF REGISTRATION FEE (3)(4)
Common Stock	50,000,000	$0.04 per share	$2,000,000	$201.40
TOTAL	50,000,000	$0.04 per share	$2,000,000	$201.40

(1)

Represents the number of shares of common stock of the Registrant that we will initially put (“Put Shares”) to Tarpon Bay Partners, LLC (“Tarpon”), pursuant to an equity purchase agreement (the “Equity Purchase Agreement”) between Tarpon and the Registrant, effective on February 18, 2016.  The Equity Purchase Agreement permits the Registrant to “put” up to $10,000,000 in common stock to Tarpon.  In the event that the provisions of the Equity Purchase Agreement require the Company to issue more shares than are being registered in this registration statement, for reasons other than those stated in Rule 416 of the Securities Act, the Company will file a new registration statement to register those additional shares.

(2)

This offering price has been estimated solely for the purpose of computing the dollar value of the Purchase Shares and the registration fee of the Purchase Shares in accordance with Rule 457(c) of the Securities Act on the basis of the closing price of the common stock of the Company as reported on OTCMarkets on January 8, 2016.

(3)

Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

(4)

A registration fee in the aggregate amount of $201.40 was previously paid by the registrant in connection with the filing of a Registration Statement on Form S-1 (Registration No. 333-209086), first filed on January 22, 2016 and subsequently withdrawn prior to the sale of any securities thereunder. Pursuant to Rule 457(p) under the Securities Act, the Registrant hereby applies $201.40 of the previously paid filing fee against amounts due herewith.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

The information in this prospectus is not complete and may be changed.  The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, Dated February 22, 2016

PROSPECTUS

VNUE, INC.

50,000,000 SHARES
COMMON STOCK

This prospectus relates to the resale of up to 50,000,000 shares of our common stock, par value $0.0001 per share, by Tarpon Bay Partners, LLC (“Tarpon”), which are Put Shares that we will put to Tarpon pursuant to the Purchase Agreement.  Tarpon may also be referred to in this document as the Selling Security Holder.

The Purchase Agreement with Tarpon provides that Tarpon is committed to purchase up to $10 million of our common stock. We may draw on the facility from time to time, as and when we determine appropriate in accordance with the terms and conditions of the Purchase Agreement.

The Put Shares included in this prospectus represent a portion of the shares issuable to Tarpon under the Purchase Agreement.

Tarpon is an “underwriter” within the meaning of the Securities Act in connection with the resale of our common stock under the Purchase Agreement.  No other underwriter or person has been engaged to facilitate the sale of shares of our common stock in this offering.  This offering will terminate 24 months after the registration statement to which this prospectus is made a part is declared effective by the SEC. Tarpon will pay us 90% of the lowest closing price of our common stock for the five trading days immediately following the clearing date associated with the applicable Put Notice.

We will not receive any proceeds from the sale of these shares of common stock offered by Selling Security Holder.  However, we will receive proceeds from the sale of our Put Shares under the Purchase Agreement.  The proceeds will be used for general administrative expenses as well as for accounting and audit fees.

We will bear all costs associated with this registration.

FINRA approved a change of our name from Tierra Grande Resources, Inc. to VNUE, Inc., effective July 20, 2015. Our common stock formerly traded under the symbol “TGRI” and is now quoted on OTCMarkets under the symbol “VNUE.”  The shares of our common stock registered hereunder are being offered for sale by Selling Security Holder at prices established on OTCMarkets during the term of this offering.    These prices will fluctuate based on the demand for our common stock. On January 8, 2016, the closing price of our common stock was $0.04 per share. We are using the closing price of $0.04 per share for illustration purposes, as it is close to the average of the 52 week high and low, which are $0.075 and $0.004 as of February 22, 2016.

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK.  SEE RISK FACTORS IN THIS PROSPECTUS BEGINNING ON PAGE 9 FOR A DISCUSSION OF INFORMATION THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN OUR SECURITIES.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

You should rely only on the information contained in this prospectus.  We have not authorized anyone to provide you with different information from that contained in this prospectus.  Tarpon is offering to sell and seeking offers to buy shares of our common stock only in jurisdictions where offers and sales are permitted.  The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock.  This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy the securities in any circumstances under which the offer or solicitation is unlawful.  Neither the delivery of this prospectus nor any distribution of securities in accordance with this prospectus shall, under any circumstances, imply that there has been no change in our affairs since the date of this prospectus.

We will receive no proceeds from the sale of the shares of common stock sold by Tarpon.  However, we will receive proceeds from the sale of securities pursuant to our exercise of the Put Right.

The Date of This Prospectus Is: February 22, 2016

VNUE, INC.

Summary

The following summary is not complete and does not contain all of the information that may be important to you.  You should read the entire prospectus before making an investment decision to purchase our common shares.  All dollar amounts refer to United States dollars unless otherwise indicated.

Through VNUE, Inc., our wholly owned subsidiary, we now carry on business as a live entertainment music service company which brings bands and fans together by capturing professional quality audio and video recordings of live performances and delivers the experience of a venue to your home and hand.

By streamlining the processes of curation, clearing, capturing, distribution & monetization, VNUE manages and simplifies the complexities of the music ecosystem.

VNUE captures content through its Front of House mobile application and provides world-wide distribution and monetization through a suite of mobile, web administration applications, allowing an artist to seamlessly deliver and sell their live performances directly to the fans who attend their shows.

While VNUE is primarily being used in live music venues, we are also branching into many other entertainment experiences such as comedy, plays, musicals, university lectures, professional demonstrations and panel discussions, as well as action sports and much more.

We are a development stage company to date we have received minimal revenues from our operations.  VNUE, Inc., our wholly owned subsidiary, only recently commenced operations and we have primarily undertaken only organizational activities and software application development.  Our independent auditors have raised substantial doubts as to our ability to continue as a going concern without significant additional financing.  Accordingly, for the foreseeable future, we will continue to be dependent on additional financing in order to maintain our operations and continue with our development activities.

We were incorporated under the laws of the State of Nevada effective April 4, 2006.  Our principal offices are located at 104 W. 29th Street, 11th Floor, New York, NY 10001.  Our telephone number is 857-777-6190.

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ABOUT THIS OFFERING

This offering relates to the resale of up to an aggregate of $10,000,000 in put shares (“Put Shares”) that we may put to Tarpon pursuant to the Equity Purchase Agreement.  Assuming the resale of all 50,000,000 shares offered in this prospectus as Put Shares, this would constitute approximately 7.24% of our outstanding common stock.  It is likely that the number of shares offered in this registration statement is insufficient to allow us to receive the full amount of proceeds under the Equity Purchase Agreement.

At the closing price of our common stock as reported on OTCMarkets on January 8, 2016 of $0.04 per share, we will be able to receive up to $2,000,000 in gross proceeds, assuming the sale of the entire 50,000,000 Put Shares being registered hereunder pursuant to the Equity Purchase Agreement.  We would be required to register 200,000,000 additional shares to obtain the remaining balance of $8,000,000 under the Equity Purchase Agreement at the closing price of our common stock as reported on OTCMarkets on January 8, 2016 of $0.04 per share.

We currently do not have enough authorized but unissued shares of common stock to issue the additional 200,000,000 shares required to obtain the remaining balance of $8,000,000 under the Equity Purchase Agreement, and would evaluate a subsequent registration statement based upon the then current closing price and the total issued and outstanding at that time.

The amount of $10,000,000 was selected based on our potential use of funds over the effective time period to enable us to complete development of the VNUE Platform.  Our ability to receive the full amount is largely dependent on the daily dollar volume of stock traded during the effective period.  Based strictly on the current daily trading dollar volume up to February 2016, we believe it is unlikely that we will be able to receive the entire $10,000,000.

On February 18, 2016, we entered into the Equity Purchase Agreement with Tarpon pursuant to which, we have the right, for a two year period, commencing on the date of the Equity Purchase Agreement (but not before the date which the SEC first declares effective this registration statement) (the “Commitment Period”), of which this prospectus forms a part, registering the resale of the Put Shares by Tarpon, to resell the Put Shares purchased by Tarpon under the Equity Purchase Agreement. As a condition for the execution of the Equity Purchase Agreement, we issued Tarpon a promissory note in the principal amount of $25,000, maturing on August 31, 2016, as a commitment fee.

In order to sell shares to Tarpon under the Equity Purchase Agreement, during the Commitment Period, the Company must deliver to Tarpon a written put notice on any trading day (the “Put Date”), setting forth the dollar amount to be invested by Tarpon (the “Put Notice”).  For each share of our common stock purchased under the Equity Purchase Agreement, Tarpon will pay 90 percent of the lowest closing bid price (“Closing Price”) of any trading day during the ten (10) trading days immediately following the date on which we have deposited an estimated amount of Put Shares to Tarpon’s brokerage account in the manner provided by the Equity Purchase Agreement (the “Valuation Period”).  We may, at our sole discretion, issue a Put Notice to Tarpon and Tarpon will then be irrevocably bound to acquire such shares.

The Equity Purchase Agreement provides that the number of Put Shares to be sold to Tarpon shall not exceed the number of shares that when aggregated together with all other shares of our common stock which Tarpon is deemed to beneficially own, would result in Tarpon owning more than 9.99% of our outstanding common stock.

In the event that during a Valuation Period for any Put Notice, the Closing Price on any trading day falls to a price equal to seventy-five percent (75%) of the average of the closing trading prices for the ten (10) trading days immediately preceding the date of the Company’s Put Notice (a “Low Bid Price”), then for each such trading day the parties shall have no right to sell and shall be under no obligation to purchase one-tenth of the Investment Amount specified in the Put Notice , and the Investment Amount shall accordingly be deemed reduced by such amount. In the event that during a Valuation Period the Closing Price falls below the Floor Price for any three (3) trading days, not necessarily consecutive, then the balance of each party’s rights and obligations to purchase and sell the investment amount under such Put Notice shall terminate on such second trading day (the “Termination Date”).  The put amount shall be adjusted to include only one-tenth (1/10) of the initial Investment Amount for each trading day during the Valuation Period prior to the Termination Date that the Bid Price equals or exceeds the Low Bid Price.

If, during any Valuation Period, we (i) subdivide or combine our common stock; (ii) pay a dividend in shares of common stock or makes any other distribution of shares of common stock; (iii) issue any options or other rights to subscribe for or purchase shares of common stock and the price per share is less than closing price in effect immediately prior to such issuance; (iv) issue any securities convertible into shares of common stock and the consideration per share for which shares of common stock may at any time thereafter be issuable pursuant to the terms of such convertible securities shall be less that the closing price in effect immediately prior to such issuance; (v) issue shares of common stock otherwise than as provided in the foregoing subsections (i) through (iv) at a price per share less than the closing price in effect immediately prior to such issuance, or without consideration; or (vi) make a distribution of its assets or evidences of its indebtedness to the holders of common stock as a dividend in liquidation or by way of return of capital or other than as a dividend payable out of earnings or surplus legally available for dividends under applicable law (collectively, a “Valuation Event”), then a new Valuation Period shall begin on the trading day immediately after the occurrence of such Valuation Event and end on the fifth trading day thereafter.

6

We are relying on an exemption from the registration requirements of the Securities Act and/or Rule 506 of Regulation D promulgated thereunder.  The transaction does involve a private offering, Tarpon is an “accredited investor” and/or qualified institutional buyer and Tarpon has access to information about us and its investment.

Assuming the sale of the entire $10,000,000 in Put Shares being registered hereunder pursuant to the Equity Purchase Agreement, we will be able to receive $10,000,000 in gross proceeds.  Neither the Equity Purchase Agreement nor any rights or obligations of the parties under the Equity Purchase Agreement may be assigned by either party to any other person.

There are substantial risks to investors as a result of the issuance of shares of our common stock under the Equity Purchase Agreement.  These risks include dilution of stockholders, significant decline in our stock price and our inability to draw sufficient funds when needed.

Tarpon will periodically purchase our common stock under the Equity Purchase Agreement and will, in turn, sell such shares to investors in the market at the market price.  This may cause our stock price to decline, which will require us to issue increasing numbers of common shares to Tarpon to raise the same amount of funds, as our stock price declines.

7

The Offering

Shares of common stock offered by Tarpon:	50,000,000 shares of common stock
Common stock to be outstanding after the offering:	Up to 691,121,497 shares of common stock.
Use of proceeds:	We will not receive any proceeds from the sale of the shares of common stock offered by Selling Security Holder. However, we will receive proceeds from sale of our common stock under the Purchase Agreement. See “Use of Proceeds.”
Risk factors:	You should carefully read and consider the information set forth under the caption “Risk Factors” beginning on page 9 and all other information set forth in this prospectus before investing in our common stock.
OTCMarkets Symbol:	VNUE

Past Transactions With Tarpon Bay Partners, LLC

On June 15, 2015, we entered into a prior Equity Purchase Agreement for $5,000,000, and a related Registration Rights Agreement, both of which are effectively supersceded and terminated by the February 18, 2016 Equity Purchase Agreement for $10,000,000, and related Registration Rights Agreement dated February 18, 2016. On June 15, 2015, we issued a Promissory Note for $50,000 to Tarpon as a fee for the prior June 15, 2015 Equity Purchase Agreement. This June 15, 2015 Note is still a direct financial obligation of the Company and is not replaced by the February 18, 2016 Note for $25,000. We have not done any other transactions with Tarpon Bay Partners, LLC or its affiliates.

Capital Requirements

Analysis of our business acquisition and operations cost indicate a requirement of $10,000,000 or more.  Based on market response to our products, services, and technologies, it is management’s opinion that we will require additional funding.

8

Risk Factors

An investment in our common stock involves a high degree of risk.  You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock.  If any of the following risks occur, our business, operating results and financial condition could be seriously harmed.  The trading price of our common stock, when and if we trade at a later date, could decline due to any of these risks, and you may lose all or part of your investment.

RISKS RELATED TO OUR COMPANY

An investment in our common stock involves a high degree of risk.  You should carefully consider the following risk factors and the other information in this registration statement before investing in our common stock.  Our business and results of operations could be seriously harmed by any of the following risks.  The risks set out below are not the only risks we face.  Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial also may materially adversely affect our business, financial condition and/or operating results.  If any of the following events occur, our business, financial condition and results of operations could be materially adversely affected.  In such case, the value and trading price of our common stock could decline, and you may lose all or part of your investment.

Changes in economic conditions, including continuing effects from the recent recession, could materially affect our business, financial condition and results of operations.

Because our customers are consumers, we, together with the rest of the music industry, depend upon consumer discretionary spending. The recent recession, coupled with high unemployment rates, reduced home values, increases in home foreclosures, investment losses, personal bankruptcies and reduced access to credit and reduced consumer confidence, has impacted consumers’ ability and willingness to spend discretionary dollars. Economic conditions may remain volatile and may continue to repress consumer confidence and discretionary spending for the near term.

Damage to our reputation or lack of acceptance of our brand in existing and new markets could negatively impact our business, financial condition and results of operations.

We believe we are building a strong reputation for the quality of our technology, and we must protect and grow the value of our brand to continue to be successful in the future. Any incident that erodes consumer affinity for our brand could significantly reduce its value and damage our business. If customers perceive or experience a reduction in quality, or in any way believe we failed to deliver a consistently positive experience, our brand value could suffer and our business may be adversely affected.

We might not be able to market our products.

We expend significant resources in our marketing efforts, using a variety of media, including social media venues. We expect to continue to conduct brand awareness programs and guest initiatives to attract and retain customers. These initiatives may not be successful, resulting in expenses incurred without the benefit of higher revenues. Additionally, some of our competitors have greater financial resources, which enable them to purchase significantly more advertising than we are able to purchase. Should our competitors increase spending on advertising and promotions or our advertising funds decrease for any reason, or should our advertising and promotions be less effective than our competitors, there could be a material adverse effect on our results of operations and financial condition.

Our business operations and future development could be significantly disrupted if we lose key members of our management team.

The success of our business continues to depend to a significant degree upon the continued contributions of our senior officers and key employees, both individually and as a group. Our future performance will be substantially dependent in particular on our ability to retain and motivate our Chief Executive Officer, and certain of our other senior executive officers. We currently do not have an employment agreement in place with our CEO or CFO. The loss of the services of our CEO, senior officers or other key employees could have a material adverse effect on our business and plans for future development. We have no reason to believe that we will lose the services of any of these individuals in the foreseeable future; however, we currently have no effective replacement for any of these individuals due to their experience, reputation in the industry and special role in our operations. We also do not maintain any key man life insurance policies for any of our employees.

Our insurance policies may not provide adequate levels of coverage against all claims, and fluctuating insurance requirements and costs could negatively impact our profitability.

We believe our insurance coverage is customary for businesses of our size and type. However, there are types of losses we may incur that cannot be insured against or that we believe are not commercially reasonable to insure. These losses, if they occur, could have a material and adverse effect on our business and results of operations. In addition, the cost of workers’ compensation insurance, general liability insurance and directors’ and officers’ liability insurance fluctuates based on our historical trends, market conditions and availability. Additionally, health insurance costs in general have risen significantly over the past few years and are expected to continue to increase. These increases, as well as recently-enacted federal legislation requiring employers to provide specified levels of health insurance to all employees, could have a negative impact on our profitability, and there can be no assurance that we will be able to successfully offset the effect of such increases with plan modifications and cost control measures, additional operating efficiencies or the pass-through of such increased costs to our customers.

9

We may not be able to adequately protect our intellectual property, which, in turn, could harm the value of our brands and adversely affect our business.

Our ability to implement our business plan successfully depends in part on our ability to further build brand recognition using our trademarks, service marks and other proprietary intellectual property, including our names and logo and the unique appearance of our website and applications (“Apps”). We plan to register a number of our trademarks. We cannot assure you that our trademark applications will be approved. Third parties may also oppose our trademark applications, or otherwise challenge our use of the trademarks. In the event that our trademarks are successfully challenged, we could be forced to rebrand our goods and services, which could result in loss of brand recognition, and could require us to devote resources to advertising and marketing new brands.

If our efforts to register, maintain and protect our intellectual property are inadequate, or if any third party misappropriates, dilutes or infringes on our intellectual property, the value of our brands may be harmed, which could have a material adverse effect on our business and might prevent our brands from achieving or maintaining market acceptance. We may also face the risk of claims that we have infringed third parties’ intellectual property rights. If third parties claim that we infringe upon their intellectual property rights, our operating profits could be adversely affected. Any claims of intellectual property infringement, even those without merit, could be expensive and time consuming to defend, require us to rebrand our services, if feasible, divert management’s attention and resources or require us to enter into royalty or licensing agreements in order to obtain the right to use a third party’s intellectual property.

Any royalty or licensing agreements, if required, may not be available to us on acceptable terms or at all. A successful claim of infringement against us could result in our being required to pay significant damages, enter into costly license or royalty agreements, or stop the sale of certain products or services, any of which could have a negative impact on our operating profits and harm our future prospects.

Information technology system failures or breaches of our network security could interrupt our operations and adversely affect our business.

We will rely on our computer systems and network infrastructure across our operations. Our operations depend upon our ability to protect our computer equipment and systems against damage from physical theft, fire, power loss, telecommunications failure or other catastrophic events, as well as from internal and external security breaches, viruses, worms and other disruptive problems. Any damage or failure of our computer systems or network infrastructure that causes an interruption in our operations could have a material adverse effect on our business and subject us to litigation or actions by regulatory authorities. Although we employ both internal resources and external consultants to conduct auditing and testing for weaknesses in our systems, controls, firewalls and encryption and intend to maintain and upgrade our security technology and operational procedures to prevent such damage, breaches or other disruptive problems, there can be no assurance that these security measures will be successful.

Federal, state and local tax rules may adversely impact our results of operations and financial position.

We are subject to federal, state and local taxes in the U.S.. Although we believe our tax estimates are reasonable, if the Internal Revenue Service (“IRS”) or other taxing authority disagrees with the positions we have taken on our tax returns, we could face additional tax liability, including interest and penalties. If material, payment of such additional amounts upon final adjudication of any disputes could have a material impact on our results of operations and financial position. In addition, complying with new tax rules, laws or regulations could impact our financial condition, and increases to federal or state statutory tax rates and other changes in tax laws, rules or regulations may increase our effective tax rate. Any increase in our effective tax rate could have a material impact on our financial results.

We may require additional capital to finance our operations in the future, but that capital may not be available when it is needed and could be dilutive to existing stockholders.

We may require additional capital for future operations.  We plan to finance anticipated ongoing expenses and capital requirements with funds generated from the following sources:

·  cash provided by operating activities;

·  available cash and cash investments; and

·  capital raised through debt and equity offerings.

Current conditions in the capital markets are such that traditional sources of capital may not be available to us when needed or may be available only on unfavorable terms.  Our ability to raise additional capital, if needed, will depend on conditions in the capital markets, economic conditions and a number of other factors, many of which are outside our control, and on our financial performance.  Accordingly, we cannot assure you that we will be able to successfully raise additional capital at all or on terms that are acceptable to us.  If we cannot raise additional capital when needed, it may have a material adverse effect on our liquidity, financial condition, results of operations and prospects.  Further, if we raise capital by issuing stock, the holdings of our existing stockholders will be diluted.

10

If we raise capital by issuing debt securities, such debt securities would rank senior to our common stock upon our bankruptcy or liquidation.  In addition, we may raise capital by issuing equity securities that may be senior to our common stock for the purposes of dividend and liquidating distributions, which may adversely affect the market price of our common stock.  Finally, upon bankruptcy or liquidation, holders of our debt securities and shares of preferred stock and lenders with respect to other borrowings will receive a distribution of our available assets prior to the holders of our common stock.  Additional equity offerings may dilute the holdings of our existing stockholders or reduce the market price of our common stock, or both.

Our business is dependent upon continued market acceptance by consumers.

We are substantially dependent on continued market acceptance of our products by customers, and such customers are dependent upon regulatory and legislative forces. We cannot predict the future growth rate and size of this market.

If we are able to expand our operations, we may be unable to successfully manage our future growth.

Since inception, we have been planning for the expansion of our brand. Any such growth could place increased strain on our management, operational, financial and other resources, and we will need to train, motivate, and manage employees, as well as attract management, sales, finance and accounting, international, technical, and other professionals.  In addition, we will need to expand the scope of our infrastructure and our physical resources.  Any failure to expand these areas and implement appropriate procedures and controls in an efficient manner and at a pace consistent with our business objectives could have a material adverse effect on our business and results of operations.

Any future litigation could have a material adverse impact on our results of operations, financial condition and liquidity.

From time to time we may be subject to litigation, including potential stockholder derivative actions.  Risks associated with legal liability are difficult to assess and quantify, and their existence and magnitude can remain unknown for significant periods of time.  To date have obtained directors and officers liability (“D&O”) insurance to cover some of the risk exposure for our directors and officers . Such insurance generally pays the expenses (including amounts paid to plaintiffs, fines, and expenses including attorneys’ fees) of officers and directors who are the subject of a lawsuit as a result of their service to the Company.  There can be no assurance that we will be able to continue to maintain this insurance at reasonable rates or at all, or in amounts adequate to cover such expenses should such a lawsuit occur.  While neither Nevada law nor our Articles of Incorporation or bylaws require us to indemnify or advance expenses to our officers and directors involved in such a legal action, we expect that we would do so to the extent permitted by Nevada law.  Without D&O insurance, the amounts we would pay to indemnify our officers and directors should they be subject to legal action based on their service to the Company could have a material adverse effect on our financial condition, results of operations and liquidity.

Our prior operating results may not be indicative of our future results.

You should not consider prior operating results to be indicative of our future operating results. Our future operating results will depend upon many other factors, including:

- the level of product and price competition,

- our success in expanding our business network and managing our growth,

- the ability to hire qualified employees, and

- the timing of such hiring and our ability to control costs.

Requirements associated with being a reporting public company will require significant company resources and management attention.

We are subject to the reporting requirements of the Exchange Act and the other rules and regulations of the SEC relating to public companies.  We are working with independent legal, accounting and financial advisors to identify those areas in which changes should be made to our financial and management control systems to manage our growth and our obligations as an SEC reporting company.  These areas include corporate governance, internal control, internal audit, disclosure controls and procedures and financial reporting and accounting systems.  We have made, and will continue to make, changes in these and other areas, including our internal control over financial reporting.  However, we cannot assure you that these and other measures we may take will be sufficient to allow us to satisfy our obligations as an SEC reporting company on a timely basis.

In addition, compliance with reporting and other requirements applicable to SEC reporting companies will create additional costs for us, will require the time and attention of management and will require the hiring of additional personnel and legal, audit and other professionals.  We cannot predict or estimate the amount of the additional costs we may incur, the timing of such costs or the impact that our management’s attention to these matters will have on our business.

11

Our management controls a large block of our common stock that will allow them to control us.

As of the date of this prospectus, members of our management team and one large affiliate shareholder together beneficially own approximately 58% of our outstanding common stock.  Our officers and directors together own approximately 45% of our voting power.  As a result, management will have the ability to control substantially all matters submitted to our stockholders for approval including:

a)           election of our board of directors;

b)           removal of any of our directors;

c)           amendment of our Articles of Incorporation or bylaws; and

d)           adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination involving us.

In addition, management’s stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

Any additional investors will own a minority percentage of our common stock and will have minority voting rights.

Risks Related to the Common Stock

Our stock price is likely to be extremely volatile and our common stock is not listed on a stock exchange; as a result, stockholders may not be able to resell their shares at or above the price paid for them.

The market price of our common stock is likely to be extremely volatile and could be subject to significant fluctuations due to changes in sentiment in the market regarding our operations or business prospects, among other factors.  Further, our common stock currently quoted only on the OTCMarkets and not listed on any national exchange.  An active public market for our common stock does not currently exist, and even if it does someday exist, it may not be sustained.  Therefore, stockholders may not be able to sell their shares at or above the price they paid for them.

Among the factors that could affect our stock price are:

§	industry trends and the business success of our customers;

§	actual or anticipated fluctuations in our quarterly financial and operating results that vary from the expectations of our management or of securities analysts and investors;

§	our failure to meet the expectations of the investment community and changes in investment community recommendations or estimates of our future operating results;

§	announcements of strategic developments, acquisitions, dispositions, financings, product developments and other materials events by us or our competitors;

§	regulatory and legislative developments concerning concerning our technology;

§	litigation;

§	general market conditions;

§	other domestic and international macroeconomic factors unrelated to our performance; and

§	additions or departures of key personnel.

Sales by our stockholders of a substantial number of shares of our common stock in the public market could adversely affect the market price of our common stock.

A substantial portion of our total outstanding shares of common stock may be sold into the market at any time.  While most of these shares are held by our principal stockholders, who are also executive officers, and we believe that such holders have no current intention to sell a significant number of shares of our stock, if they were to decide to sell large amounts of stock over a short period of time (presuming such sales were permitted, given their affiliate status) such sales could cause the market price of our common stock to drop significantly, even if our business is doing well.

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Further, the market price of our common stock could decline as a result of the perception that such sales could occur.  These sales, or the possibility that these sales may occur, also might make it more difficult for us to sell equity securities in the future at a time and price that we deem appropriate

Our preferred stock may have rights senior to those of our common stock which could adversely affect holders of common stock.

Although no preferred stock has been issued, Nevada law, and our Articles of Incorporation give our Board of Directors the authority to issue additional series of preferred stock without a vote or action by our stockholders.  The Board also has the authority to determine the terms of preferred stock, including price, preferences and voting rights.  The rights granted to holders of preferred stock in the future may adversely affect the rights of holders of our common stock.  Any such authorized class of preferred stock may have a liquidation preference – a pre-set distribution in the event of a liquidation – that would reduce the amount available for distribution to holders of common stock or superior dividend rights that would reduce the amount of dividends that could be distributed to common stockholders.  In addition, an authorized class of preferred stock may have voting rights that are superior to the voting right of the holders of our common stock. Currently the Company has no issued or outstanding preferred stock.

We are an smaller reporting company and, as a result of the reduced disclosure and governance requirements applicable to such companies, our common stock may be less attractive to investors.

We are a smaller reporting company, (i.e. a company with less than $75 million of its voting equity held by affiliates), and we are eligible to take advantage of certain exemptions from various reporting requirements applicable to other public companies We have elected to adopt these reduced disclosure requirements.  We cannot predict if investors will find our common stock less attractive as a result of our taking advantage of these exemptions.  If some investors find our common stock less attractive as a result of our choices, there may be a less active trading market for our common stock and our stock price may be more volatile. There is currently no active market for our common stock.

We do not expect to pay any cash dividends in the foreseeable future.

We intend to retain our future earnings, if any, in order to reinvest in the development and growth of our business and, therefore, do not intend to pay dividends on our common stock for the foreseeable future.  Any future determination to pay dividends will be at the discretion of our board of directors and will depend on our financial condition, results of operations, capital requirements, and such other factors as our board of directors deems relevant.  Accordingly, you may need to sell your shares of our common stock to realize a return on your investment, and you may not be able to sell your shares at or above the price you paid for them.

We can sell additional shares of common stock without consulting stockholders and without offering shares to existing stockholders, which would result in dilution of stockholders’ interests in VNUE, Inc. and could depress our stock price.

Our Articles of Incorporation authorize 750,000,000 shares of common stock, of which 641,121,497 are currently issued and outstanding, and our Board of Directors is authorized to issue additional shares of our common stock and preferred stock.  Although our Board of Directors intends to utilize its reasonable business judgment to fulfill its fiduciary obligations to our then existing stockholders in connection with any future issuance of our capital stock, the future issuance of additional shares of our common stock or preferred stock convertible into common stock would cause immediate, and potentially substantial, dilution to our existing stockholders, which could also have a material effect on the market value of the shares.

Further, our shares do not have preemptive rights, which means we can sell shares of our common stock to other persons without offering purchasers in this offering the right to purchase their proportionate share of such offered shares.  Therefore, any additional sales of stock by us could dilute your ownership interest in our Company.

OUR STOCK IS A PENNY STOCK.  TRADING OF OUR STOCK MAY BE RESTRICTED BY THE SEC'S PENNY STOCK REGULATIONS AND FINRA'S SALES PRACTICE REQUIREMENTS, WHICH MAY LIMIT A STOCKHOLDER'S ABILITY TO BUY AND SELL OUR STOCK.

Our common stock will be subject to the "Penny Stock" Rules of the Securities and Exchange Commission (the "SEC"), which will make transactions in our common stock cumbersome and may reduce the value of an investment in our common stock.

We currently plan to have our common stock quoted on the OTCMarkets and Bulletin Board of the Financial Industry Regulatory Authority ("FINRA"), which is generally considered to be a less efficient market than markets such as NASDAQ or the national exchanges, and which may cause difficulty in conducting trades and difficulty in obtaining future financing.  There is no assurance of when, if ever, our stock will be listed on an exchange.  Further, our securities will be subject to the "penny stock rules" adopted pursuant to Section 15(g) of the Securities Exchange Act of 1934 , as amended.  The penny stock rules apply generally to companies whose common stock trades at less than $5.00 per share, subject to certain limited exemptions.  Such rules require, among other things, that brokers who trade "penny stock" to persons other than "established customers" complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances.  Many brokers have decided not to trade "penny stock" because of the requirements of the "penny stock rules" and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited.  In the event that we remain subject to the "penny stock rules" for any significant period, there may develop an adverse impact on the market, if any, for our securities.  Because our securities are subject to the "penny stock rules,” investors will find it more difficult to dispose of our securities.  Further, it is more difficult: (i) to obtain accurate quotations, (ii) to obtain coverage for significant news events because major wire services, such as the Dow Jones News Service, generally do not publish press releases about such companies, and (iii) to obtain needed capital.

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In addition to the "penny stock" rules promulgated by the SEC, FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer.  Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information.  Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers.  FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

Risks Related to this Offering

TARPON WILL PAY LESS THAN THE THEN-PREVAILING MARKET PRICE FOR OUR COMMON STOCK.

The common stock to be issued to Tarpon pursuant to the Equity Purchase Agreement will be purchased at a 90% discount to the lowest closing “best bid” price (the closing bid price as reported by Bloomberg LP) of the common stock for any single trading day during the ten consecutive trading days immediately following the date of our notice to Tarpon of our election to put shares pursuant to the Equity Purchase Agreement.  Tarpon has a financial incentive to sell our common stock immediately upon receiving the shares to realize the profit equal to the difference between the discounted price and the market price.  If Tarpon sells the shares, the price of our common stock could decrease.  If our stock price decreases, Tarpon may have a further incentive to sell the shares of our common stock that it holds.  These sales may have a further impact on our stock price.

Future issuances of common shares may be adversely affected by the Equity Line.

The market price of our common stock could decline as a result of issuances and sales by us, including pursuant to the Equity Line under the December Equity Purchase Agreement, or sales by our existing shareholders, of common stock, or the perception that these issuances and sales could occur. Sales by our shareholders might also make it more difficult for us to issue and sell common stock at a time and price that we deem appropriate. It is likely that the sale of shares by Tarpon will depress the market price of our common stock.

Draw downs under the Equity Purchase Agreement may cause dilution to existing shareholders.

Under the terms of the Purchase Agreement, Tarpon has committed to purchase up to $10,000,000 worth of shares of our common stock. From time to time during the term of the Purchase Agreement, and at our sole discretion, we can present Tarpon with a Put Notice requiring Tarpon to purchase shares of our common stock. The purchase price to be paid by Tarpon will be 90% of the average of the daily Value Weighted-Average Price (“VWAP”) during the Valuation Period. On the date the Put Notice is delivered to Tarpon, we are required to deliver an estimated amount of shares to Tarpon’s brokerage account equal to 125% of the Draw Down Amount indicated in the Put Notice divided by the closing bid price of the trading day immediately prior to the date of the Put Notice (“Estimated Shares”). The Valuation Period begins the first trading day after the Estimated Shares have been delivered to Tarpon’s brokerage account and have been cleared for trading and terminates on the tenth day thereafter. At the end of the Valuation Period, if the number of Estimated Shares delivered to Tarpon is greater than the shares issuable pursuant to a Draw Down, then Tarpon is required to return to us the difference between the Estimated Shares and the actual number of shares issuable pursuant to the Draw Down. If the number of Estimated Shares is less than the shares issuable under the Draw Down, then we are required to issue additional shares to Tarpon equal to the difference; provided that the number of shares to be purchased by Tarpon may not exceed the number of shares that, when added to the number of shares of our common stock then beneficially owned by Tarpon, would exceed 9.99% of our shares of common stock outstanding. As a result, our existing shareholders will experience immediate dilution upon the purchase of any of the shares by Tarpon. The issue and sale of the shares under the Purchase Agreement may also have an adverse effect on the market price of the common shares. Tarpon may resell some, if not all, of the shares that we issue to it under the Purchase Agreement and such sales could cause the market price of the common stock to decline significantly. To the extent of any such decline, any subsequent puts would require us to issue and sell a greater number of shares to Tarpon in exchange for each dollar of the put amount. Under these circumstances, the existing shareholders of our company will experience greater dilution. The effect of this dilution may, in turn, cause the price of our common stock to decrease further, both because of the downward pressure on the stock price that would be caused by a large number of sales of our shares into the public market by Tarpon, and because our existing stockholders may disagree with a decision to sell shares to Tarpon at a time when our stock price is low, and may in response decide to sell additional shares, further decreasing our stock price. If we draw down amounts under the Equity Line when our share price is decreasing, we will need to issue more shares to raise the same amount of funding.

There is no guarantee that we will satisfy the conditions to the Equity Purchase Agreement.

Although the Purchase Agreement provides that we can require Tarpon to purchase, at our discretion, up to $10,000,000 worth of shares of our common stock in the aggregate, there can be no assurances given that we will be able to satisfy the closing conditions applicable for each put. Further, there are limitations on the number of shares in that each draw down amount is limited to the lowest closing bid price during the Valuation Period, subject to the floor. In addition, the number of shares to be purchased by Tarpon may not exceed the number of shares that, when added to the number of shares of our common stock then beneficially owned by Tarpon, would exceed 9.99% of our shares of common stock outstanding. Other conditions include requiring that the registration statement of which this prospectus forms a part remains effective at all times during the term of the Purchase Agreement, that there is no material adverse change to our business on the date of delivery of a Put Notice and that our common stock continues to trade of the OTCQB. If we fail to satisfy the applicable closing conditions, we will not be able to sell the put shares to Tarpon.

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There is no guarantee that we will be able to fully utilize the Equity Line.

There are limitations on the number of put shares that may be sold in each put. The number of put shares that Tarpon shall be obligated to purchase in a given put shall not exceed the number of shares that, when added to the number of shares of our common stock then beneficially owned by Tarpon, would exceed 9.99% of our shares of common stock outstanding. Thus, our ability to access the bulk of the funds available under the Purchase Agreement depends in part on Tarpon’s resale of stock purchased from us in prior puts. If with regard to a particular put, the share volume limitation is reached, we will not be able to sell the proposed put shares to Tarpon. Accordingly, the Equity Line may not be available at any given time to satisfy our funding needs.

Sales of put shares under the Purchase Agreement could result in the possibility of short sales.

Although Tarpon has agreed not to enter into any “short sale” (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act), of our common stock, the sale after delivery of a put notice of such number of shares of common stock reasonably expected to be purchased under a put notice is not deemed a “short sale.” Accordingly, Tarpon may enter into sales or other arrangements it deems appropriate with respect to shares of our common stock after it receives a put notice under the Purchase Agreement so long as such sales or arrangements do not involve more than the number of put shares expected to be purchased under the applicable put notice. Any downward pressure on the market price of our common stock due to the issue and sale of common stock under the Equity Line could encourage short sales. If the market price of our common stock decreases during the put period it will reduce the amount paid by Tarpon for the put shares. In a short sale, a prospective seller borrows common shares from a shareholder or broker and sells the borrowed common shares. The prospective seller hopes that the common share market price will decline, at which time the seller can purchase common shares at a lower price for delivery back to the lender. The seller profits when the common share market price declines because it is purchasing common shares at a price lower than the sale price of the borrowed common shares. Such sales could place downward pressure on the market price of the common stock by increasing the number of common shares being sold, which could further contribute to any decline of the market price of the common shares.

There is uncertainty as to number of subscription shares and the amount Tarpon will pay for the put shares.

The actual number of shares we will issue in any particular put or in total under the Purchase Agreement is uncertain. Subject to certain limitations in the Purchase Agreement, we have the discretion to give a put notice at any time throughout the term. The number of shares we must issue after giving a put notice will fluctuate based on the market price of the common shares during the put pricing period. Tarpon will receive more shares if the market price of our common stock declines. Since the price per share of each put share will fluctuate based on the market price of our common stock during the put pricing period, the actual amount Tarpon will pay for the put shares included in any particular put will decrease if the market price of our common stock declines.

Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties, including statements regarding our capital needs, business plans and expectations.  Such forward-looking statements involve risks and uncertainties regarding the market price of feldspar and other valuable minerals, availability of funds, government regulations, operating costs, exploration costs, outcomes of exploration programs and other factors.  Forward-looking statements are made, without limitation, in relation to operating plans, property exploration and development, availability of funds, environmental reclamation, operating costs and permit acquisition.  Any statements contained herein that are not statements of historical facts may be deemed to be forward-looking statements.  In some cases, you can identify forward-looking statements by terminology such as "may", "will", "should", "expect", "plan", "intend", "anticipate", "believe", "estimate", "predict", "potential" or "continue", the negative of such terms or other comparable terminology.  Actual events or results may differ materially.  In evaluating these statements, you should consider various factors, including the risks outlined in this prospectus.  These factors may cause our actual results to differ materially from any forward-looking statement.  While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding our business plans, our actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein.  We do not intend to update any of the forward-looking statements to conform these statements to actual results, except as required by applicable law, including the securities laws of the United States.

The safe harbor for forward-looking statements provided in the Private Securities Litigation Reform Act of 1995 does not apply to the offering made in this prospectus

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Use of Proceeds

We will not receive any proceeds from the sale of common stock offered by Tarpon.  However, we will receive proceeds from the sale of our common stock to Tarpon pursuant to the Equity Purchase Agreement.  The proceeds from our exercise of the Put Right pursuant to the Equity Purchase Agreement will be used for general administrative expenses, legal expenses, as well as for accounting and audit fees.

SELLING SECURITY HOLDER

The following table details the name of each selling stockholder, the number of shares owned by Tarpon Bay Partners, LLC (“Tarpon”) the sole selling stockholder, and the number of shares that may be offered by Tarpon Bay Partners, LLC is not a broker-dealer.  Tarpon is deemed an underwriter and therefore this offering is also considered an indirect primary offering.  Tarpon may sell up to 50,000,000 shares, which are issuable upon the exercise of our put right with Tarpon.  Tarpon will not assign its obligations under the equity line of credit.

Name	Total number of shares owned prior to offering	Percentage of shares owned prior to offering	Number of shares being offered	Percentage of shares owned after the offering assuming all of the shares are sold in the offering(1)

Tarpon Bay Partners, LLC (2)	0	0	50,000,000	Less than 8%

(1)

The number assumes the Selling Security Holder sells all of its shares being offering pursuant to this prospectus.

(2)

Stephen Hicks possesses voting power and investment power over shares which may be held by Tarpon.

Plan of Distribution

This prospectus relates to the resale of 50,000,000 Shares of our common stock, par value $0.0001 per share, by the Selling Security Holder consisting of Put Shares that we will put to Tarpon pursuant to the Purchase Agreement.

The Selling Security Holder may, from time to time, sell any or all of its shares of our common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions.  The Selling Security Holder may use any one or more of the following methods when selling shares:

·

ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

·

block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

·

purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

·

an exchange distribution in accordance with the rules of the applicable exchange;

·

privately negotiated transactions;

·

broker-dealers may agree with the Selling Security Holder to sell a specified number of such shares at a stipulated price per share;

·

through the writing of options on the shares;

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·

a combination of any such methods of sale; and

·

any other method permitted pursuant to applicable law.

According to the terms of the Purchase Agreement, neither Tarpon nor any affiliate of Tarpon acting on its behalf or pursuant to any understanding with it will execute any short sales during the term of this offering.

The Selling Security Holder may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers.  Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Security Holder and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions.  Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk.  It is possible that a Selling Security Holder will attempt to sell shares of Common Stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price.  The Selling Security Holder cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the Selling Security Holder.  In addition, the Selling Security Holder and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus are “underwriters” as that term is defined under the Securities Act or the Exchange Act, or the rules and regulations under such acts.  In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by a Selling Security Holder.  The Selling Security Holder may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

We are required to pay all fees and expenses incident to the registration of the shares of common stock.  Otherwise, all discounts, commissions or fees incurred in connection with the sale of our common stock offered hereby will be paid by the Selling Security Holder.

The Selling Security Holder acquired the securities offered hereby in the ordinary course of business and has advised us that it has not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares of common stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of common stock by the Selling Security Holder.  We will file a supplement to this prospectus if the Selling Security Holder enters into a material arrangement with a broker-dealer for sale of common stock being registered.  If the Selling Security Holder uses this prospectus for any sale of the shares of common stock, it will be subject to the prospectus delivery requirements of the Securities Act.

The anti-manipulation rules of Regulation M under the Exchange Act, may apply to sales of our common stock and activities of the Selling Security Holder.  The Selling Security Holder will act independently of us in making decisions with respect to the timing, manner and size of each sale.

Tarpon is an “underwriter” within the meaning of the Securities Act in connection with the sale of our common stock under the Equity Purchase Agreement.  For each share of common stock purchased under the Purchase Agreement, Tarpon will pay 90% of the lowest Bid Prices during the Valuation Period.

We will pay all expenses incident to the registration, offering and sale of the shares of our common stock to the public hereunder other than commissions, fees and discounts of underwriters, brokers, dealers and agents.  If any of these other expenses exists, we expect Tarpon to pay these expenses.  We have agreed to indemnify Tarpon and its controlling persons against certain liabilities, including liabilities under the Securities Act.  We estimate that the expenses of the offering to be borne by us will be approximately $33,000.  We will not receive any proceeds from the resale of any of the shares of our common stock by Tarpon.  We may, however, receive proceeds from the sale of our common stock under the Purchase Agreement.

Sales Pursuant to Rule 144

Any shares of common stock covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act, as amended, may be sold under Rule 144 rather than pursuant to this prospectus.

Regulation M

We have advised the Selling Security Holder that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the Selling Security Holder and their affiliates.  Regulation M under the Exchange Act prohibits, with certain exceptions, participants in a distribution from bidding for, or purchasing for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution. Accordingly, the selling stockholder is not permitted to cover short sales by purchasing shares while the distribution it taking place.  Regulation M also governs bids and purchases made in order to stabilize the price of a security in connection with a distribution of the security.  In addition, we will make copies of this prospectus available to the Selling Security Holder for the purpose of satisfying the prospectus delivery requirements of the Securities Act.

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State Securities Laws

Under the securities laws of some states, the shares may be sold in such states only through registered or licensed brokers or dealers.  In addition, in some states the shares may not be sold unless the shares have been registered or qualified for sale in the state or an exemption from registration or qualification is available and is complied with.

Expenses of Registration

We are bearing all costs relating to the registration of the common stock.  These expenses are estimated to be $33,000, including, but not limited to, legal, accounting, printing and mailing fees.  The selling stockholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

MARKET FOR OUR COMMON STOCK

Our shares are traded on the Bulletin Board operated by the Financial Industry Regulatory Authority under the symbol “VNUE”.  There is a limited public market for our common shares.

Our common stock became eligible for quotation on the OTCMarkets on May 9, 2007.  As of January 8, 2016, only a minimal amount of shares are trading OTCMarkets and the market price for our common shares is $0.04 per share.

Dividend Policy

We have never declared or paid any cash dividends on our common stock.  We currently intend to retain future earnings, if any, to finance the expansion of our business.  As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities

The Company has the following convertible notes payable issued and outstanding:

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	September 30, 2015	December 31, 2014

On August 14, 2014 and August 20, 2014 the Company issued three convertible notes to three note holders in the principal amount of $5,000, $10,000 and $10,000 with interest at 10% per annum. Note Conversion Price is determined as follows: (a) if the Note is converted upon the Next Equity Financing, an amount equal to 80% of the price paid per share paid by the investors in the Next Equity Financing; (b) if the Note is converted in the event of a Corporate Transaction, a price per share derived by dividing a "pre-money" valuation of $8,000,000 by the number of shares outstanding immediately prior to the time of such conversion, on a fully diluted basis; or (c) if the Note is converted as part of a Maturity Conversion, a price per unit derived by dividing a "pre-money" valuation of $8,000,000 by the total number of units (restricted and non-restricted) outstanding immediately prior to the time of such conversion, on a fully diluted basis. The note is due and payable on demand at any time after the earlier of (i) 36 months following the note issuance or (ii) the consummation of a corporate transaction if not previously converted.	$25,000	$25,000

On August 31, 2014, the Company issued a convertible note to the CFO bearing 0% interest in the amount of $15,000. The Note Conversion Price is determined as follows: (a) if the Note is converted upon the Next Equity Financing, an amount equal to 80% of the price paid per share paid by the investors in the Next Equity Financing; (b) if the Note is converted in the event of a Corporate Transaction, a price per share derived by dividing a "pre-money" valuation of $8,000,000 by the number of shares outstanding immediately prior to the time of such conversion, on a fully diluted basis; or (c) if the Note is converted as part of a Maturity Conversion, a price per unit derived by dividing a "pre-money" valuation of $8,000,000 by the total number of units (restricted and non-restricted) outstanding immediately prior to the time of such conversion, on a fully diluted basis. The note is due and payable on demand at any time after the earlier of (i) 36 months following the note issuance or (ii) the consummation of a corporate transaction if not previously converted. The Company repaid $13,500 of the note during the nine months ended September 30, 2015.	1,500	15,000

Two convertible notes with a director bearing 0% interest were issued on August 31, 2014 in the amounts of $35,000 and $21,000, respectively. Note Conversion Price is determined as follows: (a) if the Note is converted upon the Next Equity Financing, an amount equal to 80% of the price paid per share paid by the investors in the Next Equity Financing; (b) if the Note is converted in the event of a Corporate Transaction, a price per share derived by dividing a "pre-money" valuation of $8,000,000 by the number of shares outstanding immediately prior to the time of such conversion, on a fully diluted basis; or (c) if the Note is converted as part of a Maturity Conversion, a price per unit derived by dividing a "pre-money" valuation of $8,000,000 by the total number of units (restricted and non-restricted) outstanding immediately prior to the time of such conversion, on a fully diluted basis. The note is due and payable on demand at any time after the earlier of (i) 36 months following the note issuance or (ii) the consummation of a corporate transaction if not previously converted. The Company repaid $27,500 of the note during the nine months ended September 30, 2015.	28,500	56,000

Face amount	55,000	96,000

Discount representing the derivative liability on conversion features	(55,000)	(96,000)

Accumulated amortization of discount of convertible notes payable (*)	22,889	21,643

Remaining discount	(32,111)	(74,357)

Convertible notes payable, net	$22,889	$21,643

(*) The discount is being amortized using the effective interest rate method over the life of the debt instruments.

Interests of Named Experts and Counsel

The legality of the shares offered under this registration statement is being passed upon by Matheau J. W. Stout, Esq.  The financial statements included in this prospectus and the registration statement has been audited by Li and Company, P.C. to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Description of Business

Overview

Following the Merger on May 29, 2015, we now carry on business as a live entertainment music service company which brings bands and fans together by capturing professional quality audio and video recordings of live performances and delivers the experience of a venue to your home and hand.

By streamlining the processes of curation, clearing, capturing, distribution & monetization, VNUE manages and simplifies the complexities of the music ecosystem.

VNUE captures content through its Front of House mobile application and provides world-wide distribution and monetization through a suite of mobile, web administration applications, allowing an artist to seamlessly deliver and sell their live performances directly to the fans who attend their shows.

While VNUE is primarily being used in live music venues, we are also branching into many other entertainment experiences such as comedy, plays, musicals, university lectures, professional demonstrations and panel discussions, as well as action sports and much more.

Business Model Prior to the Merger

The Company was incorporated in the State of Nevada on April 4, 2006. Prior to the Merger, we were engaged in the acquisition and exploration of mineral properties since our inception. Under that prior business model, the Company did not generate any revenues and incurred losses since inception.

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Effective April 10, 2013, the Company changed its name from Buckingham Exploration Inc. to Tierra Grande Resources Inc. On August 9, 2010, the Company incorporated 0887717 B.C. Ltd., a wholly-owned subsidiary in British Columbia, Canada. On February 28, 2013, the Company acquired a 100% interest in Tierra Grande Resources, S.A.C. (“Tierra”), a company incorporated in Peru, in consideration for $10.

Prior to the Merger, the Company’s strategy had been to identify, acquire and advance assets that present near term cash-flow with the emphasis on creating early cash flow to enable the Company to consider other projects.

In July 2013, prior management entered into a Letter of Intent to acquire the Buldibuyo Gold Project in Peru, South America. The Company subsequently entered into an updated Letter of Intent to acquire the project in May 2014. It was the Company’s intention to acquire 100% of the gold project, which had produced high grade ore in the past, and had engaged in some due diligence to qualify expectations and timelines. However, despite the execution of the Letter of Intent and numerous attempts to accommodate the vendors, the vendors failed to deliver essential information to us required to conduct a thorough technical and legal due diligence on the project and associated holding companies and, accordingly, we terminated negotiations to acquire the project in July 2014.

The Merger on May 29, 2015 with VNUE, Inc.

As reported in the Form 8-K dated April 14, 2015, Tierra Grande Resources Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), on April 13, 2015 with VNUE, Inc., a company incorporated pursuant to the laws of the State of Washington (“VNUE Washington”), and TGRI Merger Corp., a Nevada corporation and a wholly-owned subsidiary of the Company (“Merger Sub”).

On April 30, 2015, the Company filed an 8-K announcing the extension of the deadline to close on the Merger Agreement until May 30, 2015.

On May 29, 2015, Vnue, Inc. (formerly Tierra Grande Resources Inc.) (“TGRI”) closed the Agreement and Plan of Merger (the “Merger Agreement”), initially entered into on April 13, 2015 with Vnue Washington and all of the stockholders of Vnue Washington.

Upon closing of the Merger Agreement a total of 507,629,872 shares of TGRI common stock were issued as follows: (i) all shares of Vnue Washington stock of any class or series issued and outstanding immediately prior to the closing of the Merger Agreement were automatically converted into and exchanged for an aggregate of 477,815,488 fully paid and non-assessable shares of TGRI common stock; and (ii) an aggregate of 29,814,384 shares of TGRI common stock were issued to Matheau J. W. Stout, Esq. as payment for services performed prior to and in connection with the Merger. The number of TGRI common shares issued to Vnue Washington's stockholders for the acquisition of all shares of Vnue Washington represented approximately 79.0% of the issued and outstanding common stock immediately after the closing of the Merger Agreement. The board of directors and the members of the management of TGRI resigned and the board of directors and the member of the management of Vnue Washington became the board of directors and the member of the management of the combined entities upon closing of the Merger Agreement.

As a result of the controlling financial interest of the former stockholders of Vnue Washington, for financial statement reporting purposes, the merger between TGRI and Vnue Washington was treated as a reverse acquisition, with Vnue Washington deemed the accounting acquirer and TGRI deemed the accounting acquiree under the acquisition method of accounting in accordance with Section 805-10-55 of the FASB Accounting Standards Codification. The reverse acquisition is deemed a capital transaction in substance whereas the assets and liabilities of Vnue Washington (the accounting acquirer) are carried forward to TGRI (the legal acquirer and the reporting entity) at their carrying value before the combination and the equity structure (the number and type of equity interests issued) of Vnue Washington is being retroactively restated using the exchange ratio established in the Merger Agreement to reflect the number of shares of TGRI issued to effectuate the acquisition.   The number of common shares issued and outstanding and the amount recognized as issued equity interests in the consolidated financial statements is determined by adding the number of common shares deemed issued and the issued equity interests of Vnue Washington immediately prior to the business combination to the unredeemed shares and the fair value of TGRI determined in accordance with the guidance in ASC Section 805-40-55 applicable to business combinations, i.e. the equity structure (the number and type of equity interests issued) in the consolidated financial statements immediately post the combination reflects the equity structure of TGRI, including the equity interests the legal parent issued to effect the combination.

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A copy of the Merger Agreement was attached as Exhibit 10.1 to the Company’s 8-K filed on April 14, 2015. The description of the Merger Agreement herein is qualified by the terms of the full text of the agreement attached thereto and the terms thereof are incorporated herein by reference.

Plan of Operations

The History of VNUE

VNUE was founded in August of 2013 with the vision of creating a collective network of connected venues that empower and assist bands, artist, and entertainers to monetize their performance (audio & video) in the venue using mobile technologies. VNUE has developed its business and technology in tandem to enter into deals with venues, artists and labels across the United States using this initial launch strategy. The collective venue network effect, whereby each deal makes the offer more compelling to other potential customers, has been a key driver of VNUE’s growth to date. The initial focus of the business in early 2014 as a YouTube certified company, to create a Multi-Channel Network (MCN) specifically focused on live streaming and monetization of content through the google display network..

On July 23, 2014, the Company entered into an Asset purchase agreement with Lively, LLC (the “Agreement”), whereby the Company acquired certain assets of Lively, LLC for a consideration of (i) payment of $150,000 and (ii) Preferred shares with a fair market value of $250,000 at the time of the issuance. Assets purchased included: a) software, inventions, customers, customer lists, development, documents and records, designs, claims, intellectual property rights, distribution rights and merchandising rights; b) all copyright, patents, trademarks, trade names, logos or service marks and other intangible property and rights.

Since the Lively assets acquisition, VNUE has grown its platform, expanded into enabled venues and enhanced its platform offering to approve the monetization model and further evangelize the creation of the collective network of connected venues that empower artist to create content and monetize it.

Markets and Opportunity

There are over 400,000+ Indie bands performing in the US domestic market alone, and while a handful of them will get produced under a label even less will be big enough to attempt to utilize today’s current methods to capture and deliver live performance audio from a given show. Currently artist, bands and performers are missing a simple capture and immediately sell tool kit to deliver high quality audio and video to their fans for each of their live shows.

VNUE’s goal first and foremost is to empower artists - not only in serving their fans, but generating a monetary footprint which can foster the continued creation of their art which moves millions all over the world.

VNUE strategically aligns an economically viable in-house digital solution across during a golden era of live music. By creating a platform and connected network that is extremely complex and resource-intensive. Through a suite of applications and dashboard centered at the heart of the software platform, a connected network of partners, labels, publishers, right management, artist, bands and venues and a range of advanced 3rd party distributors, VNUE allows distribution of content to all types of digital and social focused sites as well as within its own sandbox, with a range of revenue models and centralized reporting that the artists, labels and publishers get to keep. By using the VNUE platform, artists can create, market and distribute their shows while creating new revenue streams. Fans are able to connect with their favorite performers in a new way, discover new performances and listen to and watch their live performances on their mobile devices, computer, gaming consoles, OTT services and connected TVs.

Serving multiple customers on one platform enables VNUE to cost-effectively invest significant amounts in innovation to drive continuous product iterations that succeed the prior use case.

Monetization and Business Model

In today’s social media world, fans want to be able to immediately share with their friends the fact they were at the show and how great this unique individual show was that they just attended. Fans do not want to wait for a post-tour, live show CD to be produced from some other show on the tour months or years after the fact, they want it now. VNUE is the solution.

Artist, Industry executives, Labels, Music publishers and Venues will access VNUE’s solution as a service, through which they are able to benefit from a range of different revenue models to optimize the value of their live and on-demand content across a majority of digital ecosystems. The Company’s primary revenue model is to take a share of the revenue from sales of concerts, performances both audio and video or audio separately. In addition the revenue stream can also include an advertising or sponsorship component that was integrated into tours. This revenue share aligns business outcomes for all parties and means that costs are primarily baked into the software and delivery agent. Typical revenue shares are expected to range from 15-60 percent and vary based on the level of service allocated to each Artist, Label, Music publisher, venue and the scale of the business opportunity. Secondary revenue streams include fees for storage, usage, licensing and software upgrades (design or social ad distribution). VNUE’s revenue share is reported as net revenue (i.e. gross transaction revenues minus any revenue share due to third parties).

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As a software-focused business, VNUE can take advantage of a single technology platform to continuously acquire users at low marginal cost leveraging artist promotion, in venue marketing and mobile notifications. Further automation and self-service tools are intended to allow VNUE to provide more advanced services to the industry and artist without adding significantly to the cost base or headcount.

VNUE delivers a technology suite to accompany the publishers that allows them to source, pull a wide swath of reports down to granular in venue streams and conversions. VNUE looks to commercialize the in venue sales components that is currently missing and expand these efforts globally and embed live and on-demand content from the VNUE Audience network efficiently and cost-effectively. These features, such as its real time audio sweating tools, are designed to significantly reduce the manual effort required to display music content and, therefore, increase the efficiency of content distribution and the revenue yield per performance sold.

License Agreement with Universal Music Corp.

On November 2, 2015, the Company entered into a License Agreement with Universal Music Corp. (“Universal”).

The License Agreement is effective September 8, 2015, and has a term of Two (2) Years from the Effective Date. Under the terms of the License Agreement, Universal is granting to VNUE a non-exclusive, non-transferable, non-sublicensable license to create and distribute content using certain Universal compositions, more specified in the Grant of Right’s section of the License Agreement.

The Company will then market and sell this content via the VNUE Service at certain agreed upon price points more specifically described in the Business Model and Price Points Section of the License Agreement, and the Company shall pay Universal royalties for each sale of the content as specified in the Royalty Rates section of the License Agreement.

In accordance with the Minimum Guarantee provision of the License Agreement, the Company was required to pay Universal a minimum first year fee of Fifty Thousand Dollars ($50,000), which is due within 10 days of execution and a second year minimum fee of Fifty Thousand Dollars ($50,000), which is due upon the commencement of the second year of the Term. The Company paid the minimum first year fee of Fifty Thousand Dollars ($50,000) to Universal on November 10, 2015.

Now that the Company has paid the minimum first year fee to Universal, the Company’s plan is to continue raising capital through the sales of its common stock in order to complete the development of its VNUE Service. Once development of the VNUE Service is complete, the Company plans to concentrate on the marketing and sales of content created under the Licensing Agreement with Universal, as well as identifying strategic opportunities with other music industry leaders.

Employees

As of February 22, 2016, we have 3 full-time employees. The remuneration paid to our officers and directors will be more completely described elsewhere in the registration statement. Our employees are not party to any collective bargaining agreement and we have never experienced an organized work stoppage. We believe our relations with our employees are good.

We expect to double the number of employees over the next 12 month period. We do and will continue to outsource our work to third party independent contractors as needed.

Reports to Security Holders

We are subject to the reporting and other requirements of the Exchange Act and we intend to furnish our shareholders annual reports containing financial statements audited by our independent registered public accounting firm and to make available quarterly reports containing unaudited financial statements for each of the first three quarters of each year. We file Quarterly Reports on Form 10-Q, Annual Reports on Form 10-K and Current Reports on Form 8-K with the Securities and Exchange Commission in order to meet our timely and continuous disclosure requirements. We may also file additional documents with the Commission if they become necessary in the course of our company’s operations.

The public may read and copy any materials that we file with the SEC at the SEC's Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that site is www.sec.gov.

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Description of Property

Our corporate office is located at 104 W. 29th Street, 11th Floor, New York, NY 10001. Our telephone number is 857-777-6190. The office space is shared with other companies and entrepreneurs and we pay $1,300 per month for the use of the space. We started to use the shared office in mid August, 2015 on a month-to-month basis with 30 day advance notice to vacate the premise.

Patents, Trademarks, Franchises, Royalty Agreements or Labor Contracts

We have no current plans for any registrations such as patents, trademarks, copyrights, franchises, concessions, royalty agreements or labor contracts. We will assess the need for any copyright, trademark or patent applications on an ongoing basis.

Research and Development

We have not spent any amounts on research and development activities to date and we do not anticipate that we will incur any expenses on research and development over the next 12 months.  Our planned expenditures on our operations are summarized under the section of this registration statement entitled “Management’s Discussion and Analysis of Financial Position and Results of Operations”.

Subsidiaries

The Company consolidates the following subsidiaries and/or entities:

Name of consolidated subsidiary or entity	State or other jurisdiction of incorporation or organization	Date of incorporation or formation (date of acquisition/disposition, if applicable)	Attributable interest

Vnue Inc. (formerly TGRI)	The State of Nevada	April 4, 2006 (May 29, 2015)	100%

Vnue Inc. (Vnue Washington)	The State of Washington	October 16, 2014	100%

Vnue LLC	The State of Washington	August 1, 2013 (December 3, 2014)	100%

Vnue Technology Inc.	The State of Washington	October 16, 2014	90%

Vnue Media Inc.	The State of Washington	October 16, 2014	89%

The consolidated financial statements include the accounts of the subsidiaries/entities as of reporting periods end date and for the reporting periods then ended from their respective dates of incorporation/formation, acquisition or disposition.

All inter-company balances and transactions have been eliminated.

Offices

We do not currently own any real estate of any kind.  Our executive offices are located at 104 W. 29th Street, 11th Floor, New York, NY 10001.

Legal Proceedings

From time to time, we may be involved in litigation relating to claims arising out of our operations in the normal course of business.  Other than described herein, neither the Company, nor its officers or directors are involved in, or the subject of, any pending legal proceedings or governmental actions the outcome of which, in management’s opinion, would be material to our financial condition or results of operations.

On December 11, 2015, Hughes Media Law Group, Inc. filed a lawsuit against VNUE, Inc. in the Superior Court of King County, Washington, under case number 15-2-30108-0. HMLG claims damages of $130,552.78 for unpaid legal fees HMLG alleges are owed pursuant to an April 4, 2014 agreement with VNUE Washington , for legal work performed by HMLG for VNUE Washington prior to the Merger. The Complaint sets forth no legal basis for a lawsuit against VNUE, Inc. (Nevada) and does not, in fact, sue VNUE Washington , HMLG’s former client. The Company believes that VNUE, Inc. (Nevada) is not the proper party for this lawsuit, and reserves all available defenses and counterclaims. Under Washington Superior Court rules, VNUE, Inc. (Nevada) if service of process takes place outside of Washington, a defendant has Sixty (60) days from the date on which it was served the Complaint, to file a response setting forth its defenses. The lawsuit was amended by HMLG, and now includes VNUE Media, Inc. and VNUE Technology, Inc. as additional parties. The Company plans to defend the lawsuit and is consulting with Washington litigation counsel in preparation for filing a response.

On January 8, 2016, 2Doors Management, LLC filed a lawsuit against Vnue, Inc. in the Superior Court of King County, Washington, under case number 16-2-00473-3. 2Doors claims damages of “no less than $100,000 for unpaid consulting fees 2Doors alleges are owed pursuant to a May 5, 2015agreement with VNUE Washington , which was entered into between 2Doors and VNUE Washington prior to the Merger. Under Washington Superior Court rules, VNUE, Inc. (Nevada) if service of process takes place outside of Washington, a defendant has Sixty (60) days from the date on which it was served the Complaint, to file a response setting forth its defenses. The Company plans to defend the lawsuit and is consulting with Washington litigation counsel in preparation for filing a response.

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Market for Common Equity and Related Stockholder Matters

Market Information

There is a limited public market for our common shares.  Our common shares are quoted on the OTCMarkets under the symbol “VNUE”.  Trading in stocks quoted on the OTCMarkets is often thin and is characterized by wide fluctuations in trading prices due to many factors that may be unrelated to a company’s operations or business prospects.  We cannot assure you that there will be a market in the future for our common stock.

OTCMarkets securities are not listed or traded on the floor of an organized national or regional stock exchange.  Instead, OTCMarkets securities transactions are conducted through a telephone and computer network connecting dealers in stocks. OTCMarkets issuers are traditionally smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.

Our common stock became eligible for quotation on the OTCMarkets on November 18, 2013.  As of January 8, 2016, only a minimal amount of shares have traded on OTCMarkets and the market price for our common shares is $0.040 per share.

Stockholders of Our Common Shares

As of February 22, 2016, there were approximately 194 holders of record of our common stock.

Rule 144 Shares

A person who has beneficially owned restricted shares of our common stock for at least six months is entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding the sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale.

Persons who have beneficially owned restricted shares of our common stock for at least six months but who are our affiliates at the time of, or at any time during the three months preceding the sale, are subject to additional restrictions.  Such person is entitled to sell within any three-month period only a number of securities that does not exceed the greater of either of the following:

·

1% of the total number of securities of the same class then outstanding, which will equal 6,409,131 shares as of the date of this prospectus; or

·

the average weekly trading volume of such securities during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale;

Provided , in each case that we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale.

Such sales must also comply with the manner of sale and notice provisions of Rule 144.

As of the date of this prospectus none of our shares are eligible for resale pursuant to Rule 144.

Stock Option Grants

To date, we have not granted any stock options.

Registration Rights

As part of the Equity Purchase Agreement entered into with Tarpon, on February 18, 2016, the Company and Tarpon entered into a Registration Rights Agreement (the "Registration Agreement"). Under the terms of the Registration Agreement the Company agreed to file a registration statement with the Securities and Exchange Commission with respect to the Shares within 120 days of February 18, 2016. The Company is obligated to keep such registration statement effective until (i) three months after the last closing of a sale of Shares under the Purchase Agreement, (ii) the date when Tarpon may sell all the Shares under Rule 144 without volume limitations, or (iii) the date Tarpon no longer owns any of the Shares.

We have not granted registration rights to any other persons other than Tarpon at this time.

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Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends.  The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1.

We would not be able to pay our debts as they become due in the usual course of business; or

2.

Our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends, and we do not plan to declare any dividends in the foreseeable future.

ITEM 2. MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Cautionary Statement Regarding Forward-Looking Information

The statements in this registration statement that are not reported financial results or other historical information are “forward-looking statements” within the meaning of the  Private Securities Litigation Reform Act of 1995  , as amended. These statements appear in a number of different places in this report and can be identified by words such as “estimates”, “projects”, “expects”, “intends”, “believes”, “plans”, or their negatives or other comparable words. Also look for discussions of strategy that involve risks and uncertainties. Forward-looking statements include, among others, statements regarding our business plans and availability of financing for our business.

You are cautioned that any such forward-looking statements are not guarantees and may involve risks and uncertainties. Our actual results may differ materially from those in the forward-looking statements due to risks facing us or due to actual facts differing from the assumptions underlying our estimates. Some of these risks and assumptions include those set forth in reports and other documents we have filed with or furnished to the United States Securities and Exchange Commission (“SEC”). We advise you that these cautionary remarks expressly qualify in their entirety all forward-looking statements attributable to us or persons acting on our behalf. Unless required by law, we do not assume any obligation to update forward-looking statements based on unanticipated events or changed expectations. However, you should carefully review the reports and other documents we file from time to time with the SEC.

Presentation of Information

As used in this quarterly report, the terms "we", "us", "our" and the “Company” mean VNUE, Inc. and its subsidiaries, unless the context requires otherwise.

All dollar amounts in this quarterly report refer to US dollars unless otherwise indicated.

Overview

Following the Merger on May 29, 2015, we now carry on business as a live entertainment music service company which brings bands and fans together by capturing professional quality audio and video recordings of live performances and delivers the experience of a venue to your home and hand.

By streamlining the processes of curation, clearing, capturing, distribution & monetization, VNUE manages and simplifies the complexities of the music ecosystem.

VNUE captures content through its Front of House mobile application and provides world-wide distribution and monetization through a suite of mobile, web administration applications, allowing an artist to seamlessly deliver and sell their live performances directly to the fans who attend their shows.

While VNUE is primarily being used in live music venues, we are also branching into many other entertainment experiences such as comedy, plays, musicals, university lectures, professional demonstrations and panel discussions, as well as action sports and much more.

Business Model Prior to the Merger

The Company was incorporated in the State of Nevada on April 4, 2006. Prior to the Merger, we were engaged in the acquisition and exploration of mineral properties since our inception. Under that prior business model, the Company did not generate any revenues and incurred losses since inception.

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Effective April 10, 2013, the Company changed its name from Buckingham Exploration Inc. to Tierra Grande Resources Inc. On August 9, 2010, the Company incorporated 0887717 B.C. Ltd., a wholly-owned subsidiary in British Columbia, Canada. On February 28, 2013, the Company acquired a 100% interest in Tierra Grande Resources, S.A.C. (“Tierra”), a company incorporated in Peru, in consideration for $10.

Prior to the Merger, the Company’s strategy had been to identify, acquire and advance assets that present near term cash-flow with the emphasis on creating early cash flow to enable the Company to consider other projects.

In July 2013, prior management entered into a Letter of Intent to acquire the Buldibuyo Gold Project in Peru, South America. The Company subsequently entered into an updated Letter of Intent to acquire the project in May 2014. It was the Company’s intention to acquire 100% of the gold project, which had produced high grade ore in the past, and had engaged in some due diligence to qualify expectations and timelines. However, despite the execution of the Letter of Intent and numerous attempts to accommodate the vendors, the vendors failed to deliver essential information to us required to conduct a thorough technical and legal due diligence on the project and associated holding companies and, accordingly, we terminated negotiations to acquire the project in July 2014.

The Merger on May 29, 2015 with VNUE, Inc.

As reported in the Form 8-K dated April 14, 2015, Tierra Grande Resources Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), on April 13, 2015 with VNUE, Inc., a company incorporated pursuant to the laws of the State of Washington (“VNUE”), and TGRI Merger Corp., a Nevada corporation and a wholly-owned subsidiary of the Company (“Merger Sub”).

On April 30, 2015, the Company filed an 8-K announcing the extension of the deadline to close on the Merger Agreement until May 30, 2015.

On May 29, 2015, Vnue, Inc. (formerly Tierra Grande Resources Inc.) (“TGRI”) closed the Agreement and Plan of Merger (the “Merger Agreement”), initially entered into on April 13, 2015 with Vnue Washington and all of the stockholders of Vnue Washington.

Upon closing of the Merger Agreement a total of 507,629,872 shares of TGRI common stock were issued as follows: (i) all shares of Vnue Washington stock of any class or series issued and outstanding immediately prior to the closing of the Merger Agreement were automatically converted into and exchanged for an aggregate of 477,815,488 fully paid and non-assessable shares of TGRI common stock; and (ii) an aggregate of 29,814,384 shares of TGRI common stock were issued to Matheau J. W. Stout, Esq. as payment for services performed prior to and in connection with the Merger. The number of TGRI common shares issued to Vnue Washington's stockholders for the acquisition of all shares of Vnue Washington represented approximately 79.0% of the issued and outstanding common stock immediately after the closing of the Merger Agreement. The board of directors and the members of the management of TGRI resigned and the board of directors and the member of the management of Vnue Washington became the board of directors and the member of the management of the combined entities upon closing of the Merger Agreement.

As a result of the controlling financial interest of the former stockholders of Vnue Washington, for financial statement reporting purposes, the merger between TGRI and Vnue Washington was treated as a reverse acquisition, with Vnue Washington deemed the accounting acquirer and TGRI deemed the accounting acquiree under the acquisition method of accounting in accordance with Section 805-10-55 of the FASB Accounting Standards Codification. The reverse acquisition is deemed a capital transaction in substance whereas the assets and liabilities of Vnue Washington (the accounting acquirer) are carried forward to TGRI (the legal acquirer and the reporting entity) at their carrying value before the combination and the equity structure (the number and type of equity interests issued) of Vnue Washington is being retroactively restated using the exchange ratio established in the Merger Agreement to reflect the number of shares of TGRI issued to effectuate the acquisition.   The number of common shares issued and outstanding and the amount recognized as issued equity interests in the consolidated financial statements is determined by adding the number of common shares deemed issued and the issued equity interests of Vnue Washington immediately prior to the business combination to the unredeemed shares and the fair value of TGRI determined in accordance with the guidance in ASC Section 805-40-55 applicable to business combinations, i.e. the equity structure (the number and type of equity interests issued) in the consolidated financial statements immediately post the combination reflects the equity structure of TGRI, including the equity interests the legal parent issued to effect the combination ..

A copy of the Merger Agreement was attached as Exhibit 10.1 to the Company’s 8-K filed on April 14, 2015. The description of the Merger Agreement herein is qualified by the terms of the full text of the agreement attached thereto and the terms thereof are incorporated herein by reference.

Plan of Operations

The History of VNUE

VNUE was founded in August of 2013 with the vision of creating a collective network of connected venues that empower and assist bands, artist, and entertainers to monetize their performance (audio & video) in the venue using mobile technologies. VNUE has developed its business and technology in tandem to enter into deals with venues, artists and labels across the United States using this initial launch strategy. The collective venue network effect, whereby each deal makes the offer more compelling to other potential customers, has been a key driver of VNUE’s growth to date. The initial focus of the business in early 2014 as a YouTube certified company, to create a Multi-Channel Network (MCN) specifically focused on live streaming and monetization of content through the google display network..

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On July 23, 2014, the Company entered into an Asset purchase agreement with Lively, LLC (the “Agreement”), whereby the Company acquired certain assets of Lively, LLC for a consideration of (i) payment of $150,000 and (ii) Preferred shares with a fair market value of $250,000 at the time of the issuance. Assets purchased included: a) software, inventions, customers, customer lists, development, documents and records, designs, claims, intellectual property rights, distribution rights and merchandising rights; b) all copyright, patents, trademarks, trade names, logos or service marks and other intangible property and rights.

Since the Lively assets acquisition, VNUE has grown its platform, expanded into enabled venues and enhanced its platform offering to approve the monetization model and further evangelize the creation of the collective network of connected venues that empower artist to create content and monetize it.

Markets and Opportunity

There are over 400,000+ Indie bands performing in the US domestic market alone, and while a handful of them will get produced under a label even less will be big enough to attempt to utilize today’s current methods to capture and deliver live performance audio from a given show. Currently artist, bands and performers are missing a simple capture and immediately sell tool kit to deliver high quality audio and video to their fans for each of their live shows.

VNUE’s goal first and foremost is to empower artists - not only in serving their fans, but generating a monetary footprint which can foster the continued creation of their art which moves millions all over the world.

VNUE strategically aligns an economically viable in-house digital solution across during a golden era of live music. By creating a platform and connected network that is extremely complex and resource-intensive. Through a suite of applications and dashboard centered at the heart of the software platform, a connected network of partners, labels, publishers, right management, artist, bands and venues and a range of advanced 3rd party distributors, VNUE allows distribution of content to all types of digital and social focused sites as well as within its own sandbox, with a range of revenue models and centralized reporting that the artists, labels and publishers get to keep. By using the VNUE platform, artists can create, market and distribute their shows while creating new revenue streams. Fans are able to connect with their favorite performers in a new way, discover new performances and listen to and watch their live performances on their mobile devices, computer, gaming consoles, OTT services and connected TVs.

Serving multiple customers on one platform enables VNUE to cost-effectively invest significant amounts in innovation to drive continuous product iterations that succeed the prior use case.

Monetization and Business Model

In today’s social media world, fans want to be able to immediately share with their friends the fact they were at the show and how great this unique individual show was that they just attended. Fans do not want to wait for a post-tour, live show CD to be produced from some other show on the tour months or years after the fact, they want it now. VNUE is the solution.

Artist, Industry executives, Labels, Music publishers and Venues will access VNUE’s solution as a service, through which they are able to benefit from a range of different revenue models to optimize the value of their live and on-demand content across a majority of digital ecosystems. The Company’s primary revenue model is to take a share of the revenue from sales of concerts, performances both audio and video or audio separately. In addition the revenue stream can also include an advertising or sponsorship component that was integrated into tours. This revenue share aligns business outcomes for all parties and means that costs are primarily baked into the software and delivery agent. Typical revenue shares are expected to range from 15-60 percent and vary based on the level of service allocated to each Artist, Label, Music publisher, venue and the scale of the business opportunity. Secondary revenue streams include fees for storage, usage, licensing and software upgrades (design or social ad distribution). VNUE’s revenue share is reported as net revenue (i.e. gross transaction revenues minus any revenue share due to third parties).

As a software-focused business, VNUE can take advantage of a single technology platform to continuously acquire users at low marginal cost leveraging artist promotion, in venue marketing and mobile notifications. Further automation and self-service tools are intended to allow VNUE to provide more advanced services to the industry and artist without adding significantly to the cost base or headcount.

VNUE delivers a technology suite to accompany the publishers that allows them to source, pull a wide swath of reports down to granular in venue streams and conversions. VNUE looks to commercialize the in venue sales components that is currently missing and expand these efforts globally and embed live and on-demand content from the VNUE Audience network efficiently and cost-effectively. These features, such as its real time audio sweating tools, are designed to significantly reduce the manual effort required to display music content and, therefore, increase the efficiency of content distribution and the revenue yield per performance sold.

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License Agreement with Universal Music Corp.

On November 2, 2015, the Company entered into a License Agreement with Universal Music Corp. (“Universal”).

The License Agreement is effective September 8, 2015, and has a term of Two (2) Years from the Effective Date. Under the terms of the License Agreement, Universal is granting to VNUE a non-exclusive, non-transferable, non-sublicensable license to create and distribute content using certain Universal compositions, more specified in the Grant of Right’s section of the License Agreement.

The Company will then market and sell this content via the VNUE Service at certain agreed upon price points more specifically described in the Business Model and Price Points Section of the License Agreement, and the Company shall pay Universal royalties for each sale of the content as specified in the Royalty Rates section of the License Agreement.

In accordance with the Minimum Guarantee provision of the License Agreement, the Company was required to pay Universal a minimum first year fee of Fifty Thousand Dollars ($50,000), which is due within 10 days of execution and a second year minimum fee of Fifty Thousand Dollars ($50,000), which is due upon the commencement of the second year of the Term. The Company paid the minimum first year fee of Fifty Thousand Dollars ($50,000) to Universal on November 10, 2015.

Now that the Company has paid the minimum first year fee to Universal, the Company’s plan is to continue raising capital through the sales of its common stock in order to complete the development of its VNUE Service. Once development of the VNUE Service is complete, the Company plans to concentrate on the marketing and sales of content created under the Licensing Agreement with Universal, as well as identifying strategic opportunities with other music industry leaders.

Results of Operations

The following discussion and analysis of our results of operations and financial condition for the nine months ended September 30, 2015 should be read in conjunction with our unaudited interim consolidated financial statements and related notes included in this report, as well as our consolidated financial statements of Vnue Washington for the year ended December 31, 2014 and notes thereto contained in Vnue Inc.’s Current Report amendment No. 1 to Form 8-K as filed with the SEC.

Nine months Ended September 30, 2015 Compared to Nine months Ended September 30, 2014

Cost of Sales

Our cost of sales for the Nine-Months Ended September 30, 2015 amounted to $265,880 compared to $55,950 for the Nine-Months Ended September 30, 2014.

Acquisition-Related Costs

Our acquisition-related costs for the Nine-Months Ended September 30, 2015 amounted to $819,105 compared to $0 for the Nine-Months Ended September 30 2014 in connection with the closing of the Merger on May 29, 2015.

Salary and compensation

Our salary and compensation for the Nine-Months Ended September 30, 2015 amounted to $155,126 compared to $0 for the Nine-Months Ended September 30, 2014. The increase in salary and compensation to last year is primarily due to the fact that the Company started to hiring employees near the end of June 2015 to commence operations.

Professional Fees

Our professional fee expenses for the Nine-Months Ended September 30, 2015 amounted to $244,742 compared to $71,017 for the Nine-Months Ended September 30, 2014. The increase in professional fees relative to last year is primarily due to fees for legal fees incurred by VNUE Washington prior to the Merger, and other legal, accounting and auditing services, associated with the Merger.

General and Administrative Expenses

Our general and administrative expenses for the Nine-Months Ended September 30, 2015 amounted to $181,878 compared to $24,930 for the Nine-Months Ended September 30, 2014. The increase in general and administrative expenses relative to last year is due primarily to expenses associated with the Merger.

Other (Income) Expenses, Net

We recorded net other expenses for the Nine-Months Ended September 30, 2015 of $93,876 compared to $147,533 for the Nine-Months Ended September 30, 2014. The change in net other expenses was primarily due to the change in fair value of derivative liability, financing costs of $50,000 and the settlement of claims valued at $96,876.

Net Loss from operations

As a result of the foregoing cost of sales, acquisition-related costs, professional fees, general and administrative expenses, and other income, and as we have not yet generated significant revenues since our inception, our net loss for the Nine-Months Ended September 30, 2015 was $1,760,124, compared to our net loss for the Nine-Months Ended September 30, 2014 of $299,310.

28

Year Ended December 31, 2014 Compared to Year Ended December 31, 2013

Cost of Sales

Our cost of sales for the Year Ended December 31, 2014 amounted to $97,735 compared to $0 for the Year Ended December 31, 2013.

Acquisition-Related Costs

Our acquisition-related costs for the Year Ended December 31, 2014 amounted to $0 compared to $0 for the Year Ended December 31, 2013.

Salary and compensation

Our salary and compensation for the Year Ended December 31, 2014 amounted to $0 compared to $0 for the Year Ended December 31, 2013.

Professional Fees

Our professional fee expenses for the Year Ended December 31, 2014 amounted to $114,435 compared to $0 for the Year Ended December 31, 2013.

General and Administrative Expenses

Our general and administrative expenses for the Year Ended December 31, 2014 amounted to $32,584 compared to $0 for the Year Ended December 31, 2013.

Other (Income) Expense, Net

We recorded other income for the Year Ended December 31, 2014 of $141,391 compared to $0 for the Year Ended December 31, 2013. The change in net other income was primarily due to change in fair value of derivative liabilities and a debt discount.

Net Loss from operations

As a result of the foregoing cost of sales, acquisition-related costs, professional fees, general and administrative expenses, and other income, and as we have not yet generated significant revenues since our inception, our net loss for the Year Ended December 31, 2014 was $385,924, compared to our net loss for the Year Ended December 31, 2013 of $0.

Liquidity and Capital Resources

Since our inception, we have funded our operations primarily through private offerings of our equity securities.

As of September 30, 2015, we had cash and cash equivalents of $35,009.

We had negative cash flow from operating activities of $583,337 for the Nine-Months Ended September 30, 2015, compared with negative cash flow from operating activities of $93,340 for the Nine-Months Ended September 30, 2014. The increase in negative cash flow for operating activities is due to costs associated with the Merger, and reflects Company’s expanded operations under the VNUE business model, which resulted in significant payments to service providers and employees.

We had negative cash flow from investing activities of $52,037 for the Nine-Months Ended September 30, 2015 due to an advance to a related party. We had negative cash flow from investing activities of $35,000 for the Nine-Months Ended September 30, 2014 due to the acquisition of intangible assets.

We had positive cash flow from financing activities of $670,337 for the Nine-Months Ended September 30, 2015 as compared to $128,340 for the Nine-Months Ended September 30, 2014. The cash flow from financing activities for the Nine-Months Ended September 30, 2015 was primarily due to $726,320 in proceeds from the issuance of common shares. This $726,320 is offset by $14,983 in repayments to a stockholder and $41,000 in repayments of convertible notes payable during the same period. The cash flow from financing activities for the Nine-Months Ended September 30, 2014 was due to $42,340 in advances from a stockholder and $86,000 in proceeds from convertible notes payable.

Off-Balance Sheet Arrangements

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to stockholders.

Going Concern

Our consolidated financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.

As reflected in the consolidated financial statements, the Company had an accumulated deficit at September 30, 2015, a net loss and net cash used in operating activities for the reporting period then ended. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

The consolidated financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

29

We have not generated significant revenues, have achieved losses since our inception, and rely upon the sale of our common stock and loans from related and other parties to fund our operations. We do not anticipate generating any revenues in the foreseeable future, and if we are unable to raise equity or secure alternative financing, we may not be able to pursue our plans and our business may fail.

Application of Critical Accounting Policies and Estimates

Our management’s discussion and analysis of our financial condition and results of operations is based on our financial statements, which were prepared in accordance with U.S. generally accepted accounting principles. The preparation of these financial statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements, as well as the reported expenses during the reporting periods. Actual results may differ from these estimates under different assumptions or conditions.

While our significant accounting policies are more fully described in the notes to our financial statements appearing elsewhere in this prospectus, we believe that the accounting policies discussed below are critical to our financial results and to the understanding of our past and future performance, as these policies relate to the more significant areas involving management’s estimates and assumptions. We consider an accounting estimate to be critical if: (1) it requires us to make assumptions because information was not available at the time or it included matters that were highly uncertain at the time we were making our estimate; and (2) changes in the estimate could have a material impact on our financial condition or results of operations.

Selected Financial Data

Not applicable.

Item 3. Quantitative and Qualitative Disclosures of Market Risk

Not applicable.

Item 4.  Controls and Procedures

We carried out an evaluation required by the Securities Exchange Act of 1934 (the “1934 Act”), under the supervision and with the participation of our principal executive officer and principal financial officer, of the effectiveness of the design and operation of our disclosure controls and procedures, as defined in Rule 13a-15(e) of the 1934 Act, as of the end of the period covered by this report. Based on this evaluation, our principal executive officer and principal financial officer concluded that our disclosure controls and procedures were ineffective to provide reasonable assurance that information required to be disclosed by us in the reports that we file or submit under the 1934 Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms and to provide reasonable assurance that such information is accumulated and communicated to our management, including our principal executive officer and principal financial officer, as appropriate to allow timely decisions regarding required disclosure.

During the most recent fiscal quarter, there has not occurred any change in our internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, our internal control over financial reporting.

Our disclosure controls and procedures are designed to provide reasonable assurance of achieving their objectives as specified above. Management does not expect, however, that our disclosure controls and procedures will prevent or detect all error and fraud. Any control system, no matter how well designed and operated, is based upon certain assumptions and can provide only reasonable, not absolute, assurance that its objectives will be met. Further, no evaluation of controls can provide absolute assurance that misstatements due to error or fraud will not occur or that all control issues and instances of fraud, if any, within the Company have been detected.

Changes In and Disagreements with Accountants

Effective November 9, 2015, the Company engaged the firm of Li and Company, PC as the Independent Registered Public Accountant to Audit the Company’s financial statements for the remainder of the fiscal year ending December 31, 2015.

The decision to change accountants was approved by the Company’s Board of Directors based upon Li and Company’s prior engagement for the preparation of the financial statements contained in the Company’s 8-K/A dated November 4, 2015, which had been in progress since the reverse merger which closed on May 29, 2015.

The engagement, effective November 9, 2015, of Li and Company, PC as the new Independent Registered Public Accountant for the Company necessarily resulted in the termination or dismissal of the previous principal accountant which audited the Company’s financial statements prior to the reverse merger which closed on May 29, 2015, MALONEBAILEY, LLP.

In accordance with the terms of the reverse merger, the Company’s fiscal year-end changed to December 31, 2015. During the Company’s two most recent fiscal years ended May 31, 2014 and May 31, 2013, and the subsequent interim period, there were no disagreements between the Company and MALONEBAILEY, LLP concerning any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which disagreements, if not resolved to MALONEBAILEY, LLP’s satisfaction would have caused them to make a reference to the subject matter of the disagreements in connection with their reports; there were no reportable events as described in Item 304(a)(1)(v) of Regulation S-K.

30

MALONEBAILEY, LLP’s report dated September 12, 2014 on the Company’s financial statements for the fiscal year ended May 31, 2014 did not contain any adverse opinion or disclaimer of opinion, nor was the report qualified or modified as to uncertainty, audit scope or accounting principles.

The Company provided MALONEBAILEY, LLP with a copy of the foregoing disclosures and requested from MALONEBAILEY, LLP a letter addressed to the Commission stating whether MALONEBAILEY, LLP agrees with the statements made by the Company in response to Item 304(a) of Regulation S-K and, if not, stating the respects in which it does not agree. MALONEBAILEY, LLP’s letter was attached as an exhibit to the Company’s 8-K Current Report dated November 9, 2015 as Exhibit 10.01.

We have had no disagreements with our accountants.

Available Information

We have filed with the Securities and Exchange Commission a registration statement on Form S-1.  For further information about us and the shares of common stock to be sold in the offering, please refer to the registration statement and the exhibits and schedules thereto.  The registration statement and exhibits may be inspected, without charge, and copies may be obtained at prescribed rates, at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.  The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The registration statement and other information filed with the SEC are also available at the web site maintained by the SEC at http://www.sec.gov.

31

Directors, Executive Officers, Promoters and Control Persons

All directors of our company hold office until the next annual meeting of the security holders or until their successors have been elected and qualified.  The officers of our company are appointed by our board of directors and hold office until their death, resignation or removal from office.  Our directors and executive officers, their ages, positions held, and duration as such, are as follows:

Name	Age	Position
Mr. Matthew Carona	31	CEO, President, Secretary & Director
Mr. Collin Howard	46	Treasurer, CFO & Director

Matthew Carona, 31, CEO, President, Director

Prior to his appointment as Chief Executive Officer and Director of the Company, Matthew P. Carona was the co-founder and Chief Executive Officer of VNUE Inc. Matthew brings more than 8 years of experience in the ever-evolving landscape of digital music, media and global distribution. Prior to Co-founding VNUE, Matthew served as Chief Strategy Officer at Qello, the world's leading on-demand streaming service for full-length HD concert films and music, where he began in 2010. In 2008, Matthew’s immersion in digital media and product development came when he joined Billboard Magazine, the world’s most influential music media brand reaching key executives and tastemakers in and around the music business through its Magazine, Websites, Trade events and televised award shows, as their Event Sales Manager, Business Development of Mobile Products and Licensing. Prior to that, Matthew worked at Show Media , an interactive digital network, content production and outdoor advertising media company. Prior to Show Media he began his career at University Sports Publications in 2005 and then went on to start his first company, World Trade Publications in 2006.

Matthew has forged partnerships with wide variety of technology, music and digital media companies, including Apple, Amazon, AT&T, Motorola, Samsung, Sony, Google and more. Matthew received his B.A in Business Management from Western New England University in 2005.

Collin Howard, 46, CFO and Director

As an operations-savvy executive with more than 15 years in banking, Collin’s experience has resulted in the successful development of financial planning and analysis, business intelligence, integrated business partnerships and decision support from the ground up. Collin Howard joined VNUE, Inc. in 2014 as the Chief Financial Officer. Collin is focused on driving investment strategy and next generation partnerships on a multitude of financial matters including raising capital, acquisition, accounting, financial modeling and analysis. Prior to joining VNUE, Collin served as a Vice President at the Toronto-Dominion Bank. Prior to his position with TD, Collin served as a Branch Manager at SunTrust Bank in 2006. He also served as a Business Development Officer for M&T Bank beginning in 2005. Before entering banking, Collin’s fascination with information technology and wireless services began when he joined TESSCO Technologies in 2000 as Credit Manager. Collin earned a Bachelor’s of Science Degree in Business Management from University of Phoenix in 2006.

Family Relationships

There are no family relationships among our officers or directors.

Legal Proceedings

No officer, directors or persons nominated for such positions, promoter or significant employee has been involved in the last ten years in any of the following:

-

Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

-

Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

-

Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and

-

Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

32

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our Principal Executive Officer, our most highly compensated executive officers other than our PEO who occupied such position at the end of our latest fiscal year and up to two additional executive officers who would have been included in the table below except for the fact that they were not executive officers at the end of our latest fiscal year, by us, or by any third party where the purpose of a transaction was to furnish compensation, for all services rendered in all capacities to us for the latest fiscal year ended _______________________.____________________.

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Matthew Carona CEO, President, Secretary, and a director	2013
	2014
Collin Howard , CFO, Treasurer and a director	2013
	2014

Stock Option Grants

We have not granted any stock options to the executive officers since our inception.

Consulting Agreements

Security Ownership of Certain Beneficial Owners and Management

The following tables set forth the ownership, as of the date of this Prospectus, of our common stock by each person known by us to be the beneficial owner of more than 5% of our outstanding common stock, our directors, and our executive officers and directors as a group.  To the best of our knowledge, the persons named have sole voting and investment power with respect to such shares, except as otherwise noted.  There are not any pending or anticipated arrangements that may cause a change in control.

The information presented below regarding beneficial ownership of our voting securities has been presented in accordance with the rules of the Securities and Exchange Commission and is not necessarily indicative of ownership for any other purpose.  Under these rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security.  A person is deemed to own beneficially any security as to which such person has the right to acquire sole or shared voting or investment power within 60 days through the conversion or exercise of any convertible security, warrant, option or other right.  More than one person may be deemed to be a beneficial owner of the same securities.  The percentage of beneficial ownership by any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power within 60 days, by the sum of the number of shares outstanding as of such date plus the number of shares as to which such person has the right to acquire voting or investment power within 60 days.  Consequently, the denominator used for calculating such percentage may be different for each beneficial owner.  Except as otherwise indicated below, we believe that the beneficial owners of our common stock listed below have sole voting and investment power with respect to the shares shown.  The mailing address for all persons is at 104 W. 29th Street, 11th Floor, New York, NY 10001

Shareholders	# of Shares	Percentage
Matthew Carona, CEO	245,576,531	38%
Collin Howard, CFO	45,559,177	7%
All directors and executive officers as a group	291,135,708	45%
Christopher Mann	81,858,860	13%

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This table is based upon information derived from our stock records.  The shareholder named in this table has sole or shared voting and investment power with respect to the shares indicated as beneficially owned.  Applicable percentages are based upon 641,121,497 shares of common stock outstanding as of January 8, 2016.

Certain Relationships and Related Transactions

The Corporation may indemnify and advance litigation expenses to its directors, officers, employees and agents to the extent permitted by law, the Articles or these Bylaws, and shall indemnify and advance litigation expenses to its directors, officers, employees and agents to the extent required by law, the Articles or these Bylaws.  The Corporation’s obligations of indemnification, if any, shall be conditioned on the Corporation receiving prompt notice of the claim and the opportunity to settle and defend the claim.  The Corporation may, to the extent permitted by law, purchase and maintain insurance on behalf of an individual who is or was a directors, officer, employee or agent of the Corporation.

Disclosure of Commission Position of Indemnification for Securities Act Liabilities

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our Bylaws.  We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officer, or controlling person in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to court of appropriate jurisdiction.  We will then be governed by the court's decision.

34

Vnue, Inc.

December 31, 2014

Index to the Consolidated Financial Statements

Contents	Page(s)

Report of Independent Registered Public Accounting Firm	F-2

Consolidated balance sheet at December 31, 2014	F-3

Consolidated statement of operations for the year ended December 31, 2014	F-4

Consolidated statement of changes in members' capital and stockholders’ equity (deficit) for the period from August 1, 2013 (formation) through December 31, 2014	F-5

Consolidated statement of cash flows for the year ended December 31, 2014	F-6

Notes to the consolidated financial statements	F-7

F-1

 REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders

Vnue, Inc.

We have audited the accompanying balance sheet of Vnue, Inc. (“Vnue Washington” or the “Company”) as of December 31, 2014 and the related statements of operations, changes in stockholders’ equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2014 and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company had an accumulated deficit at December 31, 2014, a net loss and net cash used in operating activities for the reporting period then ended. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regards to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/Li and Company, PC
Li and Company, PC

Skillman, New Jersey

November 4, 2015

F-2

VNUE Inc.

Consolidated Balance Sheet

December 31, 2014

December 31, 2014

Assets
Current Assets
Cash	$46

Total current assets	46

Other Assets
Intangible assets	354,000
Accumulated amortization	(5,900)

Intangible assets , net	348,100

Total assets	$348,146

Liabilities and Stockholders' Deficit
Current Liabilities
Accounts payable	$105,943

Total current liabilities	105,943

Long-Term Liabilities
Advances from stockholders	86,736
Convertible notes payable, net	21,643
Derivative liabilities	215,748

Total long-term liabilities	324,127

Total liabilities	430,070

Stockholders' Deficit
Preferred stock no par value: 3,000,000 shares authorized; 133,334 shares issued and outstanding	204,000
Common stock no par value: 12,000,000 shares authorized; 7,998,001 shares issued and outstanding	100,000
Additional paid-in capital	(334,543)
Accumulated deficit	(51,381)

Total Stockholders' Deficit	(81,924)

Total Liabilities and Stockholders' Deficit	$348,146

See accompanying notes to the consolidated financial statements.

F-3

VNUE Inc.

Consolidated Statement of Operations

For the Year
Ended
December 31, 2014

Sales	$221

Cost of sales	97,735

Gross margin	(97,514)

Operating expenses
Professional fees	114,435
General and administrative	32,584

Total operating expenses	147,019

Loss from Operations	(244,533)

Other (income) expenses
Change in fair value of derivative liabilities	(33,204)
Debt discount	174,595

Other (income) expenses, net	141,391

Loss before income tax provision	(385,924)

Income tax provision	-

Net loss	$(385,924)

See accompanying notes to the consolidated financial statements.

F-4

VNUE Inc.

Consolidated Statement of Changes in Members' Capital and Stockholders' Equity (Deficit)

For the period from August 1, 2013 (formation) through December 31, 2014

	Preferred Stock no par value		Common Stock no par value
	Number of Shares	Amount	Number of Shares	Amount	Members' Capital	Additional Paid-in Capital	Accumulated Deficit	Total Stockholders' Equity (Deficit)

Balance, August 1, 2013 (formation)	-	$-	-	$-	$-	$-	$-	$-

Net loss for the period from August 1, 2013 through December 31, 2013							-	-

Balance, December 31, 2013	-	-	-	-	-	-	-	-

Members' contributions					100,000			100,000

Founder shares issued		-	7,808,001	-		-	-	-

Issuance of common shares for LLC membership transfer			190,000	100,000	(100,000)			-

Issuance of Preferred stock	133,334	204,000						204,000

Net loss for the period from January 1, 2014
through December 2, 2014							(334,543)	(334,543)

Reclassification of accumulated deficit
as of December 2, 2014 to
additional paid-in capital						(334,543)	334,543	-

Net loss for the period from December 3, 2014 through December 31, 2014							(51,381)	(51,381)

Balance, December 31, 2014	133,334	$204,000	7,998,001	$100,000	$-	$(334,543)	$(51,381)	$(81,924)

See accompanying notes to the consolidated financial statements.

F-5

VNUE Inc.

Consolidated Statement of Cash Flows

For the Year
Ended
December 31, 2014

Cash Flows from Operating Activities
Net loss	$(385,924)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization	5,900
Change in fair value of derivative liabilities	(33,204)
Debt discount	174,595
Changes in operating assets and liabilities:
Accounts payable	105,943

Net Cash Used in Operating Activities	(132,690)

Cash Flows from Investing Activities
Acquisition of intangible assets	(150,000)

Net cash used in Investing Activities	(150,000)

Cash Flows from Financing Activities
Advances from (repayment to) stockholders	86,736
Sale of convertible notes payable	96,000
Proceeds from sale of membership interest	100,000

Net Cash Provided by Financing Activities	282,736

Net Change in Cash	46

Cash - beginning of the reporting period	-

Cash - end of the reporting period	$46

Supplemental disclosure of cash flow information:

Interest paid	$-

Income tax paid	$-

See accompanying notes to the consolidated financial statements.

F-6

Vnue, Inc.

December 31, 2014 and 2013

Notes to Consolidated Financial Statements

Note 1 - Organization and Operations

Vnue, LLC

Vnue LLC ("Vnue LLC" or “Predecessor”) is a limited liability company organized under the laws of the State of Delaware on August 1, 2013 which began operations in January 2014. On December 3, 2014, Vnue LLC filed a certificate of merger and merged into VNUE Washington with VNUE Washington as the surviving corporation. VNUE LLC offers a technology driven solution for Artist, Venues and Festivals to automate the capturing, publishing and monetization of the content.

Vnue, Inc.

VNUE, Inc. ("VNUE Washington", or the "Company") was incorporated on October 16, 2014 under the laws of the State of Washington for the sole purpose of acquiring all of the membership interests of the Predecessor.

On December 3, 2014, the Company issued an aggregate of 7,998,001 shares of the newly formed corporation’s common stock to the members of the Predecessor for all of their membership interests in the Predecessor. No value was given to the common stock issued by the newly formed corporation. The acquisition process utilizes the capital structure of VNUE Washington and the assets and liabilities of the Predecessor, which are recorded at historical cost.

The Company applied paragraph 505-10-S99-3 of the FASB Accounting Standards Codification (formerly Topic 4B of the Staff Accounting Bulletins (“SAB”) (“SAB Topic 4B”) issued by the United States Securities and Exchange Commission (the “SEC”), by reclassifying the Predecessor’s accumulated deficit of $334,543 at December 3, 2014 to additional paid-in capital.

The accompanying financial statements have been prepared as if the Company had its corporate capital structure as of the date of the incorporation of the Predecessor.

Vnue Technology Inc.

Vnue Technology Inc. ("Vnue Tech") was incorporated under the laws of the State of Washington on October 16, 2014, with VNUE Washington owning 90% of the shares and 10% owned by one of VNUE Washington's directors. Vnue Tech is currently inactive.

Vnue Media Inc.

Vnue Media Inc. ("Vnue Media") was incorporated under the laws of the State of Washington on October 16, 2014, with VNUE Washington owning 89% of the shares and 11% owned by one of VNUE Washington's directors. Vnue Media is currently inactive.

Note 2 - Significant and Critical Accounting Policies and Practices

The Management of the Company is responsible for the selection and use of appropriate accounting policies and the appropriateness of accounting policies and their application. Critical accounting policies and practices are those that are both most important to the portrayal of the Company’s financial condition and results and require management’s most difficult, subjective, or complex judgments, often as a result of the need to make estimates about the effects of matters that are inherently uncertain. The Company’s significant and critical accounting policies and practices are disclosed below as required by generally accepted accounting principles.

Basis of Presentation

The Company’s financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Use of Estimates and Assumptions and Critical Accounting Estimates and Assumptions

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

F-7

Critical accounting estimates are estimates for which (a) the nature of the estimate is material due to the levels of subjectivity and judgment necessary to account for highly uncertain matters or the susceptibility of such matters to change and (b) the impact of the estimate on financial condition or operating performance is material. The Company’s critical accounting estimates and assumptions affecting the financial statements were:

(i)	Assumption as a going concern : Management assumes that the Company will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business ;
(ii)	Fair value of long-lived assets: Fair value is generally determined using the asset’s expected future discounted cash flows or market value, if readily determinable. If long-lived assets are determined to be recoverable, but the newly determined remaining estimated useful lives are shorter than originally estimated, the net book values of the long-lived assets are depreciated over the newly determined remaining estimated useful lives. The Company considers the following to be some examples of important indicators that may trigger an impairment review: (i) significant under-performance or losses of assets relative to expected historical or projected future operating results; (ii) significant changes in the manner or use of assets or in the Company’s overall strategy with respect to the manner or use of the acquired assets or changes in the Company’s overall business strategy; (iii) significant negative industry or economic trends; (iv) increased competitive pressures; (v) a significant decline in the Company’s stock price for a sustained period of time; and (vi) regulatory changes. The Company evaluates acquired assets for potential impairment indicators at least annually and more frequently upon the occurrence of such events .
(iii)	Valuation allowance for deferred tax assets : Management assumes that the realization of the Company’s net deferred tax assets resulting from its net operating loss (“NOL”) carry–forwards for Federal income tax purposes that may be offset against future taxable income was considered more likely than not and accordingly, the potential tax benefits of the net loss carry-forwards are recorded as a deferred tax benefit. Management made this assumption based on its ability to raise additional funds to support its daily operations by way of a public or private offering, among other factors.
(iv)	Estimates and assumptions used in valuation of derivative liabilities and equity instruments: Management estimates expected term of share options and similar instruments, expected volatility of the Company’s common shares and the method used to estimate it, expected annual rate of quarterly dividends, and risk free rate(s) to value derivative liabilities, share options and similar instruments.

These significant accounting estimates or assumptions bear the risk of change due to the fact that there are uncertainties attached to these estimates or assumptions, and certain estimates or assumptions are difficult to measure or value.

Management bases its estimates on historical experience and on various assumptions that are believed to be reasonable in relation to the financial statements taken as a whole under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.

Management regularly evaluates the key factors and assumptions used to develop the estimates utilizing currently available information, changes in facts and circumstances, historical experience and reasonable assumptions. After such evaluations, if deemed appropriate, those estimates are adjusted accordingly.

Actual results could differ from those estimates.

Principles of Consolidation

The Company applies the guidance of Topic 810 “Consolidation” of the FASB Accounting Standards Codification ("ASC") to determine whether and how to consolidate another entity. Pursuant to ASC Paragraph 810-10-15-10 all majority-owned subsidiaries—all entities in which a parent has a controlling financial interest—shall be consolidated except (1) when control does not rest with the parent, the majority owner; (2) if the parent is a broker-dealer within the scope of Topic 940 and control is likely to be temporary; (3) consolidation by an investment company within the scope of Topic 946 of a non-investment-company investee. Pursuant to ASC Paragraph 810-10-15-8 the usual condition for a controlling financial interest is ownership of a majority voting interest, and, therefore, as a general rule ownership by one reporting entity, directly or indirectly, of more than 50 percent of the outstanding voting shares of another entity is a condition pointing toward consolidation. The power to control may also exist with a lesser percentage of ownership, for example, by contract, lease, agreement with other stockholders, or by court decree. The Company consolidates all less-than-majority-owned subsidiaries, if any, in which the parent’s power to control exists.

The Company consolidates the following subsidiaries and/or entities:

Name of consolidated subsidiary or entity	State or other jurisdiction of incorporation or organization	Date of incorporation or formation (date of acquisition/disposition, if applicable)	Attributable interest

Vnue Inc.	The State of Washington	October 16, 2014	100%

Vnue LLC	The State of Washington	August 1, 2013 (December 3, 2014)	100%

Vnue Technology Inc.	The State of Washington	October 16, 2014	90%

Vnue Media Inc.	The State of Washington	October 16, 2014	89%

F-8

The consolidated financial statements include the accounts of the subsidiaries/entities as of reporting periods end date and for the reporting periods then ended from their respective dates of incorporation/formation, acquisition and disposition.

All inter-company balances and transactions have been eliminated.

Fair Value of Financial Instruments

The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments. Paragraph 820-10-35-37 establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs.

Financial assets are considered Level 3 when their fair values are determined using pricing models, discounted cash flow methodologies or similar techniques and at least one significant model assumption or input is unobservable.

The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. If the inputs used to measure the financial assets and liabilities fall within more than one level described above, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.

The carrying amounts of the Company’s financial assets and liabilities, such as cash and accounts payable approximate their fair value because of the short maturity of this instrument.

The Company’s convertible notes payable approximate the fair value of such instruments based upon management’s best estimate of interest rates that would be available to the Company for similar financial arrangements at December 31, 2014.

The Company’s Level 3 financial liabilities consist of the derivative financial instruments for which there is no current market for these securities such that the determination of fair value requires significant judgment or estimation.  The Company valued the automatic conditional conversion, re-pricing/down-round, change of control; default and follow-on offering provisions using a Monte Carlo model, with the assistance of a valuation specialist, for which management understands the methodologies. These models incorporate transaction details such as Company stock price, contractual terms, maturity, risk free rates, as well as assumptions about future financings, volatility, and holder behavior as of the date of issuance and each balance sheet date.

Transactions involving related parties cannot be presumed to be carried out on an arm's-length basis, as the requisite conditions of competitive, free-market dealings may not exist. Representations about transactions with related parties, if made, shall not imply that the related party transactions were consummated on terms equivalent to those that prevail in arm's-length transactions unless such representations can be substantiated.

Fair Value of Financial Assets and Liabilities Measured on a Recurring Basis

Level 3 Financial Liabilities – Derivative Financial Instruments

The Company uses Level 3 of the fair value hierarchy to measure the fair value of the derivative liabilities and revalues its derivative liability at the end of every reporting period and recognizes gains or losses in the Statements of Operations that are attributable to the change in the fair value of the derivative liability.

Carrying Value, Recoverability and Impairment of Long-Lived Assets

The Company has adopted Section 360-10-35 of the FASB Accounting Standards Codification for its long-lived assets. Pursuant to ASC Paragraph 360-10-35-17 an impairment loss shall be recognized only if the carrying amount of a long-lived asset (asset group) is not recoverable and exceeds its fair value. The carrying amount of a long-lived asset (asset group) is not recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset (asset group). That assessment shall be based on the carrying amount of the asset (asset group) at the date it is tested for recoverability. An impairment loss shall be measured as the amount by which the carrying amount of a long-lived asset (asset group) exceeds its fair value. Pursuant to ASC Paragraph 360-10-35-20 if an impairment loss is recognized, the adjusted carrying amount of a long-lived asset shall be its new cost basis. For a depreciable long-lived asset, the new cost basis shall be depreciated (amortized) over the remaining useful life of that asset. Restoration of a previously recognized impairment loss is prohibited.

F-9

Pursuant to ASC Paragraph 360-10-35-21 the Company’s long-lived asset (asset group) is tested for recoverability whenever events or changes in circumstances indicate that its carrying amount may not be recoverable. The Company considers the following to be some examples of such events or changes in circumstances that may trigger an impairment review: (a) significant decrease in the market price of a long-lived asset (asset group); (b) A significant adverse change in the extent or manner in which a long-lived asset (asset group) is being used or in its physical condition; (c) A significant adverse change in legal factors or in the business climate that could affect the value of a long-lived asset (asset group), including an adverse action or assessment by a regulator; (d) An accumulation of costs significantly in excess of the amount originally expected for the acquisition or construction of a long-lived asset (asset group); (e) A current-period operating or cash flow loss combined with a history of operating or cash flow losses or a projection or forecast that demonstrates continuing losses associated with the use of a long-lived asset (asset group); and (f) A current expectation that, more likely than not, a long-lived asset (asset group) will be sold or otherwise disposed of significantly before the end of its previously estimated useful life. The Company tests its long-lived assets for potential impairment indicators at least annually and more frequently upon the occurrence of such events.

Pursuant to ASC Paragraphs 360-10-45-4 and 360-10-45-5 an impairment loss recognized for a long-lived asset (asset group) to be held and used shall be included in income from continuing operations before income taxes in the income statement of a business entity. If a subtotal such as income from operations is presented, it shall include the amount of that loss. A gain or loss recognized on the sale of a long-lived asset (disposal group) that is not a component of an entity shall be included in income from continuing operations before income taxes in the income statement of a business entity. If a subtotal such as income from operations is presented, it shall include the amounts of those gains or losses.

Cash Equivalents

The Company considers all highly liquid investments with maturities of three months or less at the time of purchase to be cash equivalents.

Intangible Assets Other Than Goodwill

The Company has adopted Subtopic 350-30 of the FASB Accounting Standards Codification for intangible assets other than goodwill. Under the requirements, the Company amortizes the acquisition costs of intangible assets other than goodwill on a straight-line basis over or their estimated useful lives, the terms of the exclusive licenses and/or agreements, or the terms of legal lives of the respective assets as follows:

Estimated Useful Life (Years)

Intangible assets	15

Upon becoming fully amortized, the related cost and accumulated amortization are removed from the accounts.

Discount on Debt

The Company allocates the proceeds received from convertible debt instruments between the liability component and equity component, and records the conversion feature as a liability in accordance with subtopic 470-20 of the FASB Accounting Standards Codification (“Subtopic 470-20”). The conversion feature and certain other features that are considered embedded derivative instruments, such as a conversion reset provision, a penalty provision and redemption option, have been recorded at their fair value as its fair value can be separated from the convertible note and its conversion is independent of the underlying note value. The conversion liability is marked to market each reporting period with the resulting gains or losses shown in the Statement of Operations. The Company has also recorded the resulting discount on debt related to the conversion feature and is amortizing the discount using the effective interest rate method over the life of the debt instruments.

Derivative Liability

The Company evaluates its convertible debt, options, warrants or other contracts, if any, to determine if those contracts or embedded components of those contracts qualify as derivatives to be separately accounted for in accordance with paragraph 815-10-05-4 and Section 815-40-25 of the FASB Accounting Standards Codification. The result of this accounting treatment is that the fair value of the embedded derivative is marked-to-market each balance sheet date and recorded as either an asset or a liability. In the event that the fair value is recorded as a liability, the change in fair value is recorded in the consolidated statement of operations as other income or expense. Upon conversion, exercise or cancellation of a derivative instrument, the instrument is marked to fair value at the date of conversion, exercise or cancellation and then that the related fair value is reclassified to equity.

F-10

In circumstances where the embedded conversion option in a convertible instrument is required to be bifurcated and there are also other embedded derivative instruments in the convertible instrument that are required to be bifurcated, the bifurcated derivative instruments are accounted for as a single, compound derivative instrument.

The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is re-assessed at the end of each reporting period. Equity instruments that are initially classified as equity that become subject to reclassification are reclassified to liability at the fair value of the instrument on the reclassification date. Derivative instrument liabilities will be classified in the balance sheet as current or non-current based on whether or not net-cash settlement of the derivative instrument is expected within 12 months of the balance sheet date.

The Company adopted Section 815-40-15 of the FASB Accounting Standards Codification (“Section 815-40-15”) to determine whether an instrument (or an embedded feature) is indexed to the Company’s own stock.  Section 815-40-15 provides that an entity should use a two-step approach to evaluate whether an equity-linked financial instrument (or embedded feature) is indexed to its own stock, including evaluating the instrument’s contingent exercise and settlement provisions.

The Company marks to market the fair value of the remaining embedded derivative conversion features at each balance sheet date and records the change in the fair value of the remaining embedded derivative conversion features as other income or expense in the consolidated statements of operations.

The Company utilizes the Monte Carlo model that values the liability of the derivative conversion features based on a probability weighted discounted cash flow model with the assistance of a third party valuation firm. Black-Scholes model does not consider all of the terms of the instrument which may not be appropriate in many situations given complex features and terms of conversion option (e.g., combined embedded derivatives). The Monte Carlo model is based on future projections of the various potential outcomes. The features that were analyzed and incorporated into the model included the conversion features. The Monte Carlo model analyzed the underlying economic factors that influenced which of these events would occur, when they were likely to occur, and the specific terms that would be in effect at the time (i.e. stock price, exercise price, volatility, etc.). Projections were then made on the underlying factors which led to potential scenarios. Probabilities were assigned to each scenario based on management projections. This led to a cash flow projection and a probability associated with that cash flow. A discounted weighted average cash flow over the various scenarios was completed to determine the value of the conversion features.

Related Parties

The Company follows subtopic 850-10 of the FASB Accounting Standards Codification for the identification of related parties and disclosure of related party transactions.

Pursuant to Section 850-10-20 the related parties include a. affiliates of the Company (“Affiliate” means, with respect to any specified Person, any other Person that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such Person, as such terms are used in and construed under Rule 405 under the Securities Act); b. entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of Section 825–10–15, to be accounted for by the equity method by the investing entity; c. trusts for the benefit of employees, such as pension and profit-sharing trusts that are managed by or under the trusteeship of management; d. principal owners of the Company; e. management of the Company; f. other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and g. other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

The financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of consolidated or combined financial statements is not required in those statements. The disclosures shall include: a. the nature of the relationship(s) involved; b. a description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; c. the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and d. amounts due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

F-11

Commitment and Contingencies

The Company follows subtopic 450-20 of the FASB Accounting Standards Codification to report accounting for contingencies. Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or un-asserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or un-asserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed.

Non-Controlling Interest

The Company follows paragraph 810-10-65-1 of the FASB Accounting Standards Codification to report the non-controlling interest in its majority-owned subsidiaries and controlled entities in the consolidated balance sheets within the equity section, separately from the Company’s stockholders’ equity. Non-controlling interest represents the non-controlling interest holders’ proportionate share of the equity of the Company’s majority-owned subsidiaries and controlled entities. Non-controlling interest is adjusted for the non-controlling interest holders’ proportionate share of the earnings or losses and other comprehensive income (loss) and the non-controlling interest continues to be attributed its share of losses even if that attribution results in a deficit non-controlling interest balance.

Revenue Recognition

The Company follows paragraph 605-10-S99-1 of the FASB Accounting Standards Codification for revenue recognition. The Company recognizes revenue when it is realized or realizable and earned. The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the product has been shipped or the services have been rendered to the customer, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured.

Equity Instruments Issued to Parties Other Than Employees for Acquiring Goods or Services

The Company accounts for equity instruments issued to parties other than employees for acquiring goods or services under the guidance of Sub-topic 505-50 of the FASB Accounting Standards Codification (“Sub-topic 505-50”).

Pursuant to ASC paragraph 505-50-25-7, if fully vested, non-forfeitable equity instruments are issued at the date the grantor and grantee enter into an agreement for goods or services (no specific performance is required by the grantee to retain those equity instruments), then, because of the elimination of any obligation on the part of the counterparty to earn the equity instruments, a measurement date has been reached. A grantor shall recognize the equity instruments when they are issued (in most cases, when the agreement is entered into). Whether the corresponding cost is an immediate expense or a prepaid asset (or whether the debit should be characterized as contra-equity under the requirements of paragraph 505-50-45-1) depends on the specific facts and circumstances. Pursuant to ASC paragraph 505-50-45-1, a grantor may conclude that an asset (other than a note or a receivable) has been received in return for fully vested, non-forfeitable equity instruments that are issued at the date the grantor and grantee enter into an agreement for goods or services (and no specific performance is required by the grantee in order to retain those equity instruments). Such an asset shall not be displayed as contra-equity by the grantor of the equity instruments. The transferability (or lack thereof) of the equity instruments shall not affect the balance sheet display of the asset. This guidance is limited to transactions in which equity instruments are transferred to other than employees in exchange for goods or services.

Pursuant to Paragraphs 505-50-25-8 and 505-50-25-9, an entity may grant fully vested, non-forfeitable equity instruments that are exercisable by the grantee only after a specified period of time if the terms of the agreement provide for earlier exercisability if the grantee achieves specified performance conditions. Any measured cost of the transaction shall be recognized in the same period(s) and in the same manner as if the entity had paid cash for the goods or services or used cash rebates as a sales discount instead of paying with, or using, the equity instruments. A recognized asset, expense, or sales discount shall not be reversed if a stock option that the counterparty has the right to exercise expires unexercised.

F-12

Pursuant to ASC Paragraphs 505-50-30-2 and 505-50-30-11 share-based payment transactions with nonemployees shall be measured at the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable. The issuer shall measure the fair value of the equity instruments in these transactions using the stock price and other measurement assumptions as of the earlier of the following dates, referred to as the measurement date: (a) The date at which a commitment for performance by the counterparty to earn the equity instruments is reached (a performance commitment); or (b) The date at which the counterparty's performance is complete. If the Company’s common shares are traded in one of the national exchanges the grant-date share price of the Company’s common stock will be used to measure the fair value of the common shares issued, however, if the Company’s common shares are thinly traded the use of share prices established in the Company’s most recent private placement memorandum (“PPM”), or weekly or monthly price observations would generally be more appropriate than the use of daily price observations as such shares could be artificially inflated due to a larger spread between the bid and asked quotes and lack of consistent trading in the market.

Pursuant to ASC Paragraph 718-10-55-21 if an observable market price is not available for a share option or similar instrument with the same or similar terms and conditions, an entity shall estimate the fair value of that instrument using a valuation technique or model that meets the requirements in paragraph 718-10-55-11 and takes into account, at a minimum, all of the following factors:

a.	The exercise price of the option.

b.	The expected term of the option, taking into account both the contractual term of the option and the effects of employees’ expected exercise and post-vesting employment termination behavior: Pursuant to Paragraph 718-10-50-2(f)(2)(i) of the FASB Accounting Standards Codification the expected term of share options and similar instruments represents the period of time the options and similar instruments are expected to be outstanding taking into consideration of the contractual term of the instruments and holder’s expected exercise behavior into the fair value (or calculated value) of the instruments. The Company uses historical data to estimate holder’s expected exercise behavior. If the Company is a newly formed corporation or shares of the Company are thinly traded the contractual term of the share options and similar instruments is used as the expected term of share options and similar instruments as the Company does not have sufficient historical exercise data to provide a reasonable basis upon which to estimate expected term.

c.	The current price of the underlying share.

d.	The expected volatility of the price of the underlying share for the expected term of the option. Pursuant to ASC Paragraph 718-10-55-25 a newly publicly traded entity might base expectations about future volatility on the average volatilities of similar entities for an appropriate period following their going public. A nonpublic entity might base its expected volatility on the average volatilities of otherwise similar public entities. For purposes of identifying otherwise similar entities, an entity would likely consider characteristics such as industry, stage of life cycle, size, and financial leverage. Because of the effects of diversification that are present in an industry sector index, the volatility of an index should not be substituted for the average of volatilities of otherwise similar entities in a fair value measurement. Pursuant to paragraph 718-10-S99-1 if shares of a company are thinly traded the use of weekly or monthly price observations would generally be more appropriate than the use of daily price observations as the volatility calculation using daily observations for such shares could be artificially inflated due to a larger spread between the bid and asked quotes and lack of consistent trading in the market. The Company uses the average historical volatility of the comparable companies over the expected term of the share options or similar instruments as its expected volatility.

e.	The expected dividends on the underlying share for the expected term of the option. The expected dividend yield is based on the Company’s current dividend yield as the best estimate of projected dividend yield for periods within the expected term of the share options and similar instruments.

f.	The risk-free interest rate(s) for the expected term of the option. Pursuant to ASC 718-10-55-28 a U.S. entity issuing an option on its own shares must use as the risk-free interest rates the implied yields currently available from the U.S. Treasury zero-coupon yield curve over the contractual term of the option if the entity is using a lattice model incorporating the option’s contractual term. If the entity is using a closed-form model, the risk-free interest rate is the implied yield currently available on U.S. Treasury zero-coupon issues with a remaining term equal to the expected term used as the assumption in the model.

F-13

Pursuant to ASC paragraph 505-50-S99-1, if the Company receives a right to receive future services in exchange for unvested, forfeitable equity instruments, those equity instruments are treated as unissued for accounting purposes until the future services are received (that is, the instruments are not considered issued until they vest). Consequently, there would be no recognition at the measurement date and no entry should be recorded.

Deferred Tax Assets and Income Tax Provision

The Company accounts for income taxes under Section 740-10-30 of the FASB Accounting Standards Codification. Deferred income tax assets and liabilities are determined based upon differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statements of operations in the period that includes the enactment date.

The Company adopted section 740-10-25 of the FASB Accounting Standards Codification (“Section 740-10-25”). Section 740-10-25 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under Section 740-10-25, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement. Section 740-10-25 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures.

The estimated future tax effects of temporary differences between the tax basis of assets and liabilities are reported in the accompanying balance sheets, as well as tax credit carry-backs and carry-forwards. The Company periodically reviews the recoverability of deferred tax assets recorded on its balance sheets and provides valuation allowances as management deems necessary.

Management makes judgments as to the interpretation of the tax laws that might be challenged upon an audit and cause changes to previous estimates of tax liability. In addition, the Company operates within multiple taxing jurisdictions and is subject to audit in these jurisdictions. In management’s opinion, adequate provisions for income taxes have been made for all years. If actual taxable income by tax jurisdiction varies from estimates, additional allowances or reversals of reserves may be necessary.

Tax years that remain subject to examination by major tax jurisdictions

The Company discloses tax years that remain subject to examination by major tax jurisdictions pursuant to the ASC Paragraph 740-10-50-15.

Cash Flows Reporting

The Company adopted paragraph 230-10-45-24 of the FASB Accounting Standards Codification for cash flows reporting, classifies cash receipts and payments according to whether they stem from operating, investing, or financing activities and provides definitions of each category, and uses the indirect or reconciliation method (“Indirect method”) as defined by paragraph 230-10-45-25 of the FASB Accounting Standards Codification to report net cash flow from operating activities by adjusting net income to reconcile it to net cash flow from operating activities by removing the effects of (a) all deferrals of past operating cash receipts and payments and all accruals of expected future operating cash receipts and payments and (b) all items that are included in net income that do not affect operating cash receipts and payments.

Subsequent Events

The Company follows the guidance in Section 855-10-50 of the FASB Accounting Standards Codification for the disclosure of subsequent events. The Company will evaluate subsequent events through the date when the financial statements were issued. Pursuant to ASU 2010-09 of the FASB Accounting Standards Codification, the Company as an SEC filer considers its financial statements issued when they are widely distributed to users, such as through filing them on EDGAR.

Recently Issued Accounting Pronouncements

In May 2014, the FASB issued the FASB Accounting Standards Update No. 2014-09 “ Revenue from Contracts with Customers (Topic 606)” (“ASU 2014-09”)

F-14

This guidance amends the existing FASB Accounting Standards Codification, creating a new Topic 606,  Revenue from Contracts with Customer. The core principle of the guidance is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services.

To achieve that core principle, an entity should apply the following steps:

1.	Identify the contract(s) with the customer
2.	Identify the performance obligations in the contract
3.	Determine the transaction price
4.	Allocate the transaction price to the performance obligations in the contract
5.	Recognize revenue when (or as) the entity satisfies a performance obligations

The ASU also provides guidance on disclosures that should be provided to enable financial statement users to understand the nature, amount, timing, and uncertainty of revenue recognition and cash flows arising from contracts with customers.  Qualitative and quantitative information is required about the following:

1.	Contracts with customers – including revenue and impairments recognized, disaggregation of revenue, and information about contract balances and performance obligations (including the transaction price allocated to the remaining performance obligations)
2.	Significant judgments and changes in judgments – determining the timing of satisfaction of performance obligations (over time or at a point in time), and determining the transaction price and amounts allocated to performance obligations
3.	Assets recognized from the costs to obtain or fulfill a contract.

ASU 2014-09 is effective for periods beginning after December 15, 2016, including interim reporting periods within that reporting period for all public entities.  Early application is not permitted.

In June 2014, the FASB issued the FASB Accounting Standards Update No. 2014-12 “ Compensation—Stock Compensation (Topic 718) : Accounting for Share-Based Payments When the Terms of an Award Provide That a Performance Target Could Be Achieved after the Requisite Service Period” (“ASU 2014-12”).

The amendments clarify the proper method of accounting for share-based payments when the terms of an award provide that a performance target could be achieved after the requisite service period.  The Update requires that a performance target that affects vesting and that could be achieved after the requisite service period be treated as a performance condition. The performance target should not be reflected in estimating the grant-date fair value of the award. Compensation cost should be recognized in the period in which it becomes probable that the performance target will be achieved and should represent the compensation cost attributable to the period(s) for which the requisite service has already been rendered.

The amendments in this Update are effective for annual periods and interim periods within those annual periods beginning after December 15, 2015. Earlier adoption is permitted.

In August 2014, the FASB issued the FASB Accounting Standards Update No. 2014-15 “Presentation of Financial Statements—Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern (“ASU 2014-15”).

In connection with preparing financial statements for each annual and interim reporting period, an entity’s management should evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the entity’s ability to continue as a going concern within one year after the date that the financial statements are issued (or within one year after the date that the financial statements are available to be issued when applicable). Management’s evaluation should be based on relevant conditions and events that are known and reasonably knowable at the date that the financial statements are issued (or at the date that the financial statements are available to be issued when applicable). Substantial doubt about an entity’s ability to continue as a going concern exists when relevant conditions and events, considered in the aggregate, indicate that it is probable that the entity will be unable to meet its obligations as they become due within one year after the date that the financial statements are issued (or available to be issued). The term probable is used consistently with its use in Topic 450, Contingencies.

When management identifies conditions or events that raise substantial doubt about an entity’s ability to continue as a going concern, management should consider whether its plans that are intended to mitigate those relevant conditions or events will alleviate the substantial doubt. The mitigating effect of management’s plans should be considered only to the extent that (1) it is probable that the plans will be effectively implemented and, if so, (2) it is probable that the plans will mitigate the conditions or events that raise substantial doubt about the entity’s ability to continue as a going concern.

F-15

If conditions or events raise substantial doubt about an entity’s ability to continue as a going concern, but the substantial doubt is alleviated as a result of consideration of management’s plans, the entity should disclose information that enables users of the financial statements to understand all of the following (or refer to similar information disclosed elsewhere in the footnotes):

a.         Principal conditions or events that raised substantial doubt about the entity’s ability to continue as a going concern (before consideration of management’s plans)

b.         Management’s evaluation of the significance of those conditions or events in relation to the entity’s ability to meet its obligations

c.         Management’s plans that alleviated substantial doubt about the entity’s ability to continue as a going concern.

If conditions or events raise substantial doubt about an entity’s ability to continue as a going concern, and substantial doubt is not alleviated after consideration of management’s plans, an entity should include a statement in the footnotes indicating that there is substantial doubt about the entity’s ability to continue as a going concern within one year after the date that the financial statements are issued (or available to be issued). Additionally, the entity should disclose information that enables users of the financial statements to understand all of the following:

a.         Principal conditions or events that raise substantial doubt about the entity’s ability to continue as a going concern

b.         Management’s evaluation of the significance of those conditions or events in relation to the entity’s ability to meet its obligations

c.         Management’s plans that are intended to mitigate the conditions or events that raise substantial doubt about the entity’s ability to continue as a going concern.

The amendments in this Update are effective for the annual period ending after December 15, 2016, and for annual periods and interim periods thereafter. Early application is permitted.

In February 2015, the FASB issued the FASB Accounting Standards Update No. 2015-02 “  Consolidation (Topic 810) -Amendments to the Consolidation Analysis” (“ASU 2015-02”)  to improve certain areas of consolidation guidance for reporting organizations (i.e., public, private, and not-for-profit) that are required to evaluate whether to consolidate certain legal entities such as limited partnerships, limited liability corporations, and securitization structures (e.g., collateralized debt/loan obligations).   All legal entities are subject to reevaluation under the revised consolidation model. Specifically, the amendments:

•	Eliminating the presumption that a general partner should consolidate a limited partnership.
•	Eliminating the indefinite deferral of FASB Statement No. 167, thereby reducing the number of Variable Interest Entity (VIE) consolidation models from four to two (including the limited partnership consolidation model).
•	Clarifying when fees paid to a decision maker should be a factor to include in the consolidation of VIEs. Note: a VIE is a legal entity in which consolidation is not based on a majority of voting rights.
•	Amending the guidance for assessing how related party relationships affect VIE consolidation analysis.
•	Excluding certain money market funds from the consolidation guidance.

The amendments in this Update are effective for public business entities for fiscal years, and for interim periods within those fiscal years, beginning after December 15, 2015. Early adoption is permitted, including adoption in an interim period.

In April 2015, the FASB issued the FASB Accounting Standards Update No. 2015-03 “ Interest—Imputation of Interest (Subtopic 835-30) : Simplifying the Presentation of Debt Issuance Costs” (“ASU 2015-03”).

To simplify presentation of debt issuance costs, the amendments in this Update require that debt issuance costs related to a recognized debt liability be presented in the balance sheet as a direct deduction from the carrying amount of that debt liability, consistent with debt discounts. The recognition and measurement guidance for debt issuance costs are not affected by the amendments in this Update.

For public business entities, the amendments in this Update are effective for financial statements issued for fiscal years beginning after December 15, 2015, and interim periods within those fiscal years.

In August 2015, the FASB issued the FASB Accounting Standards Update No. 2015-14 “ Revenue from Contracts with Customers (Topic 606) : Deferral of the Effective Date” (“ASU 2015-14”).

The amendments in this Update defer the effective date of Update 2014-09 for all entities by one year. Public business entities, certain not-for-profit entities, and certain employee benefit plans should apply the guidance in Update 2014-09 to annual reporting periods beginning after December 15, 2017, including interim reporting periods within that reporting period. Earlier application is permitted only as of annual reporting periods beginning after December 15, 2016, including interim reporting periods within that reporting period.

Management does not believe that any recently issued, but not yet effective accounting pronouncements, when adopted, will have a material effect on the accompanying financial statements.

F-16

Note 3 - Going Concern

The Company has elected to adopt early application of Accounting Standards Update No. 2014-15,  “Presentation of Financial Statements—Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern (“ASU 2014-15”) ..

The financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.

As reflected in the financial statements, the Company had an accumulated deficit at December 31, 2014, a net loss and net cash used in operating activities for the year then ended. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

Currently, management is attempting to increase revenues and improve gross margins by a revised sales strategy. The Company is redirecting its sales focus from direct sales to domestic and international channel sales, where the Company is primarily selling through a channel of Distributors, Value Added Resellers, Strategic Partners and Original Equipment Manufacturers. While the Company believes in the viability of its strategy to increase revenues and in its ability to raise additional funds, there can be no assurances to that effect. The ability of the Company to continue as a going concern is dependent upon the Company’s ability to continually increase its customer base and realize increased revenues from recently signed contracts.

The financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 4 – Intangible Assets

Entry into an Asset Purchase Agreement

On July 23, 2014, the Company entered into an Asset purchase agreement with Lively, LLC (the “Agreement”), whereby the Company acquired certain assets of Lively, LLC for consideration of (i) payment of $150,000 and (ii) Preferred shares with a fair market value of $250,000 at the time of the issuance. Assets purchased included: a) software, inventions, customers, customer lists, development, documents and records, designs, claims, intellectual property rights, distribution rights and merchandising rights; b) all copyright, patents, trademarks, trade names, logos or service marks and other intangible property and rights.

The Company issued 133,334 preferred shares to Lively LLC to satisfy the consideration (ii) for the acquisition of the intangible assets which were valued at $1.53 per share, the most recent PPM price per common share from the subsequent sale of common stock as the preferred shares are convertible to common shares on a 1 to 1 basis and the business has not changed between July 2014, the date of acquisition of the assets and April 2015, the date of the equity financing. The Company recorded the intangible assets of $354,000 including (i) $150,000 in cash and (ii) $204,000 in preferred shares.

Accounting Treatment of the Transaction

The Company acquired certain assets, a lesser component of an entity. In evaluating whether an acquisition of a lesser component of an entity constitutes a business the Company considered the following facts and circumstances: (1) Whether the nature of the revenue-producing activity of the component will remain generally the same as before the transaction; or (2) Whether any of the following attributes remain with the component after the transaction: (i) Physical facilities, (ii) Employee base, (iii) Market distribution system, (iv) Sales force, (v) Customer base, (vi) Operating rights, (vii) Production techniques, or (viii) Trade names. The Company determined that this transaction is a straight asset acquisition and not a business acquisition as there is no sufficient continuity of the acquired entity’s operations after the transaction.

Impairment Testing and Amortization Expense

(i)	Impairment Testing

The Company acquired the intangible assets in July 2014 and is in the process of developing the technology for its commercial operations and the management of the Company determined that there was no impairment of such assets at December 31, 2014.

(ii) Amortization Expense

Amortization expense was $5,900 for the reporting period ended December 31, 2014.

F-17

Note 5 – Related Party Transactions

Related parties

Related parties with whom the Company had transactions are:

Related Parties	Relationship	Related Party Transactions	Business Purpose of transactions

Management and significant stockholder

Matthew Carona	President, CEO and significant shareholder	(i) Advances	(i) Working capital

Collin Howard	CFO	(i) Note payable	(i) Working capital

Chris Mann	Director	(i) Notes payable	(i) Working capital

Lou Mann	Director	None	N/A

Advances from Stockholder

From time to time, stockholder of the Company advances funds to the Company for working capital purpose. Those advances are unsecured, non-interest bearing and due on demand.

Note 6 – Convertible Notes Payable

Convertible notes payable consisted of the following:

December 31, 2014

On August 14, 2014 and August 20, 2014 the Company issued three convertible notes to three note holders in the principal amount of $5,000, $10,000 and $10,000 with interest at 10% per annum. Note Conversion Price is determined as follows: (a) if the Note is converted upon the Next Equity Financing, an amount equal to 80% of the price paid per share paid by the investors in the Next Equity Financing; (b) if the Note is converted in the event of a Corporate Transaction, a price per share derived by dividing a "pre- money" valuation of $8,000,000 by the number of shares outstanding immediately prior to the time of such conversion, on a fully diluted basis; or (c) if the Note is converted as part of a Maturity Conversion, a price per unit derived by dividing a "pre-money" valuation of $8,000,000 by the total number of units (restricted and non-restricted) outstanding immediately prior to the time of such conversion, on a fully diluted basis. The note is due and payable on demand at any time after the earlier of (i) 36 months following the note issuance or (ii) the consummation of a corporate transaction if not previously converted.	$25,000

On August 31, 2014, the Company issued a convertible note to the CFO bearing 0% interest in the amount of $15,000. The Note Conversion Price is determined as follows: (a) if the Note is converted upon the Next Equity Financing, an amount equal to 80% of the price paid per share paid by the investors in the Next Equity Financing; (b) if the Note is converted in the event of a Corporate Transaction, a price per share derived by dividing a "pre-money" valuation of $8,000,000 by the number of shares outstanding immediately prior to the time of such conversion, on a fully diluted basis; or (c) if the Note is converted as part of a Maturity Conversion, a price per unit derived by dividing a "pre-money" valuation of $8,000,000 by the total number of units (restricted and non-restricted) outstanding immediately prior to the time of such conversion, on a fully diluted basis. The note is due and payable on demand at any time after the earlier of (i) 36 months following the note issuance or (ii) the consummation of a corporate transaction if not previously converted.	15,000

Two convertible notes with a director bearing 0% interest were issued on August 31, 2914 in the amounts of $35,000 and $21,000. Note Conversion Price is determined as follows: (a) if the Note is converted upon the Next Equity Financing, an amount equal to 80% of the price paid per share paid by the investors in the Next Equity Financing; (b) if the Note is converted in the event of a Corporate Transaction, a price per share derived by dividing a "pre- money" valuation of $8,000,000 by the number of shares outstanding immediately prior to the time of such conversion, on a fully diluted basis; or (c) if the Note is converted as part of a Maturity Conversion, a price per unit derived by dividing a "pre-money" valuation of $8,000,000 by the total number of units (restricted and non-restricted) outstanding immediately prior to the time of such conversion, on a fully diluted basis. The note is due and payable on demand at any time after the earlier of (i) 36 months following the note issuance or (ii) the consummation of a corporate transaction if not previously converted.	56,000

Face amount	96,000

Discount representing the derivative liability on conversion features	(96,000)

Accumulated amortization of discount of convertible notes payable (*)	21,643

Remaining discount	(74,357)

Convertible notes payable, net	$21,643

(*) The discount is being amortized using the effective interest rate method over the life of the debt instruments.

F-18

Note 7 – Derivative Instruments and the Fair Value of Financial Instruments

In August of 2014, the Company entered into Securities Purchase Agreements (the “Securities Purchase Agreements”) with certain investors (the “Holders”) for an aggregate of $96,000 in Convertible Promissory Notes (the "Notes" or “Securities”). The Securities included 6 convertible debt instruments with variable conversion prices with reset provisions. The Notes convert at a certain percentage of future financing and/or pre-money valuations on a full dilution basis; therefore the Company has an indeterminate number of shares required to settle the notes and this qualifies the convertible debt instruments as derivative instrument at the date of issuance.

Under the Security Purchase Agreements, the holders of the Convertible Promissory Notes have the following terms and conditions:

1. If not previously converted, all outstanding principal and accrued interest under a given Note will be due and payable on demand by the Holder at any time after the earlier of (i) 36 months following issuance of such Note (the "Maturity Date") or (ii) the consummation of a Corporate Transaction (sale of substantially all of the Company's assets or stock; an IPO by the Company; merger of the Company; or a liquidation/dissolution).

2. The Notes accrue interest at a rate of 0% to 10% per annum compounded annually.

3. The Note is convertible as follows: (a) If the Note is converted upon the Next Equity Financing, shares of the same class of stock issued to investors in the Next Equity Financing; (b) if the Note is converted in the event of a Corporate Transaction, shares of common stock of the Company; or (c) if the Note is converted as part of a Maturity Conversion, units of Class A limited liability company membership interest ("Class A Units").

4. The Note Conversion Price is determined as follows: (a) if the Note is converted upon the Next Equity Financing, an amount equal to 80% of the price paid per share paid by the investors in the Next Equity Financing; (b) if the Note is converted in the event of a Corporate Transaction, a price per share derived by dividing a "pre- money" valuation of $8,000,000 by the number of shares outstanding immediately prior to the time of such conversion, on a fully diluted basis; or (c) if the Note is converted as part of a Maturity Conversion, a price per unit derived by dividing a "pre-money" valuation of $8,000,000 by the total number of units (restricted and non-restricted) outstanding immediately prior to the time of such conversion, on a fully diluted basis.

5. If the Next Equity Financing or a Corporate Transaction has not occurred on or before the Maturity Date, and the Note has not been repaid in full, the outstanding balance will, at the Holder's election, be (a) due and payable in full or (b) converted into Conversion Security.

Valuation of Derivative Financial Instruments

(1)	Valuation Methodology

The Company has utilized a third party valuation consultant to assist the Company to fair value the derivative financial instruments. The company uses Monte Carlo models that value the derivative liability within the notes. The technique applied generates a large number of possible (but random) price paths for the underlying (or underlyings) via simulation, and then calculates the associated payment value (cash or stock) of the derivative features. The price of the underlying common stock is modeled such that it follows a geometric Brownian motion with constant drift, and constant volatility. The stock price is determined by a random sampling from a normal distribution. Since the underlying random process is the same, for enough price paths, the value of derivative is derived from path dependent scenarios and outcomes.

F-19

The features in the Notes that were analyzed and incorporated into the model included the conversion feature with the adjustable conversion price and redemption provisions (at the option of the Holder). Based on these features, there are two primary events that can occur: the Holder converts the note or the Holder redeems the note.

The model simulates the underlying economic factors that influenced which of these events would occur, when they were likely to occur, and the specific terms that would be in effect at the time (i.e. stock price, conversion price, etc.). Probabilities were assigned to each variable such as redemption likelihood, and timing and pricing of reset events over the remaining term of the note based on management projections. This led to a cash flow simulation over the life of the note. A discounted cash flow for each simulation was completed, and it was compared to the discounted cash flow of the note without the embedded features, thus determining a value for the derivative liability for that simulation. For each valuation, 10,000 simulations were run and the results were averaged to determine the derivative liability as of the date of each valuation.

(2)	Valuation Assumptions

The convertible notes were valued at issuance (potentially convertible if a financing event occurred in the period) and also at the quarterly periods with the following assumptions:

- The stock price was based on the Private Placement dated January 1, 2015 which raised $686,320 at $1.53 per VNUE Common S tock share price with 9,491,961 issued / outstanding and using the TGRI capitalization of 477,664,519 issued / outstanding with a Common Stock share price of $0.0304 .

- The stock projection s are based on the comparable company annual volatilities for each date. These volatilities were in the 104–122% range:

	1 year		1 year

8/14/14	104%	9/30/14	109%

8/20/14	109%	12/31/14	119%

8/31/14	109%	3/31/15	122%

- The stock price projection was modeled such that it follows a geometric Brownian motion with constant drift and an constant volatility, starting with the $0.03 market stock price at each valuation date;

- An event of default would not occur during the remaining term of the note;

- Conversion of the notes to stock would occur only at maturity if the Note was in the money and a reset event had occurred - either the Next Financing or Corporate Transaction ;

- Redemption would have no derivative value since no penalty or interest rate adjustment exist in these Notes;

- Discount rates were based on risk free rates in effect based on the remaining term and date of each valuation and instrument.

- The Note is convertible as follows: (a) if the Note is converted upon the Next Equity Financing , shares of the same class of stock issued to investors in the Next Equity Financing; (b) if the Note is converted in the event of a Corporate Transaction , shares of common stock; or (c) if the Note is converted as part of a Maturity Conversion .

- The Note Conversion Price is based on the following: (a) if the Note is converted upon the Next Equity Financing, an amount equal to 80% of the price paid per share paid by the investors in the Next Equity Financing ; (b) if the Note is converted in the event of a Corporate Transaction, a price per share derived by dividing a "pre- money" valuation of $8,000,000 by the number of shares outstanding prior to such conversion, on a fully diluted basis; or (c) if the Note is converted as part of a Maturity Conversion, a price per unit derived by dividing a "pre-money" valuation of $8,000,000 by the total number of units/shares (restricted and non-restricted) outstanding prior to such conversion, on a fully diluted basis.

F-20

- If the Next Equity Financing or a Corporate Transaction has not occurred on or before the Maturity Date, and the Note has not been repaid in full, the outstanding balance will, at the Holder's election, be (a) due and payable in full or (b) converted into Conversion Security.

- The Note assumptions for the Next Financing or Corporate Transaction (i.e. IPO) and cash requirements if no IPO are

-

	08/14/14	09/30/14	12/31/14	03/31/15

Next Equity Financing
Minimum expected to raise	1,000,000	1,000,000	1,000,000	686,320
Maximum expected to raise	5,000,000	5,000,000	5,000,000	686,320
Target date of raise	12/31/14	12/31/14	12/31/14	03/31/15

Corporate Transaction/IPO
Probability of IPO	50%	60%	70%	80%
Compensation Shares issued at IPO	10%	10%	10%	10%
Target date of IPO	03/31/15	03/31/15	03/31/15	06/30/15

Cash if No IPO
Cash needed if no IPO	2,000,000	2,000,000	2,000,000	2,000,000

As of December 31, 2014, the estimated fair value of derivative liabilities on convertible notes was $215,748.

The following table summarizes the change of fair value of the derivative debt liabilities.

Balance at January 1, 2014	$-
To record derivative liabilities as debt discount	(248,952)
Change in fair value of derivative liabilities	33,204
Settlement of derivative liability due to conversion of related notes	(-)
Balance at December 31, 2014	$(215,748)

Note 9 – Stockholders’ Equity (Deficit)

Shares Authorized

Upon formation the total number of shares of all classes of stock which the Company is authorized to issue is Fifteen Million (15,000,000) shares of which Three Million (3,000,000) shares shall be Preferred Stock, no par value, and Twelve Million (12,000,000) shares shall be Common Stock, no par value.

Preferred Stock

In July 2014, VNUE Washington issued 133,334 shares of preferred stock for the acquisition of certain assets from Lively, LLC. The preferred shares were valued at $1.53 per share or $204,000. This was based on the price of the January 2015 private placement, as the preferred shares are convertible to common shares on a 1 to 1 basis and there were no significant changes in the business between the date of assets acquisition and the date of private placement.

F-21

Common Stock

Upon formation, 7,808,001 shares of VNUE Washington common stock were issued in exchange for the membership units of VNUE, LLC.

Transfer of Vnue LLC Membership as Common Stock

During the year ended December 31, 2014, a stockholder of the Company contributed $100,000 for the acquisition of a 2% membership interest of VNUE, LLC, which was converted to 190,000 shares of common stock upon formation of VNUE Washington in August 2014. The contribution has been recorded as common stock.

Note 10 – Deferred Tax Assets and Income Tax Provision

Deferred Tax Assets

At December 31, 2014, the Company had net operating loss (“NOL”) carry–forward for Federal income tax purposes of $40,658, net of 50% meals and entertainment exclusion, change in fair value of derivative liability and derivative expense that may be offset against future taxable income through 2034. A tax benefit has not been reported with respect to these net operating loss carry-forwards as the Company believes that the realization of the Company’s net deferred tax asset of approximately $13,824 is not considered more likely than not and accordingly, the deferred tax asset has been offset by a full valuation allowance.

Deferred tax assets consist primarily of the tax effect of NOL carry-forwards. The Company has provided a full valuation allowance on the deferred tax assets because of the uncertainty regarding its realizeability.  The valuation allowance increased approximately $13,824 for the year ended December 31, 2014.

Components of deferred tax assets are as follows:

December 31, 2014
Net deferred tax assets – non-current:

Expected income tax benefit from NOL carry-forwards	$13,824

Less valuation allowance	(13,824)

Deferred tax assets, net of valuation allowance	$-

Income Tax Provision in the Statements of Operations

A reconciliation of the federal statutory income tax rate and the effective income tax rate as a percentage of income before income tax provision is as follows:

For the period from October 16, 2014 (inception) through December 31, 2014

Federal statutory income tax rate	34.0%

Change in valuation allowance on net operating loss carry-forwards	(34.0)

Effective income tax rate	0.0%

F-22

Tax years that remain subject to examination by major tax jurisdictions

The Company's corporation income tax return is subject to audit under the statute of limitations by the Internal Revenue Service for a period of three (3) years from the date it is filed. The Company has not filed its corporation income tax return for the period from October 16, 2014 (inception) through December 31, 2014, which remains subject to examination upon filing.

Pro Forma Deferred Tax Assets and Income Tax Provision (Unaudited)

The unaudited pro forma income tax provision, deferred tax assets, and the valuation allowance of deferred tax assets, if any, included in the consolidated financial statements and income tax provision note reflect the income tax provision which would have been recorded as if the LLC had always been a C corporation upon its incorporation.

Deferred Tax Assets

At December 31, 2014, the Company would have had net operating loss (“NOL”) carry–forward for Federal income tax purposes of $243,847, net of 50% meals and entertainment exclusion, change in fair value of derivative liability and derivative expense, that may be offset against future taxable income through 2034 and the Company’s net deferred tax assets and valuation allowance would have been approximately $82,908; and its valuation allowance would have increased approximately $82,908 for the year then ended.

Components of the Company's deferred tax assets would have been as follows:

December 31, 2014
Net deferred tax assets – non-current:

Expected income tax benefit from NOL carry-forwards	$82,908

Less valuation allowance	(82,908)

Deferred tax assets, net of valuation allowance	$-

Income Tax Provision in the Statements of Operations

A reconciliation of the federal statutory income tax rate and the effective income tax rate as a percentage of income before income tax provision would have been as follows:

For the year ended December 31, 2014

Federal statutory income tax rate	34.0%

Change in valuation allowance on net operating loss carry-forwards	(34.0)

Effective income tax rate	0.0%

Note 11 – Subsequent Events

The Company has evaluated all events that occurred after the balance sheet date through the date when the financial statements were issued to determine if they must be reported. The Management of the Company determined that there were certain reportable subsequent event(s) to be disclosed as follows:

Sale of Common Shares for Cash

The Company sold 448,575 common shares at $1.53 per share to seven investors for $686,320 in cash during the period from January 2015 to May 2015.

F-23

Closing of Agreement and Plan of Merger

On May 29, 2015, Vnue, Inc. (formerly Tierra Grande Resources Inc. (the “TGRI”) closed the Agreement and Plan of Merger (the “Merger Agreement”), initially entered into on April 13, 2015 with VNUE Washington and all of the stockholders of VNUE Washington.

Upon closing of the Merger Agreement a total of 507,629,872 shares of TGRI common stock were issued as follows: (i) all shares of Vnue Washington stock of any class or series issued and outstanding immediately prior to the closing of the Merger Agreement were automatically converted into and exchanged for an aggregate of 477,815,488 fully paid and non-assessable shares of TGRI common stock; and (ii) an aggregate of 29,814,384 shares of TGRI common stock were issued to Matheau J. W. Stout, Esq. as payment for services performed prior to and in connection with the Merger. The number of TGRI common shares issued to Vnue Washington's stockholders for the acquisition of all shares of Vnue Washington represented approximately 79.0% of the issued and outstanding common stock immediately after the closing of the Merger Agreement. The board of directors and the members of the management of TGRI resigned and the board of directors and the member of the management of Vnue Washington became the board of directors and the member of the management of the combined entities upon closing of the Merger Agreement.

As a result of the controlling financial interest of the former stockholders of Vnue Washington, for financial statement reporting purposes, the merger between TGRI and Vnue Washington was treated as a reverse acquisition, with Vnue Washington deemed the accounting acquirer and TGRI deemed the accounting acquiree under the acquisition method of accounting in accordance with Section 805-10-55 of the FASB Accounting Standards Codification. The reverse acquisition is deemed a capital transaction in substance whereas the assets and liabilities of Vnue Washington (the accounting acquirer) are carried forward to TGRI (the legal acquirer and the reporting entity) at their carrying value before the combination and the equity structure (the number and type of equity interests issued) of Vnue Washington is being retroactively restated using the exchange ratio established in the Merger Agreement to reflect the number of shares of TGRI issued to effectuate the acquisition.  The number of common shares issued and outstanding and the amount recognized as issued equity interests in the consolidated financial statements is determined by adding the number of common shares deemed issued and the issued equity interests of Vnue Washington immediately prior to the business combination to the unredeemed shares and the fair value of TGRI determined in accordance with the guidance in ASC Section 805-40-55 applicable to business combinations, i.e. the equity structure (the number and type of equity interests issued) in the consolidated financial statements immediately post the combination reflects the equity structure of TGRI, including the equity interests the legal parent issued to effect the combination.

Acquisition-Related Costs

Pursuant to FASB ASC Paragraph 805-10-25-23 acquisition-related costs are costs the acquirer incurs to effect a business combination. Those costs include finder’s fees; advisory, legal, accounting, valuation, and other professional or consulting fees; general administrative costs, including the costs of maintaining an internal acquisitions department; and costs of registering and issuing debt and equity securities. The acquirer shall account for acquisition related costs as expenses in the periods in which the costs are incurred and the services are received, with one exception. The costs to issue debt or equity securities shall be recognized in accordance with other applicable GAAP.

F-24

Vnue, Inc.

September 30, 2015 and 2014

F-1

VNUE Inc.

Consolidated Balance Sheets

	September 30, 2015	December 31, 2014
	(Unaudited)

Assets
Current Assets
Cash	$35,009	$46
Prepaid expenses	103,028	-

Total current assets	138,037	46

Intangible Assets
Intangible assets	354,000	354,000
Accumulated amortization	(23,600)	(5,900)

Intangible assets , net	330,400	348,100

Total assets	$468,437	$348,146

Liabilities and Stockholders' Equity (Deficit)
Current Liabilities
Accounts payable	$175,673	$105,943
Accrued expense	30,303	-
Note payable	50,000	-

Total current liabilities	255,976	105,943

Long-Term Liabilities
Advances from stockholders	71,753	86,736
Convertible notes payable, net	22,889	21,643
Derivative liabilities	103,002	215,748

Total long-term liabilities	197,644	324,127

Total liabilities	453,620	430,070

Commitment and contingencies

Stockholders' Equity (Deficit)
Preferred stock par value $0.0001: 20,000,000 shares authorized; 0 and 7,425,370 shares issued and outstanding, respectively	-	743
Common stock par value $0.0001: 750,000,000 shares authorized; 628,860,630 and 445,408,977 shares issued and outstanding, respectively	62,886	44,541
Additional paid-in capital	1,763,436	(75,827)

Accumulated deficit	(1,811,505)	(51,381)

Total Stockholders' Equity (Deficit)	14,817	(81,924)

Total Liabilities and Stockholders' Equity (Deficit)	$468,437	$348,146

See accompanying notes to the consolidated financial statements.

F-2

VNUE Inc.

Consolidated Statements of Operations

	For the Nine Months	For the Three Months	For the Nine Months	For the Three Months
	Ended	Ended	Ended	Ended
	September 30, 2015	September 30, 2015	September 30, 2014	September 30, 2014
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Revenue	$483	$247	$120	$120

Cost of revenue	265,880	87,490	55,950	36,720

Gross margin	(265,397)	(87,243)	(55,830)	(36,600)

Operating expenses
Acquisition-related costs	819,105	-	-	-
Salary and compensation	155,126	155,126	-	-
Professional fees	244,742	106,762	71,017	58,423
General and administrative	181,878	139,664	24,930	155

Total operating expenses	1,400,851	401,552	95,947	58,578

Loss from Operations	(1,666,248)	(488,795)	(151,777)	(95,178)

Other (income) expenses
Change in fair value of derivative liability	(112,746)	6,551	(13,314)	(13,314)
Financing cost	50,000	-	-	-
Debt discount	42,246	1,250	160,847	160,847
Interest expense	18,217	16,031	-	-
Settlement of claims	96,159	96,159	-	-

Other (income) expenses, net	93,876	119,991	147,533	147,533

Loss before income tax provision	(1,760,124)	(608,786)	(299,310)	(242,711)

Income tax provision	-	-	-	-

Net loss	$(1,760,124)	$(608,786)	$(299,310)	$(242,711)

Earnings per share
- Basic and Diluted	$(0.00)	$(0.00)	$(0.00)	$(0.00)

Weighted average common shares outstanding
- Basic and Diluted	534,654,168	636,076,883	445,408,977	445,408,977

See accompanying notes to the consolidated financial statements.

F-3

VNUE Inc.

Consolidated Statement of Changes in Members' Capital and Stockholders' Equity (Deficit)

For the nine months ended September 30, 2015

(Unaudited)

	Preferred Stock par value $0.0001		Common Stock par value $0.0001
	Number of Shares	Amount	Number of Shares	Amount	Members' Capital	Additional Paid-in Capital	Accumulated Deficit	Total Members' and Stockholders' Equity (Deficit)

Balance, December 31, 2013	-	$-	-	$-	$-	$-	$-	$-

Members' contributions					100,000			100,000

Founders' shares issued			434,827,877	43,483		(43,483)	-	-

Shares issued for membership transfer			10,581,100	1,058	(100,000)	98,942		-

Issuance of preferred shares for the acquisition of intangible assets on July 23, 2014	7,425,370	743				203,257		204,000

Net loss for the period from January 1, 2014 through December 2, 2014							(334,543)	(334,543)

Reclassification of accumulated deficit as of December 2, 2014 to additional paid-in capital						(334,543)	334,543	-

Net loss for the period from December 3, 2014 through December 31, 2014							(51,381)	(51,381)

Balance, December 31, 2014	7,425,370	743	445,408,977	44,541	-	(75,827)	(51,381)	(81,924)

Common shares issued for cash during quarter ended March 31, 2015			4,003,832	400		109,600		110,000

Common shares issued for cash during the period from April 1, 2015 thru May 28, 2015			20,977,309	2,098		574,222		576,320

Common shares issued for conversion of preferred shares on May 29, 2015	(7,425,370)	(743)	7,425,370	743				-

Reverse acquisition adjustment on May 29, 2015			126,866,348	12,687		(12,523)		164

Shares issued for acquisition-related costs on May 29, 2015			29,814,384	2,981		816,124		819,105

Issuance of fully vested, nonforfeitable common shares for future services on June 29, 2015			5,000,000	500		136,870		137,370

Common shares issued per settlement agreement reached on July 23, 2015			3,500,000	350		95,809		96,159

Common shares issued for service performed on July 27, 2015			2,500,000	250		68,435		68,685

Return of common shares in exchange for advances on August 26, 2015			(21,885,591)	(2,189)		(49,848)		(52,037)

Common shares for consulting services earned for the month of August 2015			791,667	79		21,671		21,750

Common shares issued to employees upon signing of employment agreement on September 9, 2015			1,000,000	100		27,374		27,474

Common shares issued for cash on September 29, 2015			2,666,667	267		39,733		40,000

Common shares for consulting services earned for the month of September 2015			791,667	79		11,796		11,875

Net loss							(1,760,124)	(1,760,124)

Balance, September 30, 2015	-	$-	628,860,630	$62,886	$-	$1,763,436	$(1,811,505)	$14,817

See accompanying notes to the consolidated financial statements.

F-4

VNUE Inc.

Consolidated Statements of Cash Flows

	For the Nine Months	For the Nine Months
	Ended	Ended
	September 30, 2015	September 30, 2014
	(Unaudited)	(Unaudited)

Cash Flows from Operating Activities

Net loss	$(1,760,124)	$(299,310)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization	17,700	-
Change in fair value of derivative liabilities	(112,746)	(13,314)
Note issued for financing cost	50,000	-
Debt discount	42,246	160,847
Shares issued for acquisition-related costs	819,105	-
Common shares issued for employee services	27,474	-
Common shares issued for third party services	198,469	-
Changes in operating assets and liabilities:
Prepaid expense	34,342	-
Accounts payable	69,894	58,437
Accrued expense	30,303	-

Net Cash Used in Operating Activities	(583,337)	(93,340)

Cash Flows from Investing Activities
Advances to related party	(52,037)	-
Acquisition of intangible assets	-	(35,000)

Net cash used in Investing Activities	(52,037)	(35,000)

Cash Flows from Financing Activities
Advances from (repayment to) stockholder	(14,983)	42,340
Proceeds from (repayment of) convertible notes payable	(41,000)	86,000
Proceeds from issuance of common shares	726,320	-

Net Cash Provided by Financing Activities	670,337	128,340

Net Change in Cash	34,963	-

Cash - beginning of the reporting period	46	-

Cash - end of the reporting period	$35,009	$-

Supplemental disclosure of cash flow information:

Interest paid	$-	$-

Income tax paid	$-	$-

Non-cash Financing and Investing Activities

Fully vested, nonforfeitable shares issued to 3rd party for future services	$137,370	$-

Return of common shares for the forgiveness of advances from related party	$52,037	$-

See accompanying notes to the consolidated financial statements.

F-5

Vnue, Inc.

September 30, 2015 and 2014

Notes to Consolidated Financial Statements

(Unaudited)

Note 1 - Organization and Operations

Vnue, Inc. (formerly Tierra Grande Resources, Inc.)

Vnue, Inc. (formerly Tierra Grande Resources, Inc.) ("VNUE", "TGRI", or the "Company") was incorporated under the laws of the State of Nevada on April 4, 2006. TGRI engaged in the acquisition and exploration of mineral properties and was inactive prior to the acquisition of Vnue, Inc. (a company incorporated under the laws of the State of Washington).

Vnue Washington and Consolidated Entities

Vnue, LLC

Vnue LLC ("Vnue LLC" or “Predecessor”) is a limited liability company organized under the laws of the State of Delaware on August 1, 2013 which began operations in January 2014. On December 3, 2014, Vnue LLC filed a certificate of merger and merged into VNUE Washington with VNUE Washington as the surviving corporation. VNUE LLC offers a technology driven solution for Artist, Venues and Festivals to automate the capturing, publishing and monetization of the content.

Vnue, Inc.

VNUE, Inc. ("VNUE Washington") was incorporated on October 16, 2014 under the laws of the State of Washington for the sole purpose of acquiring all of the membership interests of the Predecessor.

On December 3, 2014, the Company issued an aggregate of 7,800,001 shares of the newly formed corporation’s common stock to the members of the Predecessor for all of their membership interests in the Predecessor. No value was given to the common stock issued by the newly formed corporation. The acquisition process utilizes the capital structure of VNUE Washington and the assets and liabilities of the Predecessor, which are recorded at historical cost.

The Company applied paragraph 505-10-S99-3 of the FASB Accounting Standards Codification (formerly Topic 4B of the Staff Accounting Bulletins (“SAB”) (“SAB Topic 4B”) issued by the United States Securities and Exchange Commission (the “SEC”), by reclassifying the Predecessor’s accumulated deficit of $334,543 at December 3, 2014 to additional paid-in capital.

The accompanying financial statements have been prepared as if the Company had its corporate capital structure as of the date of the incorporation of the Predecessor.

Vnue Technology Inc.

Vnue Technology Inc. ("Vnue Tech") was incorporated under the laws of the State of Washington on October 16, 2014, with VNUE Washington owning 90% of the shares and 10% owned by one of VNUE Washington's directors. Vnue Tech is currently inactive.

Vnue Media Inc.

Vnue Media Inc. ("Vnue Media") was incorporated under the laws of the State of Washington on October 16, 2014, with VNUE Washington owning 89% of the shares and 11% owned by one of VNUE Washington's directors. Vnue Media is currently inactive.

Acquisition of Vnue Washington Treated as a Reverse Acquisition

On May 29, 2015, Vnue, Inc. (formerly Tierra Grande Resources Inc.) (“TGRI”) closed the Agreement and Plan of Merger (the “Merger Agreement”), initially entered into on April 13, 2015 with Vnue Washington and all of the stockholders of Vnue Washington.

Upon closing of the Merger Agreement a total of 507,629,872 shares of TGRI common stock were issued as follows: (i) all shares of Vnue Washington stock of any class or series issued and outstanding immediately prior to the closing of the Merger Agreement were automatically converted into and exchanged for an aggregate of 477,815,488 fully paid and non-assessable shares of TGRI common stock; and (ii) an aggregate of 29,814,384 shares of TGRI common stock were issued to Matheau J. W. Stout, Esq. as payment for services performed prior to and in connection with the Merger. The number of TGRI common shares issued to Vnue Washington's stockholders for the acquisition of all shares of Vnue Washington represented approximately 79.0% of the issued and outstanding common stock immediately after the closing of the Merger Agreement. The board of directors and the members of the management of TGRI resigned and the board of directors and the member of the management of Vnue Washington became the board of directors and the member of the management of the combined entities upon closing of the Merger Agreement.

F-6

As a result of the controlling financial interest of the former stockholders of Vnue Washington, for financial statement reporting purposes, the merger between TGRI and Vnue Washington was treated as a reverse acquisition, with Vnue Washington deemed the accounting acquirer and TGRI deemed the accounting acquiree under the acquisition method of accounting in accordance with Section 805-10-55 of the FASB Accounting Standards Codification. The reverse acquisition is deemed a capital transaction in substance whereas the assets and liabilities of Vnue Washington (the accounting acquirer) are carried forward to TGRI (the legal acquirer and the reporting entity) at their carrying value before the combination and the equity structure (the number and type of equity interests issued) of Vnue Washington is being retroactively restated using the exchange ratio established in the Merger Agreement to reflect the number of shares of TGRI issued to effectuate the acquisition.   The number of common shares issued and outstanding and the amount recognized as issued equity interests in the consolidated financial statements is determined by adding the number of common shares deemed issued and the issued equity interests of Vnue Washington immediately prior to the business combination to the unredeemed shares and the fair value of TGRI determined in accordance with the guidance in ASC Section 805-40-55 applicable to business combinations, i.e. the equity structure (the number and type of equity interests issued) in the consolidated financial statements immediately post the combination reflects the equity structure of TGRI, including the equity interests the legal parent issued to effect the combination .

Note 2 - Significant and Critical Accounting Policies and Practices

The Management of the Company is responsible for the selection and use of appropriate accounting policies and the appropriateness of accounting policies and their application. Critical accounting policies and practices are those that are both most important to the portrayal of the Company’s financial condition and results and require management’s most difficult, subjective, or complex judgments, often as a result of the need to make estimates about the effects of matters that are inherently uncertain. The Company’s significant and critical accounting policies and practices are disclosed below as required by generally accepted accounting principles.

Basis of Presentation – Unaudited Interim Financial Information

The unaudited interim financial statements and related notes have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial information, and with the rules and regulations of the United States Securities and Exchange Commission (“SEC”) to Form 10-Q and Article 8 of Regulation S-X.  Accordingly, they do not include all of the information and footnotes required by U.S. GAAP for complete financial statements.  The unaudited interim financial statements furnished reflect all adjustments (consisting of normal recurring accruals) which are, in the opinion of management, necessary to a fair statement of the results for the interim periods presented.  Interim results are not necessarily indicative of the results for the full fiscal year.  These financial statements should be read in conjunction with the financial statements of Vnue Washington for the year ended December 31, 2014 and notes thereto contained in Vnue Inc.’s Current Report amendment No. 1 to Form 8-K as filed with the SEC.

Use of Estimates and Assumptions and Critical Accounting Estimates and Assumptions

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Critical accounting estimates are estimates for which (a) the nature of the estimate is material due to the levels of subjectivity and judgment necessary to account for highly uncertain matters or the susceptibility of such matters to change and (b) the impact of the estimate on financial condition or operating performance is material. The Company’s critical accounting estimates and assumptions affecting the financial statements were:

(i)	Assumption as a going concern : Management assumes that the Company will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business ;
(ii)	Fair value of long-lived assets: Fair value is generally determined using the asset’s expected future discounted cash flows or market value, if readily determinable. If long-lived assets are determined to be recoverable, but the newly determined remaining estimated useful lives are shorter than originally estimated, the net book values of the long-lived assets are depreciated over the newly determined remaining estimated useful lives. The Company considers the following to be some examples of important indicators that may trigger an impairment review: (i) significant under-performance or losses of assets relative to expected historical or projected future operating results; (ii) significant changes in the manner or use of assets or in the Company’s overall strategy with respect to the manner or use of the acquired assets or changes in the Company’s overall business strategy; (iii) significant negative industry or economic trends; (iv) increased competitive pressures; (v) a significant decline in the Company’s stock price for a sustained period of time; and (vi) regulatory changes. The Company evaluates acquired assets for potential impairment indicators at least annually and more frequently upon the occurrence of such events .
(iii)	Valuation allowance for deferred tax assets : Management assumes that the realization of the Company’s net deferred tax assets resulting from its net operating loss (“NOL”) carry–forwards for Federal income tax purposes that may be offset against future taxable income was considered more likely than not and accordingly, the potential tax benefits of the net loss carry-forwards are recorded as a deferred tax benefit. Management made this assumption based on its ability to raise additional funds to support its daily operations by way of a public or private offering, among other factors.
(iv)	Estimates and assumptions used in valuation of derivative liabilities and equity instruments: Management estimates expected term of share options and similar instruments, expected volatility of the Company’s common shares and the method used to estimate it, expected annual rate of quarterly dividends, and risk free rate(s) to value derivative liabilities, share options and similar instruments.

F-7

These significant accounting estimates or assumptions bear the risk of change due to the fact that there are uncertainties attached to these estimates or assumptions, and certain estimates or assumptions are difficult to measure or value.

Management bases its estimates on historical experience and on various assumptions that are believed to be reasonable in relation to the financial statements taken as a whole under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.

Management regularly evaluates the key factors and assumptions used to develop the estimates utilizing currently available information, changes in facts and circumstances, historical experience and reasonable assumptions. After such evaluations, if deemed appropriate, those estimates are adjusted accordingly.

Actual results could differ from those estimates.

Reverse Acquisition

Identification of the Accounting Acquirer

The Company considers factors in ASC paragraphs 805-10-55-10 through 55-15 in identifying accounting acquirer. The Company uses the existence of a controlling financial interest to identify the acquirer—the entity that obtains control of the acquiree. Other pertinent facts and circumstances also shall be considered in identifying the acquirer in a business combination effected by exchanging equity interests, including the following: a. The relative voting rights in the combined entity after the business combination. The acquirer usually is the combining entity whose owners as a group retain or receive the largest portion of the voting rights in the combined entity taking into consideration the existence of any unusual or special voting arrangements and options, warrants, or convertible securities. b. The existence of a large minority voting interest in the combined entity if no other owner or organized group of owners has a significant voting interest. The acquirer usually is the combining entity whose single owner or organized group of owners holds the largest minority voting interest in the combined entity. c. The composition of the governing body of the combined entity. The acquirer usually is the combining entity whose owners have the ability to elect or appoint or to remove a majority of the members of the governing body of the combined entity. d. The composition of the senior management of the combined entity. The acquirer usually is the combining entity whose former management dominates the management of the combined entity. e. The terms of the exchange of equity interests. The acquirer usually is the combining entity that pays a premium over the pre-combination fair value of the equity interests of the other combining entity or entities. The acquirer usually is the combining entity whose relative size (measured in, for example, assets, revenues, or earnings) is significantly larger than that of the other combining entity or entities.

Pursuant to ASC Paragraph 805-40-05-2 as one example of a reverse acquisition, a private operating entity may arrange for a public entity to acquire its equity interests in exchange for the equity interests of the public entity. In this situation, the public entity is the legal acquirer because it issued its equity interests, and the private entity is the legal acquiree because its equity interests were acquired. However, application of the guidance in paragraphs 805-10-55-11 through 55-15 results in identifying: a. The public entity as the acquiree for accounting purposes (the accounting acquiree) and b. The private entity as the acquirer for accounting purposes (the accounting acquirer).

Measuring the Consideration Transferred and Non-controlling Interest

Pursuant to ASC Paragraphs 805-40-30-2 and 30-3 in a reverse acquisition, the accounting acquirer usually issues no consideration for the acquiree .. Instead, the accounting acquiree usually issues its equity shares to the owners of the accounting acquirer. Accordingly, the acquisition-date fair value of the consideration transferred by the accounting acquirer for its interest in the accounting acquiree is based on the number of equity interests the legal subsidiary would have had to issue to give the owners of the legal parent the same percentage equity interest in the combined entity that results from the reverse acquisition. The fair value of the number of equity interests calculated in that way can be used as the fair value of consideration transferred in exchange for the acquiree. The assets and liabilities of the legal acquiree are measured and recognized in the consolidated financial statements at their pre-combination carrying amounts (see paragraph 805-40-45-2(a)). Therefore, in a reverse acquisition the non-controlling interest reflects the non-controlling shareholders’ proportionate interest in the pre-combination carrying amounts of the legal acquiree’s net assets even though the non-controlling interests in other acquisitions are measured at their fair values at the acquisition date.

Acquisition-Related Costs

Pursuant to FASB ASC Paragraph 805-10-25-23 acquisition-related costs are costs the acquirer incurs to effect a business combination. Those costs include finder’s fees; advisory, legal, accounting, valuation, and other professional or consulting fees; general administrative costs, including the costs of maintaining an internal acquisitions department; and costs of registering and issuing debt and equity securities. The acquirer shall account for acquisition related costs as expenses in the periods in which the costs are incurred and the services are received, with one exception. The costs to issue debt or equity securities shall be recognized in accordance with other applicable GAAP.

F-8

Presentation of Consolidated Financial Statements Post Reverse Acquisition

Pursuant to ASC Paragraphs 805-40-45-1 and 45-2 consolidated financial statements following a reverse acquisition are issued under the name of the legal parent (accounting acquiree) but described in the notes as a continuation of the financial statements of the legal subsidiary (accounting acquirer), with one adjustment, which is to retroactively adjust the accounting acquirer’s legal capital to reflect the legal capital of the accounting acquiree. That adjustment is required to reflect the capital of the legal parent (the accounting acquiree). Comparative information presented in those consolidated financial statements also is retroactively adjusted to reflect the legal capital of the legal parent (accounting acquiree). The consolidated financial statements reflect all of the following: a. The assets and liabilities of the legal subsidiary (the accounting acquirer) recognized and measured at their pre-combination carrying amounts. b. The assets and liabilities of the legal parent (the accounting acquiree) recognized and measured in accordance with the guidance in Topic 805 "business combinations" . c. The retained earnings and other equity balances of the legal subsidiary (accounting acquirer) before the business combination. d. The amount recognized as issued equity interests in the consolidated financial statements determined by adding the issued equity interest of the legal subsidiary (the accounting acquirer) outstanding immediately before the business combination to the fair value of the legal parent (accounting acquiree) determined in accordance with the guidance in this Topic applicable to business combinations. However, the equity structure (that is, the number and type of equity interests issued) reflects the equity structure of the legal parent (the accounting acquiree), including the equity interests the legal parent issued to effect the combination. Accordingly, the equity structure of the legal subsidiary (the accounting acquirer) is restated using the exchange ratio established in the acquisition agreement to reflect the number of shares of the legal parent (the accounting acquiree) issued in the reverse acquisition. e. The non-controlling interest ’s proportionate share of the legal subsidiary’s (accounting acquirer’s) pre-combination carrying amounts of retained earnings and other equity interests as discussed in paragraphs 805-40-25-2 and 805-40-30-3.

Pursuant to ASC Paragraphs 805-40-45-4 and 45-5 In calculating the weighted-average number of common shares outstanding (the denominator of the earnings-per-share (“EPS”) calculation) during the period in which the reverse acquisition occurs: a. The number of common shares outstanding from the beginning of that period to the acquisition date shall be computed on the basis of the weighted-average number of common shares of the legal acquiree (accounting acquirer) outstanding during the period multiplied by the exchange ratio established in the merger agreement. b. The number of common shares outstanding from the acquisition date to the end of that period shall be the actual number of common shares of the legal acquirer (the accounting acquiree) outstanding during that period. The basic EPS for each comparative period before the acquisition date presented in the consolidated financial statements following a reverse acquisition shall be calculated by dividing (a) by (b): a. The income of the legal acquiree attributable to common shareholders in each of those periods. b. The legal acquiree’s historical weighted-average number of common shares outstanding multiplied by the exchange ratio established in the acquisition agreement.

Principles of Consolidation

The Company applies the guidance of Topic 810 “Consolidation” of the FASB Accounting Standards Codification ("ASC") to determine whether and how to consolidate another entity. Pursuant to ASC Paragraph 810-10-15-10 all majority-owned subsidiaries—all entities in which a parent has a controlling financial interest—shall be consolidated except (1) when control does not rest with the parent, the majority owner; (2) if the parent is a broker-dealer within the scope of Topic 940 and control is likely to be temporary; (3) consolidation by an investment company within the scope of Topic 946 of a non-investment-company investee. Pursuant to ASC Paragraph 810-10-15-8 the usual condition for a controlling financial interest is ownership of a majority voting interest, and, therefore, as a general rule ownership by one reporting entity, directly or indirectly, of more than 50 percent of the outstanding voting shares of another entity is a condition pointing toward consolidation. The power to control may also exist with a lesser percentage of ownership, for example, by contract, lease, agreement with other stockholders, or by court decree. The Company consolidates all less-than-majority-owned subsidiaries, if any, in which the parent’s power to control exists.

The Company consolidates the following subsidiaries and/or entities:

Name of consolidated subsidiary or entity	State or other jurisdiction of incorporation or organization	Date of incorporation or formation (date of acquisition/disposition, if applicable)	Attributable interest

Vnue Inc. (formerly TGRI)	The State of Nevada	April 4, 2006 (May 29, 2015)	100%

Vnue Inc. (Vnue Washington)	The State of Washington	October 16, 2014	100%

Vnue LLC	The State of Washington	August 1, 2013 (December 3, 2014)	100%

Vnue Technology Inc.	The State of Washington	October 16, 2014	90%

Vnue Media Inc.	The State of Washington	October 16, 2014	89%

The consolidated financial statements include the accounts of the subsidiaries/entities as of reporting periods end date and for the reporting periods then ended from their respective dates of incorporation/formation, acquisition or disposition.

All inter-company balances and transactions have been eliminated.

F-9

Fair Value of Financial Instruments

The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments. Paragraph 820-10-35-37 establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs.

Financial assets are considered Level 3 when their fair values are determined using pricing models, discounted cash flow methodologies or similar techniques and at least one significant model assumption or input is unobservable.

The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. If the inputs used to measure the financial assets and liabilities fall within more than one level described above, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.

The carrying amounts of the Company’s financial assets and liabilities, such as cash and accounts payable approximate their fair value because of the short maturity of this instrument.

The Company’s convertible notes payable approximate the fair value of such instruments based upon management’s best estimate of interest rates that would be available to the Company for similar financial arrangements at June 30, 2015 and December 31, 2014.

The Company’s Level 3 financial liabilities consist of the derivative financial instruments for which there is no current market for these securities such that the determination of fair value requires significant judgment or estimation.  The Company valued the automatic conditional conversion, re-pricing/down-round, change of control; default and follow-on offering provisions using a Monte Carlo model, with the assistance of a valuation specialist, for which management understands the methodologies. These models incorporate transaction details such as Company stock price, contractual terms, maturity, risk free rates, as well as assumptions about future financings, volatility, and holder behavior as of the date of issuance and each balance sheet date.

Transactions involving related parties cannot be presumed to be carried out on an arm's-length basis, as the requisite conditions of competitive, free-market dealings may not exist. Representations about transactions with related parties, if made, shall not imply that the related party transactions were consummated on terms equivalent to those that prevail in arm's-length transactions unless such representations can be substantiated.

Fair Value of Financial Assets and Liabilities Measured on a Recurring Basis

Level 3 Financial Liabilities – Derivative Financial Instruments

The Company uses Level 3 of the fair value hierarchy to measure the fair value of the derivative liabilities and revalues its derivative liability at the end of every reporting period and recognizes gains or losses in the Statements of Operations that are attributable to the change in the fair value of the derivative liability.

Carrying Value, Recoverability and Impairment of Long-Lived Assets

The Company has adopted Section 360-10-35 of the FASB Accounting Standards Codification for its long-lived assets. Pursuant to ASC Paragraph 360-10-35-17 an impairment loss shall be recognized only if the carrying amount of a long-lived asset (asset group) is not recoverable and exceeds its fair value. The carrying amount of a long-lived asset (asset group) is not recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset (asset group). That assessment shall be based on the carrying amount of the asset (asset group) at the date it is tested for recoverability. An impairment loss shall be measured as the amount by which the carrying amount of a long-lived asset (asset group) exceeds its fair value. Pursuant to ASC Paragraph 360-10-35-20 if an impairment loss is recognized, the adjusted carrying amount of a long-lived asset shall be its new cost basis. For a depreciable long-lived asset, the new cost basis shall be depreciated (amortized) over the remaining useful life of that asset. Restoration of a previously recognized impairment loss is prohibited.

Pursuant to ASC Paragraph 360-10-35-21 the Company’s long-lived asset (asset group) is tested for recoverability whenever events or changes in circumstances indicate that its carrying amount may not be recoverable. The Company considers the following to be some examples of such events or changes in circumstances that may trigger an impairment review: (a) significant decrease in the market price of a long-lived asset (asset group); (b) A significant adverse change in the extent or manner in which a long-lived asset (asset group) is being used or in its physical condition; (c) A significant adverse change in legal factors or in the business climate that could affect the value of a long-lived asset (asset group), including an adverse action or assessment by a regulator; (d) An accumulation of costs significantly in excess of the amount originally expected for the acquisition or construction of a long-lived asset (asset group); (e) A current-period operating or cash flow loss combined with a history of operating or cash flow losses or a projection or forecast that demonstrates continuing losses associated with the use of a long-lived asset (asset group); and (f) A current expectation that, more likely than not, a long-lived asset (asset group) will be sold or otherwise disposed of significantly before the end of its previously estimated useful life. The Company tests its long-lived assets for potential impairment indicators at least annually and more frequently upon the occurrence of such events.

Pursuant to ASC Paragraphs 360-10-45-4 and 360-10-45-5 an impairment loss recognized for a long-lived asset (asset group) to be held and used shall be included in income from continuing operations before income taxes in the income statement of a business entity. If a subtotal such as income from operations is presented, it shall include the amount of that loss. A gain or loss recognized on the sale of a long-lived asset (disposal group) that is not a component of an entity shall be included in income from continuing operations before income taxes in the income statement of a business entity. If a subtotal such as income from operations is presented, it shall include the amounts of those gains or losses.

F-10

Cash Equivalents

The Company considers all highly liquid investments with maturities of three months or less at the time of purchase to be cash equivalents.

Intangible Assets Other Than Goodwill

The Company has adopted Subtopic 350-30 of the FASB Accounting Standards Codification for intangible assets other than goodwill. Under the requirements, the Company amortizes the acquisition costs of intangible assets other than goodwill on a straight-line basis over or their estimated useful lives, the terms of the exclusive licenses and/or agreements, or the terms of legal lives of the respective assets as follows:

Estimated Useful Life (Years)

Intangible assets	15

Upon becoming fully amortized, the related cost and accumulated amortization are removed from the accounts.

Discount on Debt

The Company allocates the proceeds received from convertible debt instruments between the liability component and equity component, and records the conversion feature as a liability in accordance with subtopic 470-20 of the FASB Accounting Standards Codification (“Subtopic 470-20”). The conversion feature and certain other features that are considered embedded derivative instruments, such as a conversion reset provision, a penalty provision and redemption option, have been recorded at their fair value as its fair value can be separated from the convertible note and its conversion is independent of the underlying note value. The conversion liability is marked to market each reporting period with the resulting gains or losses shown in the Statement of Operations. The Company has also recorded the resulting discount on debt related to the conversion features and amortizes the discount using the effective interest rate method over the life of the debt instruments.

Derivative Liability

The Company evaluates its convertible debt, options, warrants or other contracts, if any, to determine if those contracts or embedded components of those contracts qualify as derivatives to be separately accounted for in accordance with paragraph 815-10-05-4 and Section 815-40-25 of the FASB Accounting Standards Codification. The result of this accounting treatment is that the fair value of the embedded derivative is marked-to-market each balance sheet date and recorded as either an asset or a liability. In the event that the fair value is recorded as a liability, the change in fair value is recorded in the consolidated statement of operations as other income or expense. Upon conversion, exercise or cancellation of a derivative instrument, the instrument is marked to fair value at the date of conversion, exercise or cancellation and then that the related fair value is reclassified to equity.

In circumstances where the embedded conversion option in a convertible instrument is required to be bifurcated and there are also other embedded derivative instruments in the convertible instrument that are required to be bifurcated, the bifurcated derivative instruments are accounted for as a single, compound derivative instrument.

The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is re-assessed at the end of each reporting period. Equity instruments that are initially classified as equity that become subject to reclassification are reclassified to liability at the fair value of the instrument on the reclassification date. Derivative instrument liabilities will be classified in the balance sheet as current or non-current based on whether or not net-cash settlement of the derivative instrument is expected within 12 months of the balance sheet date.

The Company adopted Section 815-40-15 of the FASB Accounting Standards Codification (“Section 815-40-15”) to determine whether an instrument (or an embedded feature) is indexed to the Company’s own stock.  Section 815-40-15 provides that an entity should use a two-step approach to evaluate whether an equity-linked financial instrument (or embedded feature) is indexed to its own stock, including evaluating the instrument’s contingent exercise and settlement provisions.

The Company marks to market the fair value of the remaining embedded derivative conversion features at each balance sheet date and records the change in the fair value of the remaining embedded derivative conversion features as other income or expense in the consolidated statements of operations.

F-11

The Company utilizes the Monte Carlo model that values the liability of the derivative conversion feature based on a probability weighted discounted cash flow model with the assistance of the third party valuation firm. Black-Scholes valuation does not consider all of the terms of the instrument which may not be appropriate in many situations given complex features and terms of conversion option (e.g., combined embedded derivatives). The Monte Carlo model is based on future projections of the various potential outcomes. The features that were analyzed and incorporated into the model included the conversion features. The Monte Carlo model analyzed the underlying economic factors that influenced which of these events would occur, when they were likely to occur, and the specific terms that would be in effect at the time (i.e. stock price, exercise price, volatility, etc.). Projections were then made on the underlying factors which led to potential scenarios. Probabilities were assigned to each scenario based on management projections. This led to a cash flow projection and a probability associated with that cash flow. A discounted weighted average cash flow over the various scenarios was completed to determine the value of the conversion features.

Related Parties

The Company follows subtopic 850-10 of the FASB Accounting Standards Codification for the identification of related parties and disclosure of related party transactions.

Pursuant to Section 850-10-20 the related parties include a. affiliates of the Company (“Affiliate” means, with respect to any specified Person, any other Person that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such Person, as such terms are used in and construed under Rule 405 under the Securities Act); b. entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of Section 825–10–15, to be accounted for by the equity method by the investing entity; c. trusts for the benefit of employees, such as pension and profit-sharing trusts that are managed by or under the trusteeship of management; d. principal owners of the Company; e. management of the Company; f. other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and g. other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

The financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of consolidated or combined financial statements is not required in those statements. The disclosures shall include: a. the nature of the relationship(s) involved; b. a description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; c. the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and d. amounts due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

Commitment and Contingencies

The Company follows subtopic 450-20 of the FASB Accounting Standards Codification to report accounting for contingencies. Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or un-asserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or un-asserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed.

Non-Controlling Interest

The Company follows paragraph 810-10-65-1 of the FASB Accounting Standards Codification to report the non-controlling interest in its majority-owned subsidiaries and controlled entities in the consolidated balance sheets within the equity section, separately from the Company’s stockholders’ equity. Non-controlling interest represents the non-controlling interest holders’ proportionate share of the equity of the Company’s majority-owned subsidiaries and controlled entities. Non-controlling interest is adjusted for the non-controlling interest holders’ proportionate share of the earnings or losses and other comprehensive income (loss) and the non-controlling interest continues to be attributed its share of losses even if that attribution results in a deficit non-controlling interest balance.

Revenue Recognition

The Company follows paragraph 605-10-S99-1 of the FASB Accounting Standards Codification for revenue recognition. The Company recognizes revenue when it is realized or realizable and earned. The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the product has been shipped or the services have been rendered to the customer, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured.

F-12

Stock-Based Compensation for Obtaining Employee Services

The Company accounts for share-based payment transactions issued to employees under the guidance of the Topic 718 Compensation—Stock Compensation of the FASB Accounting Standards Codification (“ASC Topic 718”).

Pursuant to ASC Section 718-10-20 an employee is an individual over whom the grantor of a share-based compensation award exercises or has the right to exercise sufficient control to establish an employer-employee relationship based on common law as illustrated in case law and currently under U.S. Internal Revenue Service (“IRS”) Revenue Ruling 87-41. A non-employee director does not satisfy this definition of employee. Nevertheless, non-employee directors acting in their role as members of a board of directors are treated as employees if those directors were elected by the employer’s shareholders or appointed to a board position that will be filled by shareholder election when the existing term expires. However, that requirement applies only to awards granted to non-employee directors for their services as directors. Awards granted to non-employee directors for other services shall be accounted for as awards to non-employees.

Pursuant to ASC Paragraphs 718-10-30-2 and 718-10-30-3 a share-based payment transaction with employees shall be measured based on the fair value of the equity instruments issued and an entity shall account for the compensation cost from share-based payment transactions with employees in accordance with the fair value-based method, i.e., the cost of services received from employees in exchange for awards of share-based compensation generally shall be measured based on the grant-date fair value of the equity instruments issued or the fair value of the liabilities incurred/settled.

Pursuant to ASC Paragraphs 718-10-30-6 and 718-10-30-9 the measurement objective for equity instruments awarded to employees is to estimate the fair value at the grant date of the equity instruments that the entity is obligated to issue when employees have rendered the requisite service and satisfied any other conditions necessary to earn the right to benefit from the instruments (for example, to exercise share options). That estimate is based on the share price and other pertinent factors, such as expected volatility, at the grant date. As such, the fair value of an equity share option or similar instrument shall be estimated using a valuation technique such as an option pricing model. For this purpose, a similar instrument is one whose fair value differs from its intrinsic value, that is, an instrument that has time value.

If the Company’s common shares are traded in one of the national exchanges the grant-date share price of the Company’s common stock will be used to measure the fair value of the common shares issued, however, if the Company’s common shares are thinly traded the use of share prices established in its most recent private placement memorandum (“PPM”), or weekly or monthly price observations would generally be more appropriate than the use of daily price observations as such shares could be artificially inflated due to a larger spread between the bid and asked quotes and lack of consistent trading in the market.

Pursuant to ASC Paragraph 718-10-55-21 if an observable market price is not available for a share option or similar instrument with the same or similar terms and conditions, an entity shall estimate the fair value of that instrument using a valuation technique or model that meets the requirements in paragraph 718-10-55-11 and takes into account, at a minimum, all of the following factors:

a.	The exercise price of the option.

b.	The expected term of the option, taking into account both the contractual term of the option and the effects of employees’ expected exercise and post-vesting employment termination behavior: The expected life of options and similar instruments represents the period of time the option and/or warrant are expected to be outstanding. Pursuant to paragraph 718-10-S99-1, it may be appropriate to use the simplified method , i.e., expected term = ((vesting term + original contractual term) / 2) , if (i) A company does not have sufficient historical exercise data to provide a reasonable basis upon which to estimate expected term due to the limited period of time its equity shares have been publicly traded; (ii) A company significantly changes the terms of its share option grants or the types of employees that receive share option grants such that its historical exercise data may no longer provide a reasonable basis upon which to estimate expected term; or (iii) A company has or expects to have significant structural changes in its business such that its historical exercise data may no longer provide a reasonable basis upon which to estimate expected term. The Company uses the simplified method to calculate expected term of share options and similar instruments as the company does not have sufficient historical exercise data to provide a reasonable basis upon which to estimate expected term.

c.	The current price of the underlying share.

d.	The expected volatility of the price of the underlying share for the expected term of the option. Pursuant to ASC Paragraph 718-10-55-25 a newly publicly traded entity might base expectations about future volatility on the average volatilities of similar entities for an appropriate period following their going public. A nonpublic entity might base its expected volatility on the average volatilities of otherwise similar public entities. For purposes of identifying otherwise similar entities, an entity would likely consider characteristics such as industry, stage of life cycle, size, and financial leverage. Because of the effects of diversification that are present in an industry sector index, the volatility of an index should not be substituted for the average of volatilities of otherwise similar entities in a fair value measurement. Pursuant to paragraph 718-10-S99-1 if shares of a company are thinly traded the use of weekly or monthly price observations would generally be more appropriate than the use of daily price observations as the volatility calculation using daily observations for such shares could be artificially inflated due to a larger spread between the bid and asked quotes and lack of consistent trading in the market. The Company uses the average historical volatility of the comparable companies over the expected term of the share options or similar instruments as its expected volatility.

F-13

e.	The expected dividends on the underlying share for the expected term of the option. The expected dividend yield is based on the Company’s current dividend yield as the best estimate of projected dividend yield for periods within the expected term of the share options and similar instruments.

f.	The risk-free interest rate(s) for the expected term of the option. Pursuant to ASC 718-10-55-28 a U.S. entity issuing an option on its own shares must use as the risk-free interest rates the implied yields currently available from the U.S. Treasury zero-coupon yield curve over the contractual term of the option if the entity is using a lattice model incorporating the option’s contractual term. If the entity is using a closed-form model, the risk-free interest rate is the implied yield currently available on U.S. Treasury zero-coupon issues with a remaining term equal to the expected term used as the assumption in the model.

Pursuant to ASC Paragraphs 718-10-30-11 and 718-10-30-17 a restriction that stems from the forfeitability of instruments to which employees have not yet earned the right, such as the inability either to exercise a non-vested equity share option or to sell non-vested shares, is not reflected in estimating the fair value of the related instruments at the grant date. Instead, those restrictions are taken into account by recognizing compensation cost only for awards for which employees render the requisite service and a non-vested equity share or non-vested equity share unit awarded to an employee shall be measured at its fair value as if it were vested and issued on the grant date.

Pursuant to ASC Paragraphs 718-10-35-2 and 718-10-35-3 the compensation cost for an award of share-based employee compensation classified as equity shall be recognized over the requisite service period, with a corresponding credit to equity (generally, paid-in capital). The requisite service period is the period during which an employee is required to provide service in exchange for an award, which often is the vesting period. The total amount of compensation cost recognized at the end of the requisite service period for an award of share-based compensation shall be based on the number of instruments for which the requisite service has been rendered (that is, for which the requisite service period has been completed). An entity shall base initial accruals of compensation cost on the estimated number of instruments for which the requisite service is expected to be rendered. That estimate shall be revised if subsequent information indicates that the actual number of instruments is likely to differ from previous estimates. The cumulative effect on current and prior periods of a change in the estimated number of instruments for which the requisite service is expected to be or has been rendered shall be recognized in compensation cost in the period of the change. Previously recognized compensation cost shall not be reversed if an employee share option (or share unit) for which the requisite service has been rendered expires unexercised (or unconverted).

Under the requirement of ASC Paragraph 718-10-35-8 the Company made a policy decision to recognize compensation cost for an award with only service conditions that has a graded vesting schedule on a straight-line basis over the requisite service period for the entire award.

Equity Instruments Issued to Parties Other Than Employees for Acquiring Goods or Services

The Company accounts for equity instruments issued to parties other than employees for acquiring goods or services under the guidance of Sub-topic 505-50 of the FASB Accounting Standards Codification (“Sub-topic 505-50”).

Pursuant to ASC paragraphs 505-50-25-6 and 505-50-25-7, a grantor shall recognize the goods acquired or services received in a share-based payment transaction when it obtains the goods or as services are received. A grantor may need to recognize an asset before it actually receives goods or services if it first exchanges share-based payment for an enforceable right to receive those goods or services. Nevertheless, the goods or services themselves are not recognized before they are received. If fully vested, nonforfeitable equity instruments are issued at the date the grantor and grantee enter into an agreement for goods or services (no specific performance is required by the grantee to retain those equity instruments), then, because of the elimination of any obligation on the part of the counterparty to earn the equity instruments, a measurement date has been reached. A grantor shall recognize the equity instruments when they are issued (in most cases, when the agreement is entered into). Pursuant to ASC paragraph 505-50-45-1, a grantor may conclude that an asset (other than a note or a receivable) has been received in return for fully vested, nonforfeitable equity instruments that are issued at the date the grantor and grantee enter into an agreement for goods or services (and no specific performance is required by the grantee in order to retain those equity instruments). Such an asset shall not be displayed as contra-equity by the grantor of the equity instruments. The transferability (or lack thereof) of the equity instruments shall not affect the balance sheet display of the asset. This guidance is limited to transactions in which equity instruments are transferred to other than employees in exchange for goods or services.

Pursuant to Paragraphs 505-50-25-8 and 505-50-25-9, an entity may grant fully vested, nonforfeitable equity instruments that are exercisable by the grantee only after a specified period of time if the terms of the agreement provide for earlier exercisability if the grantee achieves specified performance conditions. Any measured cost of the transaction shall be recognized in the same period(s) and in the same manner as if the entity had paid cash for the goods or services or used cash rebates as a sales discount instead of paying with, or using, the equity instruments. A recognized asset, expense, or sales discount shall not be reversed if a stock option that the counterparty has the right to exercise expires unexercised.

Pursuant to ASC Paragraphs 505-50-30-2 and 505-50-30-11 share-based payment transactions with non-employees shall be measured at the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable. The issuer shall measure the fair value of the equity instruments in these transactions using the stock price and other measurement assumptions as of the earlier of the following dates, referred to as the measurement date: (a) The date at which a commitment for performance by the counterparty to earn the equity instruments is reached (a performance commitment); or (b) The date at which the counterparty's performance is complete. If the Company’s common shares are traded in one of the national exchanges the grant-date share price of the Company’s common stock will be used to measure the fair value of the common shares issued; however, if the Company’s common shares are thinly traded the use of share prices established in the Company’s most recent private placement memorandum (“PPM”), or weekly or monthly price observations would generally be more appropriate than the use of daily price observations as such shares could be artificially inflated due to a larger spread between the bid and asked quotes and lack of consistent trading in the market.

F-14

Pursuant to ASC Paragraph 718-10-55-21 if an observable market price is not available for a share option or similar instrument ("instrument") with the same or similar terms and conditions, an entity shall estimate the fair value of that instrument using a valuation technique or model that meets the requirements in paragraph 718-10-55-11 and takes into account, at a minimum, all of the following factors:

a.	The exercise price of the instrument.

b.	The expected term of the instrument, taking into account both the contractual term of the instrument and the effects of instrument holder's expected exercise behavior: Pursuant to ASC Paragraph 718-10-50-2(f)(2)(i) the expected term of share options and similar instruments represents the period of time the options and similar instruments are expected to be outstanding taking into consideration of the contractual term of the instruments and holder’s expected exercise behavior into the fair value (or calculated value) of the instruments. The Company uses historical data to estimate holder’s expected exercise behavior. If the Company is a newly formed corporation or shares of the Company are thinly traded the contractual term of the share options and similar instruments is used as the expected term of share options and similar instruments as the Company does not have sufficient historical exercise data to provide a reasonable basis upon which to estimate expected term.

c.	The current price of the underlying share.

d.	The expected volatility of the price of the underlying share for the expected term of the option. Pursuant to ASC Paragraph 718-10-55-25 a newly publicly traded entity might base expectations about future volatility on the average volatilities of similar entities for an appropriate period following their going public. A nonpublic entity might base its expected volatility on the average volatilities of otherwise similar public entities. For purposes of identifying otherwise similar entities, an entity would likely consider characteristics such as industry, stage of life cycle, size, and financial leverage. Because of the effects of diversification that are present in an industry sector index, the volatility of an index should not be substituted for the average of volatilities of otherwise similar entities in a fair value measurement. Pursuant to paragraph 718-10-S99-1 if shares of a company are thinly traded the use of weekly or monthly price observations would generally be more appropriate than the use of daily price observations as the volatility calculation using daily observations for such shares could be artificially inflated due to a larger spread between the bid and asked quotes and lack of consistent trading in the market. The Company uses the average historical volatility of the comparable companies over the expected term of the share options or similar instruments as its expected volatility.

e.	The expected dividends on the underlying share for the expected term of the option. The expected dividend yield is based on the Company’s current dividend yield as the best estimate of projected dividend yield for periods within the expected term of the share options and similar instruments.

f.	The risk-free interest rate(s) for the expected term of the option. Pursuant to ASC 718-10-55-28 a U.S. entity issuing an option on its own shares must use as the risk-free interest rates the implied yields currently available from the U.S. Treasury zero-coupon yield curve over the contractual term of the option if the entity is using a lattice model incorporating the option’s contractual term. If the entity is using a closed-form model, the risk-free interest rate is the implied yield currently available on U.S. Treasury zero-coupon issues with a remaining term equal to the expected term used as the assumption in the model.

Pursuant to ASC paragraph 505-50-S99-1, if the Company receives a right to receive future services in exchange for unvested, forfeitable equity instruments, those equity instruments are treated as unissued for accounting purposes until the future services are received (that is, the instruments are not considered issued until they vest). Consequently, there would be no recognition at the measurement date and no entry should be recorded.

Deferred Tax Assets and Income Tax Provision

The Company accounts for income taxes under Section 740-10-30 of the FASB Accounting Standards Codification. Deferred income tax assets and liabilities are determined based upon differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statements of operations in the period that includes the enactment date.

The Company adopted section 740-10-25 of the FASB Accounting Standards Codification (“Section 740-10-25”). Section 740-10-25 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under Section 740-10-25, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement. Section 740-10-25 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures.

F-15

The estimated future tax effects of temporary differences between the tax basis of assets and liabilities are reported in the accompanying balance sheets, as well as tax credit carry-backs and carry-forwards. The Company periodically reviews the recoverability of deferred tax assets recorded on its balance sheets and provides valuation allowances as management deems necessary.

Management makes judgments as to the interpretation of the tax laws that might be challenged upon an audit and cause changes to previous estimates of tax liability. In addition, the Company operates within multiple taxing jurisdictions and is subject to audit in these jurisdictions. In management’s opinion, adequate provisions for income taxes have been made for all years. If actual taxable income by tax jurisdiction varies from estimates, additional allowances or reversals of reserves may be necessary.

Earnings per Share

Earnings per share ("EPS") is the amount of earnings attributable to each share of common stock. For convenience, the term is used to refer to either earnings or loss per share. EPS is computed pursuant to section 260-10-45 of the FASB Accounting Standards Codification. Pursuant to ASC Paragraphs 260-10-45-10 through 260-10-45-16 Basic EPS shall be computed by dividing income available to common stockholders (the numerator) by the weighted-average number of common shares outstanding (the denominator) during the period. Income available to common stockholders shall be computed by deducting both the dividends declared in the period on preferred stock (whether or not paid) and the dividends accumulated for the period on cumulative preferred stock (whether or not earned) from income from continuing operations (if that amount appears in the income statement) and also from net income. The computation of diluted EPS is similar to the computation of basic EPS except that the denominator is increased to include the number of additional common shares that would have been outstanding if the dilutive potential common shares had been issued during the period to reflect the potential dilution that could occur from common shares issuable through contingent shares issuance arrangement, stock options or warrants.

Pursuant to ASC Paragraphs 260-10-45-45-21 through 260-10-45-45-23 Diluted EPS shall be based on the most advantageous conversion rate or exercise price from the standpoint of the security holder. The dilutive effect of outstanding call options and warrants (and their equivalents) issued by the reporting entity shall be reflected in diluted EPS by application of the treasury stock method unless the provisions of paragraphs 260-10-45-35 through 45-36 and 260-10-55-8 through 55-11 require that another method be applied. Equivalents of options and warrants include non-vested stock granted to employees, stock purchase contracts, and partially paid stock subscriptions (see paragraph 260–10–55–23). Anti-dilutive contracts, such as purchased put options and purchased call options, shall be excluded from diluted EPS. Under the treasury stock method: a. Exercise of options and warrants shall be assumed at the beginning of the period (or at time of issuance, if later) and common shares shall be assumed to be issued. b. The proceeds from exercise shall be assumed to be used to purchase common stock at the average market price during the period. (See paragraphs 260-10-45-29 and 260-10-55-4 through 55-5.) c. The incremental shares (the difference between the number of shares assumed issued and the number of shares assumed purchased) shall be included in the denominator of the diluted EPS computation.

The Company’s contingent shares issuance arrangements are as follows:

	Contingent shares issuance arrangements
	For the Reporting Period Ended September 30, 2015	For the Reporting Period Ended September 30, 2014

Convertible notes payable (*)	4,362,162	-

Convertible preferred stock (**)	-	7,425,370

Total contingent shares issuance arrangement	4,362,162	7,425,370

(*) The Note Conversion Price is determined as follows: (a) if the Note is converted upon the Next Equity Financing, an amount equal to 80% of the price paid per share paid by the investors in the Next Equity Financing; (b) if the Note is converted in the event of a Corporate Transaction, a price per share derived by dividing a "pre-money" valuation of $8,000,000 by the number of shares outstanding immediately prior to the time of such conversion, on a fully diluted basis; or (c) if the Note is converted as part of a Maturity Conversion, a price per unit derived by dividing a "pre-money" valuation of $8,000,000 by the total number of units (restricted and non-restricted) outstanding immediately prior to the time of such conversion, on a fully diluted basis.

(**) One preferred share is convertible to one common share.

There were 4,404,044 and 7,425,370 incremental common shares under the treasury stock method for the reporting period ended June 30, 2015 and 2014, respectively, which were excluded from the diluted earnings per share calculation as they were anti-dilutive.

F-16

Cash Flows Reporting

The Company adopted paragraph 230-10-45-24 of the FASB Accounting Standards Codification for cash flows reporting, classifies cash receipts and payments according to whether they stem from operating, investing, or financing activities and provides definitions of each category, and uses the indirect or reconciliation method (“Indirect method”) as defined by paragraph 230-10-45-25 of the FASB Accounting Standards Codification to report net cash flow from operating activities by adjusting net income to reconcile it to net cash flow from operating activities by removing the effects of (a) all deferrals of past operating cash receipts and payments and all accruals of expected future operating cash receipts and payments and (b) all items that are included in net income that do not affect operating cash receipts and payments.

Subsequent Events

The Company follows the guidance in Section 855-10-50 of the FASB Accounting Standards Codification for the disclosure of subsequent events. The Company will evaluate subsequent events through the date when the financial statements were issued. Pursuant to ASU 2010-09 of the FASB Accounting Standards Codification, the Company as an SEC filer considers its financial statements issued when they are widely distributed to users, such as through filing them on EDGAR.

Recently Issued Accounting Pronouncements

In May 2014, the FASB issued the FASB Accounting Standards Update No. 2014-09 “ Revenue from Contracts with Customers (Topic 606)” (“ASU 2014-09”)

This guidance amends the existing FASB Accounting Standards Codification, creating a new Topic 606,  Revenue from Contracts with Customer. The core principle of the guidance is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services.

To achieve that core principle, an entity should apply the following steps:

1.	Identify the contract(s) with the customer
2.	Identify the performance obligations in the contract
3.	Determine the transaction price
4.	Allocate the transaction price to the performance obligations in the contract
5.	Recognize revenue when (or as) the entity satisfies a performance obligations

The ASU also provides guidance on disclosures that should be provided to enable financial statement users to understand the nature, amount, timing, and uncertainty of revenue recognition and cash flows arising from contracts with customers.  Qualitative and quantitative information is required about the following:

1.	Contracts with customers – including revenue and impairments recognized, disaggregation of revenue, and information about contract balances and performance obligations (including the transaction price allocated to the remaining performance obligations)
2.	Significant judgments and changes in judgments – determining the timing of satisfaction of performance obligations (over time or at a point in time), and determining the transaction price and amounts allocated to performance obligations
3.	Assets recognized from the costs to obtain or fulfill a contract.

ASU 2014-09 is effective for periods beginning after December 15, 2016, including interim reporting periods within that reporting period for all public entities.  Early application is not permitted.

In June 2014, the FASB issued the FASB Accounting Standards Update No. 2014-12 “ Compensation—Stock Compensation (Topic 718) : Accounting for Share-Based Payments When the Terms of an Award Provide That a Performance Target Could Be Achieved after the Requisite Service Period” (“ASU 2014-12”).

The amendments clarify the proper method of accounting for share-based payments when the terms of an award provide that a performance target could be achieved after the requisite service period.  The Update requires that a performance target that affects vesting and that could be achieved after the requisite service period be treated as a performance condition. The performance target should not be reflected in estimating the grant-date fair value of the award. Compensation cost should be recognized in the period in which it becomes probable that the performance target will be achieved and should represent the compensation cost attributable to the period(s) for which the requisite service has already been rendered.

The amendments in this Update are effective for annual periods and interim periods within those annual periods beginning after December 15, 2015. Earlier adoption is permitted.

In August 2014, the FASB issued the FASB Accounting Standards Update No. 2014-15 “Presentation of Financial Statements—Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern (“ASU 2014-15”).

In connection with preparing financial statements for each annual and interim reporting period, an entity’s management should evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the entity’s ability to continue as a going concern within one year after the date that the financial statements are issued (or within one year after the date that the financial statements are available to be issued when applicable). Management’s evaluation should be based on relevant conditions and events that are known and reasonably knowable at the date that the financial statements are issued (or at the date that the financial statements are available to be issued when applicable). Substantial doubt about an entity’s ability to continue as a going concern exists when relevant conditions and events, considered in the aggregate, indicate that it is probable that the entity will be unable to meet its obligations as they become due within one year after the date that the financial statements are issued (or available to be issued). The term probable is used consistently with its use in Topic 450, Contingencies.

F-17

When management identifies conditions or events that raise substantial doubt about an entity’s ability to continue as a going concern, management should consider whether its plans that are intended to mitigate those relevant conditions or events will alleviate the substantial doubt. The mitigating effect of management’s plans should be considered only to the extent that (1) it is probable that the plans will be effectively implemented and, if so, (2) it is probable that the plans will mitigate the conditions or events that raise substantial doubt about the entity’s ability to continue as a going concern.

If conditions or events raise substantial doubt about an entity’s ability to continue as a going concern, but the substantial doubt is alleviated as a result of consideration of management’s plans, the entity should disclose information that enables users of the financial statements to understand all of the following (or refer to similar information disclosed elsewhere in the footnotes):

a.          Principal conditions or events that raised substantial doubt about the entity’s ability to continue as a going concern (before consideration of management’s plans)

b.          Management’s evaluation of the significance of those conditions or events in relation to the entity’s ability to meet its obligations

c.          Management’s plans that alleviated substantial doubt about the entity’s ability to continue as a going concern.

If conditions or events raise substantial doubt about an entity’s ability to continue as a going concern, and substantial doubt is not alleviated after consideration of management’s plans, an entity should include a statement in the footnotes indicating that there is substantial doubt about the entity’s ability to continue as a going concern within one year after the date that the financial statements are issued (or available to be issued). Additionally, the entity should disclose information that enables users of the financial statements to understand all of the following:

a.          Principal conditions or events that raise substantial doubt about the entity’s ability to continue as a going concern

b.          Management’s evaluation of the significance of those conditions or events in relation to the entity’s ability to meet its obligations

c.          Management’s plans that are intended to mitigate the conditions or events that raise substantial doubt about the entity’s ability to continue as a going concern.

The amendments in this Update are effective for the annual period ending after December 15, 2016, and for annual periods and interim periods thereafter. Early application is permitted.

In November 2014, the FASB issued the FASB Accounting Standards Update No. 2014-16 “ Derivatives and Hedging (Topic 815) : Determining Whether the Host Contract in a Hybrid Financial Instrument Issued in the Form of a Share Is More Akin to Debt or to Equity” (“ASU 2014-16”).

The amendments in ASU No. 2014-16 clarify that an entity must take into account all relevant terms and features when reviewing the nature of the host contract. Additionally, the amendments state that no one term or feature would define the host contract’s economic characteristics and risks. Instead, the economic characteristics and risks of the hybrid financial instrument as a whole would determine the nature of the host contract.

The amendments in this Update are effective for public business entities for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2015. Early adoption, including adoption in an interim period, is permitted.

In February 2015, the FASB issued the FASB Accounting Standards Update No. 2015-02 “  Consolidation (Topic 810) -Amendments to the Consolidation Analysis” (“ASU 2015-02”)  to improve certain areas of consolidation guidance for reporting organizations (i.e., public, private, and not-for-profit) that are required to evaluate whether to consolidate certain legal entities such as limited partnerships, limited liability corporations, and securitization structures (e.g., collateralized debt/loan obligations).   All legal entities are subject to reevaluation under the revised consolidation model. Specifically, the amendments:

•	Eliminating the presumption that a general partner should consolidate a limited partnership.
•	Eliminating the indefinite deferral of FASB Statement No. 167, thereby reducing the number of Variable Interest Entity (VIE) consolidation models from four to two (including the limited partnership consolidation model).
•	Clarifying when fees paid to a decision maker should be a factor to include in the consolidation of VIEs. Note: a VIE is a legal entity in which consolidation is not based on a majority of voting rights.
•	Amending the guidance for assessing how related party relationships affect VIE consolidation analysis.
•	Excluding certain money market funds from the consolidation guidance.

The amendments in this Update are effective for public business entities for fiscal years, and for interim periods within those fiscal years, beginning after December 15, 2015. Early adoption is permitted, including adoption in an interim period.

In April 2015, the FASB issued the FASB Accounting Standards Update No. 2015-03 “ Interest—Imputation of Interest (Subtopic 835-30) : Simplifying the Presentation of Debt Issuance Costs” (“ASU 2015-03”).

F-18

To simplify presentation of debt issuance costs, the amendments in this Update require that debt issuance costs related to a recognized debt liability be presented in the balance sheet as a direct deduction from the carrying amount of that debt liability, consistent with debt discounts. The recognition and measurement guidance for debt issuance costs are not affected by the amendments in this Update.

For public business entities, the amendments in this Update are effective for financial statements issued for fiscal years beginning after December 15, 2015, and interim periods within those fiscal years.

In August 2015, the FASB issued the FASB Accounting Standards Update No. 2015-14 “ Revenue from Contracts with Customers (Topic 606) : Deferral of the Effective Date” (“ASU 2015-14”).

The amendments in this Update defer the effective date of Update 2014-09 for all entities by one year. Public business entities, certain not-for-profit entities, and certain employee benefit plans should apply the guidance in Update 2014-09 to annual reporting periods beginning after December 15, 2017, including interim reporting periods within that reporting period. Earlier application is permitted only as of annual reporting periods beginning after December 15, 2016, including interim reporting periods within that reporting period.

Management does not believe that any recently issued, but not yet effective accounting pronouncements, when adopted, will have a material effect on the accompanying financial statements.

Note 3 - Going Concern

The Company has elected to adopt early application of Accounting Standards Update No. 2014-15,  “Presentation of Financial Statements—Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern (“ASU 2014-15”) ..

The consolidated financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.

As reflected in the consolidated financial statements, the Company had an accumulated deficit at September 30, 2015, a net loss and net cash used in operating activities for the reporting period then ended. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

Currently, management is attempting to increase revenues and improve gross margins by a revised sales strategy. The Company is redirecting its sales focus from direct sales to domestic and international channel sales, where the Company is primarily selling through a channel of Distributors, Value Added Resellers, Strategic Partners and Original Equipment Manufacturers. While the Company believes in the viability of its strategy to increase revenues and in its ability to raise additional funds, there can be no assurances to that effect. The ability of the Company to continue as a going concern is dependent upon the Company’s ability to continually increase its customer base and realize increased revenues from recently signed contracts.

The consolidated financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 4 – Intangible Assets

Entry into an Asset Purchase Agreement

On July 23, 2014, the Company entered into an Asset purchase agreement with Lively, LLC (the “Agreement”), whereby the Company acquired certain assets of Lively, LLC for consideration of (i) cash payment of $150,000 and (ii) Preferred shares with a fair market value of $250,000 at the time of the issuance. Assets purchased included: a) software, inventions, customers, customer lists, development, documents and records, designs, claims, intellectual property rights, distribution rights and merchandising rights; b) all copyright, patents, trademarks, trade names, logos or service marks and other intangible property and rights.

Consideration of the Asset Purchase Agreement

The Company issued 133,334 preferred shares of Vnue Washington to Lively LLC to satisfy the consideration (ii) for the acquisition of the intangible assets which were valued at $1.53 per share, the most recent PPM price per common share from the subsequent sale of Vnue Washington's common stock as a Vnue Washington's preferred share is convertible to a common share on a 1 to 1 basis and the business has not changed between July 2014, the date of acquisition of the assets and April 2015, the date of the equity financing. The Company recorded the intangible assets of $354,000 including (i) $150,000 in cash and (ii) $204,000 in Vnue Washington's preferred shares.

F-19

Impairment Testing and Amortization Expense

(i)	Impairment Testing

The Company acquired the intangible assets in July 2014 and is in the process of developing the technology for its commercial operations and the management of the Company determined that there was no impairment of such assets at December 31, 2014.

No events or changes in circumstances have occurred through September 30, 2015 to indicate that its carrying amount may not be recoverable.

(ii)	Amortization Expense

Amortization expense was $17,700 and $0 for the reporting period ended September 30, 2015 and 2014, respectively.

Note 5 – Related Party Transactions

Related parties

Related parties with whom the Company had transactions are:

Related Parties	Relationship	Related Party Transactions	Business Purpose of transactions

Management and significant stockholders

Matthew Carona	President, CEO, significant shareholder, and Director	(i) Advances/Repayments	(i) Working capital

Collin Howard	CFO and Director	(i) Note payable/Repayments	(i) Working capital

Chris Mann	Significant Shareholder	(i) Notes payable/Repayments	(i) Working capital

Lou Mann (*)	Father of Mr. Chris Mann	None	N/A

Entities

Broadcasting Institute of Maryland ("BIM")	An entity controlled by Lou Mann	(i) Advances to BIM	(i) planned collaboration

(*) Mr. Lou Mann resigned as President and Director of the Company on August 26, 2015.

Advances from President, CEO and Significant Stockholder

From time to time, President, CEO and significant stockholder of the Company advances funds to the Company for working capital purpose. Those advances are unsecured, non-interest bearing and due on demand.

Convertible Notes Payable to the Officers and Directors

The Company issued convertible notes to the Officers and Directors of the Company for working capital purpose with 0% interest. The notes are convertible at variable prices and payable on demand at any time after the earlier of (i) 36 months following the note issuance or (ii) the consummation of a corporate transaction if not previously converted.

Advances to BIM and Share Transfer Agreement with Louis Mann

The Company advanced $52,037 in aggregate to BIM ("BIM Advances") for planned collaboration during the reporting period ended June 30, 2015. On August 26, 2015 the Company entered into a share transfer agreement with Louis Mann (“MANN”), then president and CEO of the Company, whereby Mann returned 21,885,591 Common Shares to the Company in exchange for the advances, and Mann resigned from his respective officer and director positions with the Company.

Advisory Agreement - Louis Mann

On August 26, 2015, the Company entered into an Advisory Agreement with MANN. Such Advisory Agreement provides for MANN’s continued and ongoing advisory services to the Company until December 31, 2015 and MANN will be paid Twenty-Five Thousand Dollars ($25,000) for providing such Advisory Services, which is due and payable on or before December 31, 2015. If such Advisor’s Fee is not paid within Four (4) Months following the end of the Term, the Company may elect to issue MANN Twenty-Five Thousand Dollars ($25,000) worth of the Company’s common stock as payment in full for services rendered under this Agreement. If stock is issued to MANN in lieu of cash, the value of such stock shall be determined by using the closing price published by OTCMarkets.com on December 31, 2015.

F-20

Note 6 –Note Payable

On June 15, 2015, as a condition for the execution of the Equity Purchase Agreement by Tarpon, the Company issued a Promissory Note to Tarpon in the principal amount of $50,000 with an interest rate at 10% per annum and a maturity date of December 31, 2015. The note was recorded as financing cost upon issuance.

The note is currently past due.

Note 7 – Convertible Notes Payable

Convertible notes payable consisted of the following:

	September 30, 2015	December 31, 2014

On August 14, 2014 and August 20, 2014 the Company issued three convertible notes to three note holders in the principal amount of $5,000, $10,000 and $10,000 with interest at 10% per annum. Note Conversion Price is determined as follows: (a) if the Note is converted upon the Next Equity Financing, an amount equal to 80% of the price paid per share paid by the investors in the Next Equity Financing; (b) if the Note is converted in the event of a Corporate Transaction, a price per share derived by dividing a "pre-money" valuation of $8,000,000 by the number of shares outstanding immediately prior to the time of such conversion, on a fully diluted basis; or (c) if the Note is converted as part of a Maturity Conversion, a price per unit derived by dividing a "pre-money" valuation of $8,000,000 by the total number of units (restricted and non-restricted) outstanding immediately prior to the time of such conversion, on a fully diluted basis. The note is due and payable on demand at any time after the earlier of (i) 36 months following the note issuance or (ii) the consummation of a corporate transaction if not previously converted.	$25,000	$25,000

On August 31, 2014, the Company issued a convertible note to the CFO bearing 0% interest in the amount of $15,000. The Note Conversion Price is determined as follows: (a) if the Note is converted upon the Next Equity Financing, an amount equal to 80% of the price paid per share paid by the investors in the Next Equity Financing; (b) if the Note is converted in the event of a Corporate Transaction, a price per share derived by dividing a "pre-money" valuation of $8,000,000 by the number of shares outstanding immediately prior to the time of such conversion, on a fully diluted basis; or (c) if the Note is converted as part of a Maturity Conversion, a price per unit derived by dividing a "pre-money" valuation of $8,000,000 by the total number of units (restricted and non-restricted) outstanding immediately prior to the time of such conversion, on a fully diluted basis. The note is due and payable on demand at any time after the earlier of (i) 36 months following the note issuance or (ii) the consummation of a corporate transaction if not previously converted. The Company repaid $13,500 of the note during the nine months ended September 30, 2015.	1,500	15,000

Two convertible notes with a director bearing 0% interest were issued on August 31, 2014 in the amounts of $35,000 and $21,000, respectively. Note Conversion Price is determined as follows: (a) if the Note is converted upon the Next Equity Financing, an amount equal to 80% of the price paid per share paid by the investors in the Next Equity Financing; (b) if the Note is converted in the event of a Corporate Transaction, a price per share derived by dividing a "pre-money" valuation of $8,000,000 by the number of shares outstanding immediately prior to the time of such conversion, on a fully diluted basis; or (c) if the Note is converted as part of a Maturity Conversion, a price per unit derived by dividing a "pre-money" valuation of $8,000,000 by the total number of units (restricted and non-restricted) outstanding immediately prior to the time of such conversion, on a fully diluted basis. The note is due and payable on demand at any time after the earlier of (i) 36 months following the note issuance or (ii) the consummation of a corporate transaction if not previously converted. The Company repaid $27,500 of the note during the nine months ended September 30, 2015.	28,500	56,000

Face amount	55,000	96,000

Discount representing the derivative liability on conversion features	(55,000)	(96,000)

Accumulated amortization of discount of convertible notes payable (*)	22,889	21,643

Remaining discount	(32,111)	(74,357)

Convertible notes payable, net	$22,889	$21,643

(*) The discount is being amortized using the effective interest rate method over the life of the debt instruments.

Note 8 – Derivative Instruments and the Fair Value of Financial Instruments

In August of 2014, the Company entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with certain investors (the “Holders”) for an aggregate of $96,000 in Convertible Promissory Notes (“Securities”). The Company issued 6 convertible debt instruments with variable conversion prices with reset provisions. The notes convert at a percent of future financing and/or pre-money valuations on a full dilution basis therefore the Company has an indeterminate number of shares required to settle the notes in shares and is a derivative instrument as of issuance. In addition, since this note has an indeterminate number of shares to settle the note in shares this qualifies the convertible debt instruments as derivative instrument as of the issuance.

F-21

Under the Agreements, the holders of the Convertible Promissory Notes have the following terms and conditions:

1. If not previously converted, all outstanding principal and accrued interest under a given

Note will be due and payable on demand by the Holder at any time after the earlier of (i) 36 months following issuance of such Note (the "Maturity Date") or (ii) the consummation of a Corporate Transaction (sale of substantially all of the Company's assets or stock; an IPO by the Company; merger of the Company; or a liquidation/dissolution).

2. The Notes accrue interest at a rate of 0% to 10% per annum compounded annually.

3. The Note is convertible as follows: (a) If the Note is converted upon the Next Equity Financing, shares of the same class of stock issued to investors in the Next Equity Financing; (b) if the Note is converted in the event of a Corporate Transaction, shares of common stock of the Company; or (c) if the Note is converted as part of a Maturity Conversion, units of Class A limited liability company membership interest ("Class A Units").

4. The Note Conversion Price is determined as follows: (a) if the Note is converted upon the Next Equity Financing, an amount equal to 80% of the price paid per share paid by the investors in the Next Equity Financing; (b) if the Note is converted in the event of a Corporate Transaction, a price per share derived by dividing a "pre- money" valuation of $8,000,000 by the number of shares outstanding immediately prior to the time of such conversion, on a fully diluted basis; or (c) if the Note is converted as part of a Maturity Conversion, a price per unit derived by dividing a "pre-money" valuation of $8,000,000 by the total number of units (restricted and non-restricted) outstanding immediately prior to the time of such conversion, on a fully diluted basis.

5. If the Next Equity Financing or a Corporate Transaction has not occurred on or before the Maturity Date, and the Note has not been repaid in full, the outstanding balance will, at the Holder's election, be (a) due and payable in full or (b) converted into Conversion Security.

Valuation of Derivative Financial Instruments

(1)	Valuation Methodology

The Company has utilized a third party valuation consultant to assist the Company to fair value the derivative financial instruments. The company uses Monte Carlo models that value the derivative liability within the notes. The technique applied generates a large number of possible (but random) price paths for the underlying (or underlyings) via simulation, and then calculates the associated payment value (cash or stock) of the derivative features. The price of the underlying common stock is modeled such that it follows a geometric Brownian motion with constant drift, and constant volatility. The stock price is determined by a random sampling from a normal distribution. Since the underlying random process is the same, for enough price paths, the value of derivative is derived from path dependent scenarios and outcomes.

The features in the Notes that were analyzed and incorporated into the model included the conversion feature with the adjustable conversion price and redemption provisions (at the option of the Holder). Based on these features, there are two primary events that can occur: the Holder converts the note or the Holder redeems the note.

The model simulates the underlying economic factors that influenced which of these events would occur, when they were likely to occur, and the specific terms that would be in effect at the time (i.e. stock price, conversion price, etc.). Probabilities were assigned to each variable such as redemption likelihood, and timing and pricing of reset events over the remaining term of the note based on management projections. This led to a cash flow simulation over the life of the note. A discounted cash flow for each simulation was completed, and it was compared to the discounted cash flow of the note without the embedded features, thus determining a value for the derivative liability for that simulation. For each valuation, 10,000 simulations were run and the results were averaged to determine the derivative liability as of the date of each valuation.

(2)	Valuation Assumptions

The convertible notes were valued at issuance (potentially convertible if a financing event occurred in the period) and also at the quarterly periods with the following assumptions:

- The public market price of $0.0230 (09/30/15 common stock price downloaded from Nasdaq.com using the ticker symbol TGRI) was utilized in the stock price projection as of 09/30/15. The Common shares outstanding as of 09/30/15 are 648,954,554;

- The stock projections are based on the comparable company annual volatilities for each date. These volatilities were in the 130 – 132% range:

F-22

	1 year		1 year
06/30/15	130%	09/30/15	132%

- The stock price projection was modeled such that it follows a geometric Brownian motion with constant drift and a constant volatility;

- An event of default would not occur during the remaining term of the note;

- Conversion of the notes to stock would occur only at maturity if the Note was in the money and a reset event had occurred - either the Next Financing or Corporate Transaction;

- Redemption would have no derivative value since no penalty or interest rate adjustment exist in these Notes;

- Discount rates were based on risk free rates in effect based on the remaining term and date of each valuation and instrument.

-The Note is convertible as follows: (a) if the Note is converted upon the Next Equity Financing, shares of the same class of stock issued to investors in the Next Equity Financing; (b) if the Note is converted in the event of a Corporate Transaction, shares of common stock; or (c) if the Note is converted as part of a Maturity Conversion.

- The Note Conversion Price is based on the following: (a) if the Note is converted upon the Next Equity Financing, an amount equal to 80% of the price paid per share paid by the investors in the Next Equity Financing; (b) if the Note is converted in the event of a Corporate Transaction, a price per share derived by dividing a "pre- money" valuation of $8,000,000 by the number of shares outstanding prior to such conversion, on a fully diluted basis; or (c) if the Note is converted as part of a Maturity Conversion, a price per unit derived by dividing a "pre-money" valuation of $8,000,000 by the total number of units/shares (restricted and non-restricted) outstanding prior to such conversion, on a fully diluted basis.

- If the Next Equity Financing or a Corporate Transaction has not occurred on or before the Maturity Date, and the Note has not been repaid in full, the outstanding balance will, at the Holder's election, be (a) due and payable in full or (b) converted into Conversion Security.

The conversion price adjustments from the Next Financing and Corporate Transaction (the IPO/Reverse Merger on May 29, 2015) and cash requirements since the IPO are:

As a result of the reverse merger and Corporate Transaction with Tierra Grande Resources Inc. (TGRI stock symbol), 634,345,251 issued and outstanding common shares existed following the Closing of the Merger with VNUE on 5/29/15.

As of May 29, 2015 the conversion price assuming an $8 million pre-money valuation and 634,345,251 shares outstanding was $0.01261. The conversion may reset up through maturity assuming the same $8 million pre-money value and the fully diluted shares outstanding at that time.

The Company has no further projected financings in the form of private placements.

As of September 30, 2015 and December 31, 2014, the estimated fair value of derivative liabilities on convertible notes was $103,002 and $215,748, respectively.

The following table summarizes the change of fair value of the derivative liabilities.

Balance at January 1, 2015	$(215,748)
To record derivative liabilities as debt discount
Change in fair value of derivative liabilities	112,746

Balance at September 30, 2015	$(103,002)

Note 9 – Commitment and Contingencies

Third Party Consulting/Service Agreements

Graphic Design Service Agreement with Flint

On May 1, 2015, the Company entered into a graphic design service agreement with Flint (the "Consultant") for a period of one year starting on May 1, 2015. Under the Agreement, the Company engaged the Consultant as an independent contractor to provide graphic design services. The Company will compensate the Consultant $16,000 per month.

For the interim period ended September 30, 2015 the Company recorded $39,000 in cost of revenue under this Agreement.

F-23

Consulting Agreement with 2 Doors Management

Prior to May 5, 2015, 2 Doors Management provided certain consulting services to the Company on as needed basis without a written agreement.

On May 5, 2015, the Company entered into a consulting agreement with 2 Doors Management (the "Consultant") for a minimum period of 12 months starting on May 5, 2015. Under the Agreement, the Company engaged the Consultant as an independent contractor to develop venue partnerships, artists' onboard strategy, and facilitate recording of live shows on an ongoing basis. The Company will compensate the Consultant $17,500 per month for a 12 month period plus a monthly invoice paid out to the film crew at $1,500 per show.

The agreement was terminated and the Company recorded $15,994 in the cost of revenue for the interim period ended September 30, 2015.

Advisory Agreement - Einzig

On September 10, 2015, the Company entered into an Advisory Agreement with Steve Einzig, the Founder, President and CEO of BookingEntertainment.com.

The Advisory Agreement is effective September 10, 2015 and has a term of One (1) Year, during which Mr. Einzig will work directly with the Directors and Officers of the Company on a strategic level, while leveraging his skills, expertise, experience and abilities in the music and entertainment business.

Under the terms of the Advisory Agreement, VNUE will compensate Mr. Einzig in the amount of Fifty Thousand Dollars ($50,000) worth of the Company’s common stock as payment in full for services rendered during the Term. The number of common stock shares awarded to Mr. Einzig shall be determined by using the closing price published by OTCMarkets.com on the final trading day during the Term of the Agreement.

The Company did not record any consulting fees under this agreement for the interim period ended September 30, 2015.

Promotion Agreement - BookingEntertainment.com

On September 10, 2015, the Company entered into a Promotion Agreement with BookingEntertainment.com for a term of One (1) Year to secure contracts with Thirty (30) live music venues.

Under the terms of the Promotion Agreement, the Company shall pay BookingEntertainment.com Two Thousand Five Hundred Dollars ($2,500) for each One (1) Year contract secured per venue and Five Thousand Dollars ($5,000) for each Two (2) Year contract secured per venue, with payment due to the Promoter within Thirty (30) Days from the date on which each such contract is countersigned.

The Promotion Agreement also compensates BookingEntertainment.com through the issuance of the Company’s common stock under a series of performance benchmarks outlined in Section 2. Under such performance benchmarks, BookingEntertainment.com will earn a total of Three Million (3,000,000) shares of the Company’s common stock for securing contracts with the Thirty (30) live music venues. In addition, if Ten (10) of those venues sign contracts before January 16, 2016, BookingEntertainment.com shall receive a bonus of Three Hundred Thousand (300,000) shares of the Company’s common stock.

BookingEntertainment.com did not achieve any of the performance benchmarks specified in the agreement for the interim period ended September 30, 2015.

Employment Agreements

Christopher Nocera, CIO

On June 24, 2015, the Company entered into an Executive Employment Agreement with Dr. Christopher Nocera, who will serve as the Company’s Chief Information Officer with the following key terms and conditions:

Term

The employment shall commence on the date of signing ("Commencement Date") and continue until the 1st anniversary of the Commencement Date.

Compensation

As compensation for the services to be rendered by the Executive, the Company shall pay the Executive at an annual base salary rate of Ninety-Five Thousand Dollars ($95,000) per year. Beginning on the first anniversary of the date of the initial salary increase and continuing on each anniversary of the increase date, Base Salary shall be increased by an amount no less than five percent (5%) times the Base Salary then in effect, plus any additional amount determined by the Company’s Board of Directors.

F-24

Payment upon Change in Control

In the event that the Company undergoes a Change of Control during the Employment Term or any Renewal Term, the Company will pay the Executive an amount that, after subtracting there from the federal and state income and payroll withholding taxes that would be assessed thereon, would be equal to one (l) times her then current Base Salary, regardless of whether the Executive remains employed by the Company.

Compensation Recorded

The Company recorded $25,507 of salary and compensation under this Agreement for the interim period ended September 30, 2015.

Alex Yuryev, Senior Engineer

On July 23, 2015, the Company entered into an Executive Employment Agreement with Alex Yuryev, who will serve as the Company’s Senior Engineer with the following key terms and conditions:

Term

The employment shall commence on the date of signing ("Commencement Date") and continue until the 1st anniversary of the Commencement Date.

Compensation

As compensation for the services to be rendered by the Executive hereunder, the Company shall pay the Executive at an annual base salary (the “Base Salary”) rate of One Hundred Ten Thousand Dollars ($110,000) per year. Beginning on the first anniversary of the date of the initial salary increase and continuing on each anniversary of the increase date, Base Salary shall be increased by an amount no less than five percent (5%) times the Base Salary then in effect, plus any additional amount determined by the Company’s Board of Directors.

In addition to salary, the Executive shall receive Twenty-Five Thousand (25,000) shares of common stock for each quarter of employment. Upon first anniversary of employment, the Executive shall be eligible to receive an additional Fifty Thousand (50,000) share of restricted common stock at the discretion of the Company's Board of Directors, based on performance.

Payment upon Change in Control

In the event that the Company undergoes a Change of Control during the Employment Term or any Renewal Term, the Company will pay the Executive an amount that, after subtracting there from the federal and state income and payroll withholding taxes that would be assessed thereon, would be equal to one (l) times her then current Base Salary, regardless of whether the Executive remains employed by the Company.

Compensation Recorded

(i) Salary compensation: The Company recorded $20,794 of salary and compensation under this Agreement for the interim period ended September 30, 2015.

(ii) Shares-based compensation: Since the term is finite (one year) and the Employment Agreement specified the rewards will be issued on specific tranches, then it is akin to graded vesting and the measurement date would be the date of grant (i.e. July 23, 2015) for all the instruments. The Company valued the 100,000 aggregate shares of its common stock to be issued on a quarterly basis on the date of grant at its most recent PPM price, or $2,747 and the compensation cost were recognized ratably over the requisite service period.

Peter W. Slavish, Chief Content Officer

On September 8, 2015, the Company entered into an Executive Employment Agreement with Peter W. Slavish, who will serve as the Company’s Chief Content Officer with the following key terms and conditions:

Term

The employment shall commence on the date of signing ("Commencement Date") and continue until the 1st anniversary of the Commencement Date.

Compensation

As compensation for the services to be rendered by the Executive hereunder, the Company shall pay the Executive at an annual base salary (the “Base Salary”) rate of One Hundred Ten Thousand Dollars ($95,000) per year. Beginning on the first anniversary of the date of the initial salary increase and continuing on each anniversary of the increase date, Base Salary shall be increased by an amount no less than five percent (5%) times the Base Salary then in effect, plus any additional amount determined by the Company’s Board of Directors.

The Executive shall be entitled to one million (1,000,000) shares of restricted common stock upon signing of the agreement.

F-25

Payment upon Change in Control

In the event that the Company undergoes a Change of Control during the Employment Term or any Renewal Term, the Company will pay the Executive an amount that, after subtracting there from the federal and state income and payroll withholding taxes that would be assessed thereon, would be equal to one (l) times her then current Base Salary, regardless of whether the Executive remains employed by the Company.

Compensation Recorded

(i) Salary compensation: The Company recorded $5,726 of salary and compensation under this Agreement for the interim period ended September 30, 2015.

(ii) Share-based compensation: The Company valued the 1,000,000 shares of its common stock on the date of grant at its most recent PPM price, or $27,474 and recorded this amount as salary and compensation upon execution of this agreement .

Litigation

Litigation - Hughes Media Law Group, Inc.

On December 11, 2015, Hughes Media Law Group, Inc. ("HLMG") filed a lawsuit against VNUE, Inc. in the Superior Court of King County, Washington, under case number 15-2-30108-0. HMLG claims damages of $130,552.78 for unpaid legal fees HMLG alleges are owed pursuant to an April 4, 2014 agreement with VNUE Washington , for legal work performed by HMLG for VNUE Washington prior to the Merger. The Complaint sets forth no legal basis for a lawsuit against VNUE, Inc. (Nevada) and does not, in fact, sue VNUE Washington , HMLG’s former client. The Company believes that VNUE, Inc. (Nevada) is not the proper party for this lawsuit, and reserves all available defenses and counterclaims. Under Washington Superior Court rules, VNUE, Inc. (Nevada) if service of process takes place outside of Washington, a defendant has Sixty (60) days from the date on which it was served the Complaint, to file a response setting forth its defenses. The Company plans to defend the lawsuit and is consulting with Washington litigation counsel in preparation for filing a response.

Note 10 – Stockholders’ Equity (Deficit)

Shares Authorized

Upon formation the total number of shares of all classes of stock the Company is authorized to issue is twenty Million (20,000,000) shares of Preferred Stock, par value $0.0001 per share and eighty Million (80,000,000) shares of Common Stock, par value $0.0001 per share.

January 31, 2011 Certificate of Amendment

On January 31, 2011 the Company filed Certificate of Amendment to Articles of Incorporation and changed the aggregate of number of common shares of the Company is authorized to issue to three hundred million (300,000,000) shares, par value $0.0001 per share.

April 8, 2013 Certificate of Amendment

On April 8, 2013 the Company filed Certificate of Amendment to Articles of Incorporation and changed the aggregate of number of common shares of the Company is authorized to issue to five hundred million (500,000,000) shares, par value $0.0001 per share.

January 20, 2015 Certificate of Amendment

On January 20, 2015 the Company filed Certificate of Amendment to Articles of Incorporation and changed the aggregate of number of common shares of the Company is authorized to issue to seven hundred and fifty million (750,000,000) shares, par value $0.0001 per share.

Common Stock

During the period from January 1, 2015 to May 28, 2015, the Company deemed to have sold 24,981,141 shares of its common stock (448,575 shares of Vnue Washington's common stock) at $686,320 in aggregate for cash.

Immediately prior to the closing of the Merger Agreement on May 29, 2015, the Company had 126,866,348 common shares issued and outstanding.

Upon consummation of the Merger Agreement on May 29, 2015, the Company issued (i) 477,815,488 fully paid and non-assessable shares of TGRI common stock for the acquisition of all shares of Vnue Washington stock of any class or series issued and outstanding immediately prior to the closing of the Merger Agreement; and (ii) 29,814,384 fully paid and non-assessable shares of TGRI common stock to Matheau J. W. Stout, Esq. as payment for services performed prior to and in connection with the Merger.

The Company valued the 29,814,384 acquisition-cost related shares earned upon consummation of the Merger Agreement at Vnue Washington’s most recent PPM price, or $819,105 and recorded this amount as acquisition-related costs pursuant to FASB ASC Paragraph 805-10-25-23.

F-26

Equity Purchase Agreement with Tarpon Bay Partners, LLC

On June 15, 2015, the Company entered into an Equity Purchase Agreement (the “Equity Purchase Agreement”) with Tarpon Bay Partners, LLC, a Florida limited liability company (“Tarpon”).  Under the terms of the Equity Purchase Agreement, Tarpon will purchase, at the Company's election, up to $5,000,000 of the Company's registered common stock (the “Shares”).

During the term of the Equity Purchase Agreement, the Company may at any time deliver a “put notice” to Tarpon thereby requiring Tarpon to purchase a certain dollar amount of the Shares. Simultaneous with the delivery of such Shares, Tarpon shall deliver payment for the Shares. Subject to certain restrictions, the purchase price for the Shares shall be equal to 90% of the lowest Closing Price during the Valuation Period as such capitalized terms are defined in the Agreement.

The number of Shares sold to Tarpon shall not exceed the number of such shares that, when aggregated with all other shares of common stock of the Company then beneficially owned by Tarpon, would result in Tarpon owning more than 9.99% of all of the Company's common stock then outstanding. Additionally, Tarpon may not execute any short sales of the Company's common stock. Further, the Company has the right, but never the obligation to draw down.

The Equity Purchase Agreement shall terminate (i) on the date on which Tarpon shall have purchased Shares pursuant to the Equity Purchase Agreement for an aggregate Purchase Price of $5,000,000, or (ii) on the date occurring 24 months from the date on which the Equity Purchase Agreement was executed and delivered by the Company and Tarpon.

As a condition for the execution of the Equity Purchase Agreement by Tarpon, the Company issued a Promissory Note to Tarpon in the principal amount of $50,000 with an interest rate of 10% per annum and a maturity date of December 31, 2015.

Registration Rights Agreement with Tarpon Bay Partners, LLC

In addition, on June 15, 2015, the Company and Tarpon entered into a Registration Rights Agreement (the “Registration Agreement”). Under the terms of the Registration Agreement the Company agreed to file a registration statement with the Securities and Exchange Commission with respect to the Shares within 120 days of June 15, 2015. The Company is obligated to keep such registration statement effective until (i) three months after the last closing of a sale of Shares under the Purchase Agreement, (ii) the date when Tarpon may sell all the Shares under Rule 144 without volume limitations, or (iii) the date Tarpon no longer owns any of the Shares.

Equity Instruments Issued to Parties Other Than Employees for Acquiring Goods or Services

Consulting Agreement - Shenandoah Funding, LLC

On June 29, 2015, the Company entered into a Consulting Agreement with Shenandoah Funding, LLC (“Consultant”) with the following key terms and conditions:

Section 1 Consulting Services

Under the Agreement, the Company engaged the Consultant as an independent contractor to provide investor relations advisory services for the Company.

Section 2

The Consultant has been providing services informally for VNUE for several weeks and will continue to provide services to VNUE for a twelve (12) months period beginning on July 1, 2015. The Company will compensate the Consultant for a total issuance of Five Million (5,000,000) shares. For the purpose of SEC Rule 144, the Consultant shall be deemed to have fully earned and paid for such shares on the date of execution of this agreement.

Accounting Treatment of the Equity Instruments Issued

The Company valued the 5,000,000 fully earned, nonforfeitable shares on the date of grant at its most recent PPM price, or $137,370 and recorded this amount as prepaid consulting fees and ratably amortizes the amount over the term of the service.

The Company recognized $42,268 of consulting fee earned under this agreement for the interim period ended September 30, 2015.

Consulting Agreement - PanAmerica Global, LLC

On July 27, 2015, the Company entered into a Consulting Agreement with PanAmerica Global, LLC (“Consultant”) with the following key terms and conditions:

Section 1 Consulting Services

Under the Agreement, the Company engaged the Consultant as an independent contractor to provide investor relations advisory services for the Company.

F-27

Section 2 Consulting Fees

A. The Consultant has been providing services informally for VNUE for several weeks and will continue to provide services to VNUE for a twelve (12) months period beginning on August 1, 2015. Both parties agree to a firm commitment for the First Three Months (August, September, and October 2015) and thereafter, either party can cancel this agreement upon a 30 day notice. B. Upfront Fees. The Company will compensate the Consultant in the amount of Two Million Five Hundred Thousand (2,500,000) shares for service already performed. For the purpose of SEC Rule 144, the Consultant shall be deemed to have fully earned and paid for such shares on the date of execution of this agreement. C. Monthly Fees. The Company will also compensate the Consultant on a monthly basis beginning on August 1, 2015 by the issuance of 791,667 shares on the first day of subsequent month until expiration of the Term,

Accounting Treatment of the Equity Instruments Issued

The Company valued the 2,500,000 upfront shares earned upon grant on the date of signing at its most recent PPM price, or $68,685 and recorded this amount as consulting fees upon execution of this agreement as these shares were issued for service already performed.

The Company valued the 791,667 August 2015 monthly shares earned as of August 31, 2015 at its most recent PPM price, or $21,750 and recorded this amount as consulting fees when earned. The Company valued the 791,667 September 2015 monthly shares earned as of September 30, 2015 at its most recent PPM price, or $11,875 and recorded this amount as consulting fees when earned.

Settlement and Release Agreement - Dean Graziano

On July 23, 2015, the Company reached a Settlement and Release Agreement with Dean Graziano (“GRAZIANO”) after learning that GRAZIANO might assert claims for equity or compensation against the Company or its subsidiary VNUE Washington and that such claims were not contained in the transaction documents surrounding the purchase of the intangible assets of Lively, LLC (“LIVELY”) closed on July 23, 2014. Under the terms of the settlement, GRAZIANO agreed to resolve any and all claims, damages, causes of action, suits and costs, of whatever nature, character or description, whether known or unknown, anticipated or unanticipated, whether or not directly or indirectly related to the purchase of the LIVELY assets, or to any alleged verbal understandings of promises of employment, advisory roles, or equity, which GRAZIANO may now have or may hereafter have or claim to have against VNUE, and its subsidiaries (the “GRAZIANO CLAIMS”) in exchange for Three Million Five Hundred Thousand (3,500,000) Shares (the “SETTLEMENT SHARES”). VNUE and GRAZIANO agree that delivery of the Settlement Shares pursuant to the conditions set forth herein shall satisfy VNUE’s obligation in full regarding any and all GRAZIANO CLAIMS. On July 27, 2015 the Company's board passed the resolution and issued the Settlement Shares to GRAZIANO.

The Company valued the 3,500,000 shares of its common stock earned upon grant on the date of signing at its most recent PPM price, or $96,159 and recorded this amount as other expenses - settlement of claims upon execution of this agreement.

Sale of Common Shares for Cash

On September 24, 2015, the Company sold 2,666,667 shares of its common stock to an investor at $0.015 per share, or $40,000 for cash.

Note 11 – Subsequent Events

The Company has evaluated all events that occurred after the balance sheet date through the date when the financial statements were issued to determine if they must be reported. The Management of the Company determined that there were certain reportable subsequent event(s) to be disclosed as follows:

Artist Agreement

On October 27, 2015, the Company entered into an Artist Agreement with I Break Horses, a Swedish duo based in Stockholm.

The Artist Agreement is effective October 27, 2015 and has a term lasting as long as I Break Horses artist recordings are available via the VNUE Service. Under the terms of the Artist Agreement, the Company shall handle rights clearing and distribution for I Break Horses recordings and receive 30% of the Net Income generated thereby.

License Agreement

On November 2, 2015, the Company entered into a License Agreement with Universal Music Corp. (“Universal”).

The License Agreement is effective September 8, 2015, and has a term of Two (2) Years from the Effective Date. Under the terms of the License Agreement, Universal is granting to VNUE a non-exclusive, non-transferable, non-sublicensable license to create and distribute content using certain Universal compositions, more specified in the Grant of Right’s section of the License Agreement.

The Company will then market and sell this content via the VNUE Service at certain agreed upon price points more specifically described in the Business Model and Price Points Section of the License Agreement, and the Company shall pay Universal royalties for each sale of the content as specified in the Royalty Rates section of the License Agreement.

F-28

In accordance with the Minimum Guarantee provision of the License Agreement, the Company shall pay to Universal a minimum first year fee of Fifty Thousand Dollars ($50,000), which is due within 10 days of execution and a second year minimum fee of Fifty Thousand Dollars ($50,000), which is due upon the commencement of the second year of the Term.

Sale of Common Shares for Cash

During the period from November 5, 2015 to December 3, 2015, the Company sold 11,550,640 shares of its common stock in aggregate to certain investors at the price ranging from $0.012 to $0.028 per share, or $195,000 for cash.

On December 28, 2015, the Company sold 710,227 shares of its common stock to an investor at $0.0352 per share, or $25,000 for cash.

F-29

VNUE, INC.

50,000,000 SHARES
COMMON STOCK

PROSPECTUS

DEALER PROSPECTUS DELIVERY OBLIGATION

Until (180 days after the effective date), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Part II

Information Not Required In the Prospectus

Other Expenses of Issuance and Distribution

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee	$201.40
Transfer Agent Fees	$298.60
Accounting fees and expenses	$5,000.00
Legal fees and expenses	$25,000.00
Edgar filing fees	$500.00
Miscellaneous (printing, etc.)	$2,000.00
Total	$33,000.00

All amounts are estimates other than the Commission's registration fee.

We are paying all expenses of the offering listed above.  No portion of these expenses will be borne by the selling shareholders.  The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Indemnification of Directors and Officers

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the NRS, directors’ immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation that is not the case with our articles of incorporation.  Excepted from that immunity are:

(1)	a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the directors has a material conflict of interest;
(2)	a violation of criminal law (unless the directors had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);
(3)	a transaction from which the directors derived an improper personal profit; and
(4)	willful misconduct.

Our bylaws provide that we will indemnify and advance litigation expenses to our directors, officers, employees and agents to the extent permitted by law, the Articles or our Bylaws, and shall indemnify and advance litigation expenses to our directors, officers, employees and agents to the extent required by law, the Articles or our Bylaws.  Our obligation of indemnification, if any, shall be conditioned on our receiving prompt notice of the claim and the opportunity to settle and defend the claim.  We may, to the extent permitted by law, purchase and maintain insurance on behalf of an individual who is or was a directors, officer, employee or agent of ours.

Our bylaws provide that we will advance all expenses incurred to our directors, officers, employees and agents to the extent permitted by law, our Articles or our Bylaws, and shall indemnify and advance litigation expenses to our directors, officers, employees and agents to the extent required by law, the Articles or our Bylaws.  Our obligations of indemnification, if any, shall be conditioned on our receiving of prompt notice of the claim and the opportunity to settle and defend the claim.  We may, to the extent permitted by law, purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee or agent of ours.

Recent Sales of Unregistered Securities

Upon consummation of the Merger Agreement on May 29, 2015, the Company issued (i) 477,815,488 fully paid and non-assessable shares of TGRI common stock shares for the acquisition of all shares of Vnue Washington stock of any class or series issued and outstanding immediately prior to the closing of the Merger Agreement; and (ii) 29,814,384 fully paid and non-assessable shares of TGRI common stock to Matheau J. W. Stout, Esq. as payment for services performed prior to and in connection with the Merger.

Equity Purchase Agreement with Tarpon Bay Partners, LLC

On February 18, 2016, the Company entered into an Equity Purchase Agreement (the “Equity Purchase Agreement”) with Tarpon Bay Partners, LLC, a Florida limited liability company (“Tarpon”).  Under the terms of the Equity Purchase Agreement, Tarpon will purchase, at the Company's election, up to $10,000,000 of the Company's registered common stock (the “Shares”).

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During the term of the Equity Purchase Agreement, the Company may at any time deliver a “put notice” to Tarpon thereby requiring Tarpon to purchase a certain dollar amount of the Shares. Simultaneous with the delivery of such Shares, Tarpon shall deliver payment for the Shares. Subject to certain restrictions, the purchase price for the Shares shall be equal to 90% of the lowest Closing Price during the Valuation Period as such capitalized terms are defined in the Agreement.

The number of Shares sold to Tarpon shall not exceed the number of such shares that, when aggregated with all other shares of common stock of the Company then beneficially owned by Tarpon, would result in Tarpon owning more than 9.99% of all of the Company's common stock then outstanding. Additionally, Tarpon may not execute any short sales of the Company's common stock. Further, the Company has the right, but never the obligation to draw down.

The Equity Purchase Agreement shall terminate (i) on the date on which Tarpon shall have purchased Shares pursuant to the Equity Purchase Agreement for an aggregate Purchase Price of $10,000,000, or (ii) on the date occurring 24 months from the date on which the Equity Purchase Agreement was executed and delivered by the Company and Tarpon.

As a condition for the execution of the Equity Purchase Agreement by Tarpon, the Company issued a Promissory Note to Tarpon in the principal amount of $25,000 with an interest rate of 10% per annum and a maturity date of August 31, 2016.

Registration Rights Agreement with Tarpon Bay Partners, LLC

In addition, on February 18, 2016, the Company and Tarpon entered into a Registration Rights Agreement (the “Registration Agreement”). Under the terms of the Registration Agreement the Company agreed to file a registration statement with the Securities and Exchange Commission with respect to the Shares within 120 days of February 18, 2016. The Company is obligated to keep such registration statement effective until (i) three months after the last closing of a sale of Shares under the Purchase Agreement, (ii) the date when Tarpon may sell all the Shares under Rule 144 without volume limitations, or (iii) the date Tarpon no longer owns any of the Shares.

Sale of Common Shares for Cash

On September 24, 2015, the Company sold 2,666,667 shares of its common stock to an investor at $0.015 per share, or $40,000 for cash.

During the period from November 5, 2015 to December 3, 2015, the Company sold 11,550,640 shares of its common stock in aggregate to certain investors at the price ranging from $0.012 to $0.028 per share, or $195,000 for cash.

On December 28, 2015, the Company sold 710,227 shares of its common stock to an investor at $0.0352 per share, or $25,000 for cash.

Exhibits

Exhibit
Number		Description

3.1	(1)	Articles of Incorporation
3.2	(2)	By-Laws
5.1		Legal Opinion of Matheau J. W. Stout, Esq., with consent to use
10.1		Equity Purchase Agreement with Tarpon Bay Partners, LLC dated February 18, 2016
10.2		Registration Rights Agreement with Tarpon Bay Partners, LLC dated February 18, 2016
10.3		Promissory Note issued to Tarpon Bay Partners, LLC dated February 18, 2016
23.1		Consent of Li and Company, P.C.
101.1NS		XBRL Instance Document
101.SCH		XBRL Taxonomy Extension Schema Document
101.CAL		XBRL Taxonomy Extension Calculation Linkbase Document
101.LAB		XBRL Taxonomy Extension Label Linkbase Document
101.PRE		XBRL Taxonomy Extension Presentation Linkbase Document
101.DEF		XBRL Taxonomy Extension Definitions Linkbase Document

(1)	Included as an exhibit with our Form SB-2 filed October 13, 2006.

(2)	Included as an exhibit with our Form 8-K filed February 1, 2011.

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The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b) To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; Notwithstanding the forgoing, any increase or decrease in Volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the commission pursuant to Rule 424(b)if, in the aggregate, the changes in the volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(c) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2.	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

4.	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to officers, directors, and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted our director, officer, or other controlling person in connection with the securities registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the final adjudication of such issue.

5.	Each prospectus filed pursuant to Rule 424(b) as part of a Registration statement relating to an offering, other than registration statements relying on Rule 430(B) or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided; however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by referenced into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

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Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Henderson, State of Nevada, on the 22nd day of February, 2016.

VNUE, Inc.
By:	/s/ Matthew Carona
Matthew Carona
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.

SIGNATURE	CAPACITY IN WHICH SIGNED	DATE

/s/ Matthew Carona	President, Chief Executive Officer	February 22, 2016
Matthew Carona	and Director

/s/ Collin Howard	Principal	February 22, 2016
Collin Howard	Accounting Officer, Principal Financial Officer and Director